                                                                     Exhibit 4.1

================================================================================


                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 24, 2003

                                  by and among

                         UNITED AGRI PRODUCTS, INC. and
                        UNITED AGRI PRODUCTS CANADA INC.
                                  as Borrowers

                                       and

                     THE OTHER PERSONS PARTY HERETO THAT ARE
                          DESIGNATED AS CREDIT PARTIES

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                        as Agent, L/C Issuer and a Lender

                                       and

                             GE CANADA FINANCE INC.
                                as Canadian Agent

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   as Lenders

                                       and

                        GECC CAPITAL MARKETS GROUP, INC.
                               as Co-Lead Arranger

                                       and

                               UBS SECURITIES LLC
                               as Co-Lead Arranger


================================================================================

                                TABLE OF CONTENTS
                                -----------------

SECTION 1.  AMOUNTS AND TERMS OF LOANS.........................................2

     1.1    Loans..............................................................2
     1.2    Interest and Applicable Margins....................................8
     1.3    Fees, Costs and Expenses..........................................13
     1.4    Payments..........................................................14
     1.5    Prepayments.......................................................15
     1.6    Maturity..........................................................16
     1.7    Eligible Accounts.................................................16
     1.8    Eligible Inventory................................................19
     1.9    Loan Accounts.....................................................21
     1.10   Yield Protection; Illegality......................................21
     1.11   Taxes.............................................................22
     1.12   Borrower Representative...........................................24
     1.13   Conversion to Dollars.............................................24
     1.14   Judgment Currency; Contractual Currency...........................25
     1.15   Canadian Revolving Loan Refunding.................................26
     1.16   Joint and Several Obligations.....................................27

SECTION 2.  AFFIRMATIVE COVENANTS.............................................27

     2.1    Compliance With Laws and Contractual Obligations..................27
     2.2    Insurance; Damage to or Destruction of Collateral.................28
     2.3    Inspection; Lender Meeting........................................29
     2.4    Organizational Existence..........................................29
     2.5    Environmental Matters.............................................30
     2.6    Landlords' Agreements, Mortgagee Agreements, Bailee Letters and
            Real Estate Purchases.............................................31
     2.7    Conduct of Business...............................................31
     2.8    Maintenance of Accounts...........................................32
     2.9    Canadian Pension and Benefit Plans................................32
     2.10   Supplier Rebates..................................................33
     2.11   Further Assurances................................................33

SECTION 3.  NEGATIVE COVENANTS................................................34

     3.1    Indebtedness......................................................34
     3.2    Liens and Related Matters.........................................36
     3.3    Investments.......................................................37
     3.4    Contingent Obligations............................................39
     3.5    Restricted Payments...............................................41
     3.6    Restriction on Fundamental Changes................................42
     3.7    Disposal of Assets or Subsidiary Stock............................45
     3.8    Transactions with Affiliates.  ...................................45
     3.9    Conduct of Business...............................................46
     3.10   [Intentionally omitted.]..........................................46

                                        i

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     3.11   Fiscal Year.......................................................46
     3.12   Press Release; Public Offering Materials..........................46
     3.13   Subsidiaries......................................................47
     3.14   Bank Accounts.....................................................47
     3.15   Hazardous Materials...............................................47
     3.16   ERISA.............................................................47
     3.17   Sale-Leasebacks...................................................47
     3.18   Prepayments of Other Indebtedness.................................48
     3.19   Inactive Subsidiaries.............................................48

SECTION 4.  FINANCIAL COVENANTS/REPORTING.....................................48

     4.1    Minimum EBITDA....................................................48
     4.2    Minimum Fixed Charge Coverage Ratio...............................48
     4.3    Financial Statements and Other Reports............................48
     4.4    Accounting Terms; Utilization of GAAP for Purposes of Calculations
            Under Agreement...................................................52

SECTION 5.  REPRESENTATIONS AND WARRANTIES....................................52

     5.1    Disclosure........................................................52
     5.2    No Material Adverse Effect........................................53
     5.3    No Conflict.......................................................53
     5.4    Organization, Powers, Capitalization and Good Standing............53
     5.5    Financial Statements and Projections..............................54
     5.6    Intellectual Property.............................................54
     5.7    Investigations, Audits, Etc.......................................55
     5.8    Employee Matters..................................................55
     5.9    Solvency..........................................................55
     5.10   Litigation; Adverse Facts.........................................55
     5.11   Use of Proceeds; Margin Regulations...............................55
     5.12   Ownership of Property; Liens......................................56
     5.13   Environmental Matters.............................................56
     5.14   ERISA And Canadian Pension And Benefit Plans......................58
     5.15   Brokers...........................................................59
     5.16   Deposit and Disbursement Accounts.................................59
     5.17   Agreements and Other Documents....................................59
     5.18   Insurance.........................................................59
     5.19   Acquisition Agreement.............................................59
     5.20   Taxes and Tax Returns.............................................60

SECTION 6.  DEFAULT, RIGHTS AND REMEDIES......................................61

     6.1    Event of Default..................................................61
     6.2    Suspension or Termination of Commitments..........................63

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     6.3    Acceleration and other Remedies...................................63
     6.4    Performance by Agent..............................................64
     6.5    Application of Proceeds...........................................64

SECTION 7.  CONDITIONS TO LOANS...............................................65

     7.1    Conditions to Initial Loans.......................................65
     7.2    Conditions to All Loans...........................................66

SECTION 8.  ASSIGNMENT AND PARTICIPATION......................................67

     8.1    Assignment and Participations.....................................67
     8.2    Agent.............................................................70
     8.3    Set Off and Sharing of Payments...................................75
     8.4    Disbursement of Funds.............................................75
     8.5    Disbursements of Advances; Payment........................... ....76

SECTION 9.  MISCELLANEOUS.....................................................79

     9.1    Indemnities.......................................................79
     9.2    Amendments and Waivers............................................79
     9.3    Notices...........................................................80
     9.4    Failure or Indulgence Not Waiver; Remedies Cumulative.............82
     9.5    Marshaling; Payments Set Aside....................................82
     9.6    Severability......................................................82
     9.7    Lenders' Obligations Several; Independent Nature of Lenders'
            Rights............................................................82
     9.8    Headings..........................................................82
     9.9    Applicable Law....................................................83
     9.10   Successors and Assigns............................................83
     9.11   No Fiduciary Relationship; Limited Liability......................83
     9.12   Construction......................................................83
     9.13   Confidentiality...................................................83
     9.14   CONSENT TO JURISDICTION...........................................84
     9.15   WAIVER OF JURY TRIAL..............................................84
     9.16   Survival of Warranties and Certain Agreements.....................85
     9.17   Entire Agreement..................................................85
     9.18   Counterparts; Effectiveness.......................................85
     9.19   Replacement of Lenders............................................85
     9.20   Delivery of Termination Statements and Mortgage Releases..........87
     9.21   English Language..................................................87

SECTION 10. CROSS-GUARANTY....................................................87

     10.1   Cross-Guaranty....................................................87
     10.2   Waivers by Borrowers..............................................88

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     10.3   Benefit of Guaranty...............................................88
     10.4   Waiver of Subrogation, Etc........................................88
     10.5   Election of Remedies..............................................88
     10.6   Liability Cumulative..............................................89
     10.7   Canadian Borrower and Its Wholly-Owned Subsidiaries...............89


                                       iv

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                               INDEX OF APPENDICES
                               -------------------

Annexes
-------
Annex A               -   Definitions
Annex B               -   Pro Rata Shares and Commitment Amounts
Annex C               -   Closing Checklist
Annex D               -   Pro Forma
Annex E               -   Lenders' Bank Accounts

Exhibits
--------
Exhibit 1.1(a)(i)     -   Notice of Revolving Credit Advance
Exhibit 1.1(a)(iii)   -   Revolving Note
Exhibit 1.1(b)        -   Swing Line Note
Exhibit 1.2(e)        -   Notice of Continuation/Conversion
Exhibit 2.6(a)        -   Form of Landlord Agreement
Exhibit 2.6(b)        -   Form of Bailee Letter
Exhibit 2.6(c)        -   Form of Mortgagee Waiver
Exhibit 2.11(b)       -   Form of Mortgage/Deed of Trust
Exhibit 4.3(d)        -   Form of Borrowing Base Certificate
Exhibit 4.3(k)        -   Compliance Certificate
Exhibit 8.1           -   Assignment Agreement

Disclosure Schedules
--------------------
Schedule 2.7          -   Corporate and Trade Names
Schedule 3.1          -   Indebtedness
Schedule 3.2          -   Liens
Schedule 3.3          -   Investments
Schedule 3.4          -   Contingent Obligations
Schedule 3.8          -   Affiliate Transactions
Schedule 5.4(a)       -   Jurisdictions of Organization and Qualifications
Schedule 5.4(b)       -   Capitalization
Schedule 5.6          -   Intellectual Property
Schedule 5.7          -   Investigations and Audits
Schedule 5.8          -   Employee Matters
Schedule 5.10         -   Litigation
Schedule 5.11         -   Use of Proceeds
Schedule 5.12         -   Real Estate
Schedule 5.13         -   Environmental Matters
Schedule 5.14(a)      -   ERISA
Schedule 5.14(b)      -   Canadian Benefit Plans and Canadian Pension Plans
Schedule 5.16         -   Deposit and Disbursement Accounts
Schedule 5.17         -   Agreements and Other Documents
Schedule 5.18         -   Insurance

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                                       vi

                                CREDIT AGREEMENT
                                ----------------

          This CREDIT AGREEMENT is dated as of November 24, 2003 and entered into by and among UNITED AGRI PRODUCTS, INC., a Delaware corporation ("UAP" or "U.S. Borrower"), UNITED AGRI PRODUCTS CANADA INC., an entity organized under the federal laws of Canada ("Canadian Borrower") (U.S. Borrower and Canadian Borrower are sometimes referred to herein as the "Borrowers" and individually as a "Borrower"), the other persons designated as "Credit Parties" on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity "GE Capital"), as the initial L/C Issuer and as Agent and GE CANADA FINANCE INC., an entity organized under the federal laws of Canada (in its individual capacity "GE Canada"), as Canadian Agent.

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, Borrowers desire that Lenders extend a revolving credit facility to Borrowers to fund a portion of the Acquisition (as hereinafter defined), to provide working capital financing for Borrowers and their Subsidiaries and to provide funds for other general corporate purposes of Borrowers and their Subsidiaries; and

          WHEREAS, U.S. Borrower desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal property and certain real property; and

          WHEREAS, Canadian Borrower desires to secure all of its own (but not other) Obligations under the Loan Documents by granting to Canadian Agent, for the benefit of Canadian Agent and Lenders, a security interest in and lien upon substantially all of its personal property and certain real property; and

          WHEREAS, UAP Holding Corp., a Delaware corporation that owns all of the Stock of UAP ("Holdings") is willing to guaranty all of the Obligations and to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of UAP to secure the Obligations; and

          WHEREAS, each of U.S. Borrower's Wholly-Owned Domestic Subsidiaries is willing to guaranty all of the Obligations of Borrowers and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal property and certain real property to secure the Obligations; and

          WHEREAS, each of Canadian Borrower's Wholly-Owned Domestic Subsidiaries is willing to guaranty all of the Obligations of Canadian Borrower and to grant to Agent, for the benefit of Canadian Agent, a security interest in and lien upon substantially all of its personal property and certain real property to secure the Obligations of Canadian Borrower; and

          WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Lenders and Agent agree as follows:

                                   SECTION 1.
                           AMOUNTS AND TERMS OF LOANS
                           --------------------------

     1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Credit Parties contained herein:

          (a)  Revolving Loans.
               ---------------

               (i) Subject to the terms and conditions hereof, each Lender agrees, severally and not jointly, to make available to U.S. Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a "U.S. Revolving Credit Advance") requested by U.S. Borrower. The Pro Rata Share of the U.S. Revolving Loan of any Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate Revolving Loan Commitment. U.S. Revolving Credit Advances may be repaid and reborrowed from time to time until the Commitment Termination Date; provided, that the amount of any U.S. Revolving Credit Advance to be made at any time shall not exceed U.S. Borrowing Availability. The U.S. Revolving Loan shall be repaid in full on the Commitment Termination Date. If at any time the outstanding U.S. Revolving Loan (including the Swing Line Loan) exceeds the U.S. Borrowing Base, plus, if applicable, the Maximum In-Season Overadvance (such excess, a "U.S. Overadvance"), Lenders shall not be obligated to make U.S. Revolving Credit Advances and no additional Letters of Credit shall be issued. The U.S. Revolving Loan must be repaid and/or Letters of Credit cash collateralized in an amount sufficient to eliminate any such U.S. Overadvance (a "U.S. Pay Down") within 15 days following notice by Agent to Borrower Representative that such U.S. Overadvance has occurred or will occur as a result of the imposition of Reserves or changes in the criteria set forth in Sections
1.7 or 1.8 which make less credit available. In all other cases, such U.S. Pay Down must occur immediately.

               (ii) Subject to the terms and conditions hereof, Canadian Agent agrees to make available to Canadian Borrower from time to time until the Commitment Termination Date advances (each a "Canadian Revolving Credit Advance") requested by Borrower Representative on behalf of Canadian Borrower hereunder in Dollars or Canadian Dollars. Canadian Revolving Credit Advances may be repaid and reborrowed from time to time until the Commitment Termination Date; provided, that the amount of any Canadian Revolving Credit Advance to be made at any time shall not exceed Canadian Borrowing Availability. The Canadian Revolving Loan shall be repaid in full on the Commitment Termination Date. If at any time the outstanding Canadian Revolving Loan exceeds the Canadian Borrowing Base (such excess, a "Canadian Overadvance"), Canadian Agent shall not be obligated to make Canadian Revolving Credit Advances. The Canadian Revolving Loan must be repaid in an amount

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

sufficient to eliminate any such Canadian Overadvance (a "Canadian Pay Down") within 15 days following notice by Canadian Agent to Borrower Representative that such Canadian Overadvance has occurred or will occur as a result of the imposition of Reserves or changes in the criteria set forth in Sections 1.7 or
1.8 which make less credit available. In all other cases, such Canadian Pay Down must occur immediately.

               (iii) Revolving Loans which are Index Rate Loans may be requested in any amount with one (1) Business Day's prior written notice required for funding requests equal to or greater than $5,000,000 or the Dollar Equivalent thereof. For funding requests for such Loans less than $5,000,000 or the Dollar Equivalent thereof, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which the Loan is to be made. All LIBOR Loans require three (3) Business Days' prior written notice. Written notices for funding requests shall be in the form attached as Exhibit 1.1(a)(i) ("Notice of Revolving Credit Advance"). U.S. Borrower shall execute and deliver to each Lender which requests such execution and delivery a note to evidence the Revolving Loan Commitment of that Lender. Canadian Borrower shall execute and deliver to Canadian Agent a note to evidence the Canadian Revolving Loan. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of
Exhibit 1.1(a)(iii) (each a "Revolving Note" and, collectively, the "Revolving Notes").

               (iv) Subject to the terms and conditions hereof and the terms of the GE Capital Fee Letter, Agent severally agrees to make available to U.S. Borrower from time to time prior to the Commitment Termination Date, in-season overadvances ("In-Season Overadvances") requested by U.S. Borrower. In-Season Overadvances may be repaid and reborrowed from time to time until the Commitment Termination Date. In-Season Overadvances (i) shall not exceed in the aggregate at any one time outstanding the lesser of (x) the book value of all Eligible Accounts (without giving effect to Reserves), Eligible Inventory (without giving effect to Reserves) and Equipment multiplied by .05 or (y) $25,000,000 (the "Maximum In-Season Overadvance"), (ii) shall only be drawn against if the outstanding balance of the U.S. Revolving Loan would otherwise equal or exceed the U.S. Borrowing Base, (iii) subject to Section 6.5, shall be paid prior to payment of the principal balance of the remainder of the U.S. Revolving Loan and the Canadian Revolving Loan, and (iv) subject to Section 6.5, shall be paid in full on December 31/st/ of each year, commencing on December 31, 2004, and on the Commitment Termination Date.

          (b)  Swing Line Facility.
               -------------------

               (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender shall make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. Swing Line Advances shall not be used to fund In-Season Overadvances. The provisions of this Section 1.1(b) shall not relieve Lenders of their obligations to make U.S. Revolving Credit Advances under
Section 1.1(a), provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any U.S. Revolving

Credit Advance that otherwise may be made by Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) U.S. Borrowing Availability ("Swing Line Availability"). Until the Commitment Termination Date, U.S. Borrower may from time to time borrow, repay and reborrow under this
Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by U.S. Borrower to Agent in accordance with
Section 1.1(a). Unless the Swing Line Lender has received at least one (1) Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2, be entitled to fund that Swing Line Advance, and to have each Lender make U.S. Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. U.S. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (ii) U.S. Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of U.S. Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to U.S. Borrower together with interest thereon as prescribed in Section 1.2.

               (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, shall on behalf of U.S. Borrower (and U.S. Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender but excluding GE Canada) to make a U.S. Revolving Credit Advance to U.S. Borrower (which shall be an Index Rate Loan) in an amount equal to that Lender's Pro Rata Share of the principal amount of the U.S. Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 6.1(f) and 6.1(g) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a U.S. Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those U.S. Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the U.S. Borrower.

               (iv) If, prior to refunding a Swing Line Loan with a U.S. Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Lender

(excluding GE Canada) shall, on the date such U.S. Revolving Credit Advance was to have been made for the benefit of the U.S. Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to U.S. Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender (excluding GE Canada) shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

               (v) Each Lender's obligation to make U.S. Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of U.S. Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Swing Line Lender shall be entitled to recover, on demand, from each Lender (excluding GE Canada) the amounts required pursuant to Sections 1.1.(b)(iii) or 1.1(b)(iv), as the case may be. If any Lender does not make available such amounts to Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

          (c) Letters of Credit. The U.S. Revolving Loan Commitment may, in addition to advances under the U.S. Revolving Loan, be utilized, upon the request of U.S. Borrower, for the issuance of Letters of Credit. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender (excluding GE Canada) shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.

               (i) Maximum Amount. The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $50,000,000 (the "L/C Sublimit").

               (ii) Reimbursement. U.S. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind (including for purposes of Section 10), to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges, costs and expenses paid by such L/C Issuer. U.S. Borrower hereby authorizes and directs Agent, at Agent's option, to debit U.S. Borrower's account (by increasing the outstanding principal balance of the U.S. Revolving Credit Advances) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit. All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by U.S. Borrower with the proceeds of a U.S. Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to the U.S. Revolving Loans which are Index Rate Loans plus, at the election of Agent or Requisite Lenders, an additional two percent (2.00%) per annum. Each Lender agrees to fund its Pro Rata Share of any U.S. Revolving Loan made pursuant to this Section 1.1(c)(ii). In the event Agent elects not to debit U.S. Borrower's account and U.S. Borrower fails to reimburse an L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Lender's Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by U.S. Borrower or satisfied through a debit of U.S. Borrower's account. Each Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by U.S. Borrower to satisfy any of the conditions set forth in Section 7.2. If any Lender fails to make available to the L/C Issuer the amount of such Lender's Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this
Section 1.1(c)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Index Rate.

               (iii) Request for Letters of Credit. U.S. Borrower shall give Agent at least three (3) Business Days' prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby. If Agent informs U.S. Borrower that the L/C Issuer cannot issue the requested Letter of Credit directly, U.S. Borrower may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and U.S. Borrower. The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent. The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement, and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

               (iv) Expiration Dates of Letters of Credit. The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30/th/) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default; provided, that in the case of a direction by Agent or Requisite Lenders, the L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

               (v) Obligations Absolute. The obligation of U.S. Borrower to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which U.S. Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(c)(v), constitute a legal or equitable discharge of Borrowers' obligations hereunder. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, with U.S. Borrower hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by U.S. Borrower that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

               (vi) Obligations of L/C Issuers. Each L/C Issuer (other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer. Each L/C Issuer (other than GE Capital) further agrees to provide to Agent: (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by U.S. Borrower that the absolute and unconditional obligation of U.S. Borrower to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, with U.S. Borrower hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by U.S. Borrower that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement

          (d)  Funding Authorization.

               (i) The proceeds of all U.S. Revolving Credit Advances (including In-Season Overadvances) and Swing Line Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to the account designated by U.S. Borrower below with respect to the U.S. Revolving Loan (the "U.S. Disbursement Account"):

          Bank:          Bank of America
          ABA No.:       111000012
          Account No.:   3752198636
          Reference:     United Agri Products, Inc.

               (ii) The proceeds of all Canadian Revolving Credit Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by Canadian Agent by wire transfer to the account designated by Borrower Representative to Canadian Agent in writing with respect to the Canadian Revolving Loan (the "Canadian Disbursement Account").

Borrower Representative shall provide Agents with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

     1.2  Interest and Applicable Margins.
          -------------------------------

          (a) Borrowers shall pay interest (i) with respect to the U.S. Revolving Credit Advances, to Agent, for the ratable benefit of Lenders (except with respect to In-Season Overadvances, all interest on which shall be paid to Agent solely for its own account) (ii) with respect to the Canadian Revolving Credit Advances, to Canadian Agent, and (iii) with respect to the Swing Line Advances, to Agent, for the benefit of the Swing Line Lender, in each case in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances (excluding In-Season Overadvances) which are designated as Index Rate Loans (and for all other interest-bearing Obligations not otherwise set forth below), the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances (excluding In-Season Overadvances) which are designated as LIBOR Loans, at the election of, with respect to U.S. Revolving Credit Advances, U.S. Borrower, and with respect to Canadian Revolving Credit Advances, Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; (ii) with respect to Revolving Credit Advances which are In-Season Overadvances and which are designated as Index Rate Loans, the Index Rate plus the Applicable

In-Season Overadvance Index Margin per annum or, with respect to Revolving Credit Advances which are In-Season Overadvances and which are designated as LIBOR Loans, at the election of, with respect to U.S. Revolving Credit Advances, U.S. Borrower, and with respect to Canadian Revolving Credit Advances, Borrower Representative, the applicable LIBOR Rate plus the Applicable In-Season Overadvance LIBOR Margin per annum and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

          The Applicable Margins are as follows:

     Applicable Revolver Index Margin                1.50%

     Applicable Revolver LIBOR Margin                2.75%

     Applicable In-Season Overadvance Index Margin   2.75%

     Applicable In-Season Overadvance LIBOR Margin   4.00%

     Applicable Unused Line Fee Margin               0.50%

          The Applicable Margins (other than the Applicable In-Season Overadvance Margins) shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' and their Subsidiaries' consolidated financial performance, commencing with the first day of the first calendar month that occurs more than one (1) day after delivery of Holdings' annual, audited Financial Statements to Lenders for the Fiscal Year ending on or after February 22, 2004. Adjustments in Applicable Margins will be determined by reference to the following grids:

--------------------------------------------------------------------------------
                                          Level of
If the Leverage Ratio is:                 Applicable Margins:
--------------------------------------------------------------------------------
*** 3.00                                  Level I
--------------------------------------------------------------------------------
***3.50, but ** 3.00                      Level II
--------------------------------------------------------------------------------
**3.50                                    Level III
--------------------------------------------------------------------------------

** denotes more than
*** denotes less than or equal to

--------------------------------------------------------------------------------
                                          Applicable Margins
--------------------------------------------------------------------------------
                                          Level I   Level II   Level III
--------------------------------------------------------------------------------
Applicable Revolver Index Margin             1.00%      1.25%       1.50%
--------------------------------------------------------------------------------
Applicable Revolver LIBOR Margin             2.25%      2.50%       2.75%
--------------------------------------------------------------------------------
Applicable Unused Line Fee Margin            0.25%     0.375%       0.50%
--------------------------------------------------------------------------------

          All adjustments in the Applicable Margins subsequent to the delivery of Holdings' annual, audited Financial Statements to Lenders for the Fiscal Year ending on or after February 22, 2004, shall be implemented quarterly on a prospective basis, for each calendar month commencing at least one (1) day after the date of delivery to Lenders of the quarterly unaudited Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agents and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If any Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Events of Default are waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agents on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable. The Index Rate is a floating rate determined for each day. Each determination by Agents of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

          (d) So long as an Event of Default has occurred and is continuing under Section 6.1(a), (f) or (g) and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of
(i) with respect to the Canadian Revolving Credit Advances, Canadian Agent or
(ii) with respect to the U.S. Revolving Credit Advances (including, without limitation, the In-Season Overadvances) and the Swing Line Advances, Agent (or, in either case, upon the written request of Requisite Lenders) confirmed by written notice from the Agent or Canadian Agent, as applicable, to Borrower Representative, subject to applicable law, the interest rates applicable to the Advances and the Letter of Credit Fee shall each be increased by two percentage points (2%) per annum above the rates of interest or Letter of Credit Fee otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

          (e) U.S. Borrower, with respect to U.S. Revolving Credit Advances and U.S. Revolving Loans, and Borrower Representative, with respect to Canadian Revolving Credit Advances and Canadian Revolving Loans, shall have the option to
(i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Advances (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR

Breakage Cost in accordance with Section 1.3(d) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Advance (other than Swing Line Advances) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued LIBOR Loan shall commence on the first day after the last day of the LIBOR Period of the LIBOR Loan to be continued. Any LIBOR Loan or group of LIBOR Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 or the Dollar Equivalent thereof and integral multiples of $500,000 or the Dollar Equivalent thereof in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which U.S. Borrower or Borrower Representative, as applicable, wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by U.S. Borrower or Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Canadian Agent and U.S. Borrower must make such election by notice to Agent, in either case, in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of
Exhibit 1.2(e). No Advance shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and (i) with respect to the Canadian Revolving Credit Advances, Canadian Agent or (ii) with respect to the U.S. Revolving Credit Advances (including, without limitation, In-Season Overadvances), Agent or, in either case, Requisite Lenders have determined not to make or continue any Advance as a LIBOR Loan as a result thereof. No Advance may be made as or converted into a LIBOR Loan until 45 days after the Closing Date.

          (f)  Notwithstanding anything to the contrary set forth in this
Section 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by (i) with respect to the Canadian Revolving Credit Advances, Canadian Agent, on behalf of Lenders, or (ii) with respect to the U.S. Revolving Credit Advances (including, without limitation, In-Season Overadvances) and Swing Line Advances, Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent or Canadian Agent, as applicable, shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 6.5 and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

          (g) If any provision of this Agreement or any of the other Loan Documents would obligate Canadian Borrower to make any payment of interest with respect to the Obligations or other amount payable to Canadian Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Canadian Agent or such Lender of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) first, by reducing the amount or rates of interest required to be paid to the Canadian Agent or the affected Lender under this Section 1.2(g); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Canadian Agent or the affected Lender which would constitute interest with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if Canadian Agent or any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Borrower shall be entitled, by notice in writing to the Canadian Agent or the affected Lender, to obtain reimbursement from the Canadian Agent or such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Canadian Agent or such Lender to Canadian Borrower. Any amount or rate of interest under the Obligations referred to in this Section 1.2(g) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Credit Advances remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date (with reference to the Canadian Revolving Loan) and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Agent shall be conclusive for the purposes of such determination.

          (h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

          (i) Interest, Unused Line Fees and Letter of Credit Fees shall be payable solely in the currency in which the underlying Loan is made or Letter of Credit is issued.

     1.3  Fees, Costs and Expenses.
          ------------------------

          (a) Fee Letter. Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of the date hereof among Borrowers and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

          (b) Unused Line Fee. As additional compensation for the Lenders (excluding GE Canada), U.S. Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the "Unused Line Fee") for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the preceding month (or partial month) of the daily closing balance of the Revolving Loans (including, without duplication, Swing Line Loans) outstanding during the period for which such Fee is due.

          (c) Letter of Credit Fee. U.S. Borrower agrees to pay to Agent for the benefit of Lenders, as compensation to Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the average daily undrawn face amount of all Letter of Credit Obligations outstanding during such month multiplied by a per annum rate equal to the Applicable Revolver LIBOR Margin from time to time in effect. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first Business Day of each month and on the Commitment Termination Date. In addition, U.S. Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (d) LIBOR Breakage Cost. Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative's or U.S. Borrower's, as applicable, delivery to Agents of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay (i) with respect to the Canadian Revolving Credit Advances, Canadian Agent or (ii) with respect to the U.S. Revolving

Credit Advances (including, without limitation, In-Season Overadvances), Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Cost (if any) actually incurred by such Lender.

          (e) Expenses and Attorneys' Fees. U.S. Borrower agrees to promptly pay all reasonable, out-of-pocket fees, charges, costs and expenses (including reasonable attorneys' fees and expenses) incurred by Agents in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. U.S. Borrower agrees to promptly pay all reasonable, out-of-pocket fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, auditors (whether internal or external), appraisers, consultants and advisors) incurred by Agent in connection with any amendment, waiver, consent with respect to the Loan Documents, Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, U.S. Borrower agrees to promptly pay all reasonable, out-of-pocket fees, charges, costs and expenses incurred by Lenders for one (1) counsel acting for all Lenders other than Agents. All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(e) shall be deemed part of the Obligations when incurred, payable upon presentation of reasonable documentation of such amounts or summaries thereof and secured by the Collateral.

          (f) Fronting Fees and Participation Fees. When and as interest is collected on the Canadian Revolving Loan and until the Canadian Revolving Loan is refunded in accordance with Section 1.15, Canadian Agent shall, subject to applicable law, retain a fee (the "Fronting Fee") equal to 1/8/th/ of one percent (0.125%) of the outstanding principal balance of the Canadian Revolving Loan, at such time, and Canadian Agent shall pay to each Lender (other than Agent) a participation fee (a "Participation Fee") equal to such Lender's Pro Rata Share of that portion of the interest collected equal to the sum of Applicable Margins then in effect with respect to the Canadian Revolving Loan for the relevant LIBOR Period or other interest payment period, plus any Default Rate then in effect, less such Lender's Pro Rata Share of the Fronting Fee. If Canadian Borrower pays less than all of the interest then due and owing by it for any period, that portion of the interest equating to the Participation Fee shall be deemed to be the last portion of interest paid or to be paid.

     1.4 Payments. All payments by Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to (i) with respect to the Canadian Revolving Loan, Canadian Agent or (ii) with respect to the U.S. Revolving Loan, Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing (collectively, the "Revolving Loan Account"):

          (a)  the U.S. Revolving Loan:

               ABA  No. 021-001-033
               Account Number 502-328-54
               Deutsche Bank Trust Company Americas
               Jersey City, New Jersey
               ACCOUNT NAME: GECC/CAF DEPOSITORY
               Reference: CFN 5339

          (b)  with respect to the Canadian Revolving Loan:

               Transit Number 00002
               Bank Number 003
               Account Number 1011519
               Royal Bank of Canada
               Toronto, Ontario
               ACCOUNT NAME: GECCI - Commercial Finance
               Reference: United Agri Products, Inc.

Good funds received by Agents before 2:00 p.m. (New York time) on a Business Day shall be deemed received on that Business Day; good funds received by Agents after 2:00 p.m. (New York time) on a Business Day, shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

          U.S. Borrower hereby authorizes Lenders to make U.S. Revolving Credit Advances or Swing Line Advances and Canadian Borrower hereby authorizes Canadian Agent to make Canadian Revolving Credit Advances, in each case on the basis of their Pro Rata Shares, for the payment of interest, Fees and expenses reimbursable hereunder and, solely with respect to U.S. Borrower, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Sections 1.5(b) or 6.3.

     1.5  Prepayments.
          -----------

          (a) Voluntary Reduction of the Revolving Loan Commitment. At any time, Borrowers may permanently reduce the Revolving Loan Commitment without premium or penalty subject to the payment of LIBOR Breakage Costs, if applicable; provided, however, that the Revolving Loan Commitment may not be permanently reduced to less than the outstanding balance of the Revolving Loan as of the date of such reduction (determined after giving effect to all prepayments and repayments made on such date). Any reduction of the Revolving Loan Commitment shall not result in a pro rata or any other reduction of the Canadian Sub-Limit, the L/C Sublimit or the Swing Line Commitment unless so designated by Borrower Representative. In addition, Borrowers may, at any time terminate the Revolving Loan Commitment on at least ten (10) Business Days' prior written notice to Agents, which termination may be revoked or deferred by Borrowers; provided, that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with this Agreement.

          (b) Letter of Credit Obligations. In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, U.S. Borrower shall (1) deposit with Agent for the benefit of all Lenders cash in an amount equal to 103% of the aggregate outstanding Letter of Credit Obligations to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto and (2) prepay the fee payable under Section 1.3(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to U.S. Borrower.

     1.6 Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of this Agreement. Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agents, Agents shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws. Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the Obligations shall be due and payable.

     1.7 Eligible Accounts. All of the Accounts owned by each Credit Party and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agents shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to the Canadian Borrower and its Wholly-Owned Subsidiaries, shall have the right to establish or modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment (as to Reserves imposed after the Closing Date, based on its analysis of facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date). In addition, Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to Canadian Borrower and its Wholly-Owned Subsidiaries, reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment (based on its analysis of material facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date) subject to the approval of Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Agent and Canadian Agent acknowledge that as of the Closing Date they do not know of any circumstance or condition with respect to the Accounts that would require the imposition of a Reserve which has not been imposed as of the Closing Date. Eligible Accounts shall not include any Account of any Credit Party:

          (a) that does not arise from the sale of goods or the performance of services by such Credit Party in the ordinary course of its business;

          (b) (i) upon which such Credit Party's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or
(iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Credit Party's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) to the extent of customer allowances or to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (e) with respect to which an invoice has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by such Credit Party or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), on behalf of itself and the Lenders;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

          (h) that is the obligation of an Account Debtor that is the United States or Canadian government (including, without limitation, Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any state, province, county or municipality or department, agency or instrumentality thereof unless Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), in its sole discretion, has agreed to the contrary in writing and such Credit Party, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, the Financial Administration Act (Canada) or any other applicable state, province, county or municipal law restricting the assignment thereof with respect to such obligation;

          (i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), satisfactory to it as to form, amount and issuer;

          (j) to the extent such Credit Party or any Subsidiary thereof is liable for goods sold, deposits made or services rendered by the applicable Account Debtor to such Credit Party or any Subsidiary thereof but only to the extent of the potential offset;

          (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l)  that is in default based on of any of the following criteria:

               (i) the Account (other than an Extended Account) is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

               (ii) the Account is an Extended Account and is not paid within 60 days following its due date;

               (iii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or is otherwise insolvent; or

               (iv) a petition or assignment or an application for an order to stay a proceeding is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state, provincial or foreign (including any Canadian federal or provincial) receivership, insolvency relief or other Insolvency Laws;

          (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.7;

          (n) with respect to Accounts of U.S. Borrower, as to which Agent's Lien thereon, on behalf of itself, Canadian Agent and Lenders or with respect to Accounts of Canadian Borrower, as to which Canadian Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien, subject to, in the case of Canadian Borrower and its Subsidiaries, Prior Claims that are unregistered and secure amounts that are not yet due and payable;

          (o) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (p) to the extent such Account exceeds, together with other Accounts owing by that Account Debtor, any credit limit established by the Credit Parties' credit policies; or

          (q) that is payable in any currency other than Dollars or, with respect to any account of Canadian Borrower or any of its Wholly-Owned Subsidiaries, Canadian Dollars.

     1.8 Eligible Inventory. All of the Inventory owned by each Credit Party and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agents shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to the Canadian Borrower and its Wholly-Owned Subsidiaries, shall have the right to establish or modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment (as to Reserves imposed after the Closing Date, based on its analysis of facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date). In addition, Agent, with respect to all Credit Parties other than Canadian Borrower and its Wholly-Owned Subsidiaries, and Canadian Agent, with respect to Canadian Borrower and its Wholly-Owned Subsidiaries, reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment (based on its analysis of material facts or events first occurring, or first discovered by Agent or Canadian Agent, after the Closing Date), subject to the approval of Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Agent and Canadian Agent acknowledge that as of the Closing Date they do not know of any circumstance or condition with respect to the Inventory that would require the imposition of a Reserve which has not been imposed as of the Closing Date. Eligible Inventory shall not include any Inventory of any Credit Party that:

          (a) is not owned by such Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Credit Party's performance with respect to that Inventory), except the Liens in favor of Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent) on behalf of itself and the applicable Lenders and Permitted Encumbrances described in clauses (a), (b), (c) and (e) of such defined term;

          (b) (i) is not located on premises owned, leased or rented by such Credit Party (or a consignee, bailee or warehouseman of a Credit Party) and set forth on Schedule 5.12 (as it may be updated from time to time by delivery of a new Schedule 5.12 by Borrower Representative to Agent), (ii) is stored at a leased location, unless Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent) has given its prior consent thereto and unless (x) a landlord waiver has been delivered to such Agent in accordance with Section 2.6, or (y) Reserves have been established with respect thereto pursuant to Section 2.6, (iii) is stored with a bailee or warehouseman unless an acknowledged bailee letter has been received by Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent) in accordance with Section 2.6 or Reserves have been established with respect thereto pursuant to Section 2.6, (iv) is located at a location owned by a Credit Party subject to a mortgage in favor of a lender other than Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), unless a mortgagee waiver has been delivered to such Agent in accordance with
Section 2.6 or Reserves have been established with respect thereto pursuant to Section 2.6, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000 or the Dollar Equivalent thereof;

          (c) is placed on consignment by a Credit Party or is in transit, except for (i) Inventory in transit between domestic locations of Credit Parties and (ii) consigned Inventory as to which the applicable Credit Party has taken all steps necessary to perfect its ownership interest in such consigned Inventory against claims by the consignee and secured creditors of the consignee;

          (d) is covered by a negotiable document of title, unless such document has been delivered to Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), with all necessary endorsements, free and clear of all Liens except those in favor such Agent and the Lenders;

          (e) is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

          (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

          (g) is not of a type held for sale in the ordinary course of such Credit Party's business;

          (h) is not subject to a first priority lien in favor of Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent), on behalf of itself and the Lenders, subject to Permitted Encumbrances, or does not otherwise conform to the representations or warranties pertaining to Inventory set forth in the Loan Documents;

          (i)  consists of any costs associated with "freight-in" charges;

          (j) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available, excluding any inventory products (including FIFRA regulated products, insecticides, herbicides, pesticides, fungicides and rodenticides) carried by the Credit Parties as of the Closing Date and new or additional inventory products consisting of "next generation" versions of such products or consistent with the general scope and type of such products;

          (k) is not covered by casualty insurance reasonably acceptable to Agent (or, in the case of Canadian Borrower and its Wholly-Owned Subsidiaries, Canadian Agent); or

          (l) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies).

     1.9 Loan Accounts. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrowers; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

     1.10 Yield Protection; Illegality.

          (a) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then U.S. Borrower or Canadian Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent (or, in the case of Canadian Borrower, Canadian Agent)) pay to such Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower Representative and such Agent or Canadian Agent, as applicable, shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) Increased LIBOR Funding Costs; Illegality. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent (or, in the case of Canadian Borrower, Canadian Agent), (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) (A) in the case of a Lender, U.S. Borrower and (B) in the case of Canadian Agent, Canadian Borrower, shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender or Canadian Agent, as applicable, together with interest accrued thereon, unless U.S. Borrower and/or Borrower Representative, as applicable, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then (i) in the case of a Lender, U.S. Borrower or (ii) in the case of Canadian Agent, Canadian Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (or, in the case of Canadian Borrower, Canadian Agent), to Borrower Representative (together with the certificate referred to in the next sentence) pay to such Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Agent on behalf of all such affected Lenders to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

     1.11 Taxes.

          (a) No Deductions. Any and all payments or reimbursements made hereunder (including any payments made pursuant to Section 10) shall be made in Dollars or Canadian Dollars, as applicable, free and clear of and without deduction for any and all Charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding franchise or capital taxes and taxes to the extent imposed on Agent's, Canadian Agent's or a Lender's income as a result of a present or former connection between such Agent or Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such excluded taxes, "Excluded Taxes"). If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender, Agent or Canadian Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions and withholdings, such Lender, Agent or Canadian Agent receives an amount equal to the sum it would have received had no such deductions been made.

          (b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agents or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority, does or shall subject Agent, Canadian Agent or any Lender to any tax of any kind whatsoever (other than Excluded Taxes) with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder (except for changes in the rate of tax on the overall net income of such Agent, Canadian Agent or such Lender) and the result of any of the foregoing is to increase the cost to either Agent, Canadian Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, (i) U.S. Borrower in the case of Agent or a Lender or
(ii) Canadian Borrower in the case of Canadian Agent, shall promptly pay to Agent, Canadian Agent or such Lender, as applicable, upon its demand, any additional amounts necessary to compensate Agent, Canadian Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent, Canadian Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent, Canadian Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.11(b), it shall promptly notify Borrower Representative of the event by reason of which Agent, Canadian Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent, Canadian Agent or such Lender to Borrower Representative (with a copy to Agent or Canadian Agent, as applicable) shall, absent manifest error, be final, conclusive and binding for all purposes.

          (c) Certificate of Exemptions. Each Lender shall provide to Borrower Representative and Agent, a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS of the United States or other applicable taxing authority certifying as to such Lender's entitlement to a complete exemption with respect to payments to be made to such Lender under this Agreement and under the Notes (a "Certificate of Exemption"). Prior to becoming a Lender under this Agreement and within fifteen
(15) days after a reasonable written request of Borrower Representative or Agent, from time to time thereafter, each Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent. If a Lender does not provide a Certificate of Exemption to Borrower Representative and Agent, within the time periods set forth in the preceding sentence, Borrowers shall withhold taxes from payments to such Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding; provided, that all such withholding shall cease upon delivery by such Lender of a Certificate of Exemption to Borrower Representative and Agent. Notwithstanding anything to the contrary in this Section 1.11(c), the provisions of this Section 1.11(c) shall not apply to a Lender, and any payments to such Lender, that arise out of or relate to a refunding of the Canadian Revolving Loan as described in
Section 1.15

          (d) Participation Fee. Notwithstanding anything to the contrary in this Agreement (including Section 1.11(c)), to the extent that any portion of the Participation Fee is payable to a Lender that is not a resident of Canada for purposes of the tax imposed pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto (a "Non-Resident Canadian Participant"), Canadian Agent shall deduct and remit such tax to the Receiver General for Canada within the time payable by law, and shall increase such portion of the Participation Fee as may be necessary so that after all required deductions of such tax are made, the Non-Resident Canadian Participant receives an amount equal to the sum it would have received had no such deductions been made. The Canadian Borrower shall forthwith on demand remit to the Canadian Agent the full amount of the aforesaid increase.

          (e) Mitigation. If a Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 1.11 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is, in such Lender's sole discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender; provided, that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

     1.12 Borrower Representative. Canadian Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of Canadian Borrower under the Loan Documents. Agent, Canadian Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

     1.13 Conversion to Dollars.

          (a) All valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar Equivalent of amounts in Canadian Dollars. In connection with all Dollar amounts set forth in this Agreement, and the U.S. Borrowing Base and Canadian Borrowing Base calculations, all Canadian Dollars shall be converted to Dollars in accordance with the following procedure:

               (i) Conversions to Dollars shall occur in accordance with the prevailing exchange rate, as published in The Wall Street Journal on the date of conversion (or, if the date of conversion is not a day on which The Wall Street Journal is published, as published in the most recent edition of The Wall Street Journal) as the rate in effect on the Business Day prior to the date of publication. If The Wall Street Journal shall cease to publish exchange rates for

Canadian Dollars, the Agent shall determine the prevailing exchange rate in its reasonable credit judgment.

               (ii) For the purpose of determining whether repayments must be made under Section 1.1(a)(i) or 1.1(a)(ii) on a date other than the Commitment Termination Date, outstanding Loans denominated in Canadian Dollars and the Canadian Borrowing Base shall be marked to market on a (a) monthly basis as long as Aggregate Borrowing Availability (determined using the exchange rates in effect on the most recent date of conversion prior to the date of determination) equals or exceeds $10,000,000, (b) weekly basis as long as Aggregate Borrowing Availability (determined using the exchange rates in effect on the most recent date of conversion prior to the date of determination) equals or exceeds $5,000,000 but is less than $10,000,000, and (c) on a daily basis as long as Aggregate Borrowing Availability (determined using the exchange rates in effect on the most recent date of conversion prior to the date of determination) is less than $5,000,000, in each case as of the last Business Day of such period and taking into account in each case the Dollar Equivalent of all Loans outstanding in Canadian Dollars and of the Canadian Borrowing Base.

          (b) Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars.

     1.14 Judgment Currency; Contractual Currency.

          (a) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section
1.14 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.14 being hereinafter in this Section 1.14 referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 1.14(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower under this Section 1.14(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

          (c) The term "rate of exchange" in this Section 1.14 means the rate of exchange at which Agents would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

          (d) Any amount received or recovered by Agents in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Borrower under this Agreement or under any of the other Loan Documents in a currency other than the currency (the "contractual currency") in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower or otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that such Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Borrower shall indemnify such Agent against any loss sustained by it as a result, including the cost of making any such purchase.

     1.15 Canadian Revolving Loan Refunding.

          (a) If any Event of Default has occurred and is continuing, Canadian Agent may, in its sole and absolute discretion, direct that the Canadian Revolving Loan owing to it be refunded by delivering a notice (with such detail as Agent shall request, a "Notice of Canadian Revolving Loan Refunding") to Agent. Upon receipt of such notice, Agent shall promptly give notice of the contents thereof to the Lenders and, unless an Event of Default described in
Section 6.1(f) or (g) shall have occurred, to Borrower Representative. Each such Notice of Canadian Revolving Loan Refunding shall be deemed to constitute delivery of a notice to Agent requesting each Lender to fund its undivided Participating Interest in the outstanding Canadian Revolving Loan whereupon each Lender other than Agent shall fund its Pro Rata Share of the outstanding Canadian Revolving Loan. Each Lender other than Agent shall immediately transfer to Canadian Agent, in immediately available funds, the amount of its Participating Interest in the same currency as the underlying Canadian Revolving Loan then outstanding as advanced by Canadian Agent.

          (b) Whenever, at any time after a Lender has funded its Pro Rata Share of the outstanding Canadian Revolving Loan, Canadian Agent receives any payment on account thereof, Canadian Agent will distribute to Agent for delivery to each Lender other than Agent its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's Participating Interest was outstanding and funded); provided, however, that in the event that such payment received by Canadian Agent is required to be returned, such Lender will return to Canadian Agent any portion thereof previously delivered by Canadian Agent to it. For purposes of Section 1.11, any interest distributed by Canadian Agent to a Lender shall be deemed to have been paid by the Canadian Borrower.

          (c) Each Lender's obligation to fund its Pro Rata Share of the outstanding Canadian Revolving Loan referred to in this Section 1.15 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against Canadian Agent, any Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default,
(iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any Guarantor, any Subsidiary or any other Lender, or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

     1.16 Joint and Several Obligations. Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then Canadian Borrower's Obligations (and the Obligations of Access and Canadian Borrower's and Access's respective Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

                                   SECTION 2.
                              AFFIRMATIVE COVENANTS
                              ---------------------

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     2.1 Compliance With Laws and Contractual Obligations. Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries, in either case, other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and
(b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Credit Parties shall give prior written notice to Agent if they elect to discontinue any license, permit or qualification required under FIFRA or any similar state law. This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to
Section 3.2. Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

     2.2  Insurance; Damage to or Destruction of Collateral.

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Schedule 5.18 as in effect on the date hereof or otherwise maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Credit Parties as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance of liabilities), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent (or, in the case of Canadian Borrower, Canadian Agent)) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent (or, in the case of Canadian Borrower, Canadian Agent) in the event of any non-renewal, cancellation or amendment of any such insurance policy (other than for non-payment of premium, in which case 10 days notice shall be given). If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent (or, in the case of Canadian Borrower, Canadian Agent) may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent (or, in the case of Canadian Borrower, Canadian Agent) deems advisable. Agent (or, in the case of Canadian Borrower, Canadian Agent) shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent (or, in the case of Canadian Borrower, Canadian Agent) shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by U.S. Borrower to Agent (or, in the case of Canadian Borrower, Canadian Agent) and shall be additional Obligations hereunder secured by the Collateral. No Credit Party shall be required to obtain "war risk" or anti-terrorism insurance with respect to any aircraft owned or leased by it.

          (b) Each Credit Party shall deliver to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), in form and substance reasonably satisfactory to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), endorsements to (i) all "All Risk" and business interruption insurance naming Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), on behalf of itself and Lenders, as additional insureds. Each Borrower shall promptly notify Agent (or, in the case of Canadian Borrower, Canadian Agent) of any loss, damage, or destruction to the Collateral in the amount of $500,000 or the Dollar Equivalent thereof or more, whether or not covered by insurance. Credit Parties other than Canadian Borrower and its Subsidiaries shall apply the proceeds of such casualty insurance to the outstanding balance of the U.S. Revolving Loan. Canadian Borrower and its Subsidiaries shall apply the proceeds of such casualty insurance to the outstanding balance of the Canadian Revolving Loan. The Revolving Loan Commitment shall not be reduced as a result of any such payments.

     2.3 Inspection; Lender Meeting. Each Credit Party shall, upon five (5) Business Days' notice, permit any authorized representatives of Agent (or, in the case of Canadian Borrower, Canadian Agent) to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and without undue disruption to the business of the Credit Parties as often as may be reasonably requested (a "Collateral Audit"); provided, that so long as no Event of Default has occurred and is continuing and Aggregate Borrowing Availability equals or exceeds $40,000,000, Agent shall not conduct more than three Collateral Audits per year. So long as an Event of Default has occurred and is continuing, such Collateral Audits may be conducted on one Business Day's notice. Representatives of each Lender (at such Lender's expense) will be permitted to accompany representatives of Agent or Canadian Agent, as applicable, during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent (or, in the case of Canadian Borrower, Canadian Agent) and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent (or, in the case of Canadian Borrower, Canadian Agent). In addition, Borrowers agree to reimburse Agents in connection with up to three Collateral Audits per year (or more if an Event of Default has occurred and is continuing or Aggregate Borrowing Availability is less than $40,000,000) for: (i) the actual out-of-pocket costs (including fees and expenses) of such Collateral Audit if a third party auditor is retained to conduct such audit or (ii) field audit charges of $750 per diem per auditor plus actual out-of-pocket expenses if Agent's or Canadian Agent's in-house auditors conduct such Collateral Audit; provided, that so long as no Default or Event of Default shall have occurred and be continuing, such Collateral Audit expenses shall not exceed $50,000 per year; provided further that Canadian Borrower shall not be responsible for any such charges, fees and expenses incurred with respect to U.S. Borrower.

     2.4 Organizational Existence. Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect (a) its organizational existence and
(b) all rights and franchises material to its business.

     2.5 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain, in all material respects, the value and marketability of the Real Estate (based on continued commercial or industrial use as part of the Credit Parties' business or a similar business to that conducted on the Closing Date) or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (c) notify Agent (or, in the case of Canadian Borrower, Canadian Agent) promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $100,000 or the Dollar Equivalent thereof; and (d) promptly forward to Agent (or, in the case of Canadian Borrower, Canadian Agent) a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000 or the Dollar Equivalent thereof, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. Subject to limitations imposed by Governmental Authorities, if Agent (or, in the case of Canadian Borrower, Canadian Agent) at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent's (or, in the case of Canadian Borrower, Canadian Agent's) written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent (or, in the case of Canadian Borrower, Canadian Agent) may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent (or, in the case of Canadian Borrower, Canadian Agent) and shall be in form and substance reasonably acceptable to Agent (or, in the case of Canadian Borrower, Canadian Agent), and (ii) permit Agent (or, in the case of Canadian Borrower, Canadian Agent) or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent (or, in the case of Canadian Borrower, Canadian Agent) deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent (or, in the case of Canadian Borrower, Canadian Agent) for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder; provided, that Canadian Borrower shall not be responsible for the costs of any audits or tests incurred with respect to U.S. Borrower. Borrowers further agree to reimburse Agent for the actual out-of-pocket costs (including fees and expenses) of a third party examiner retained to conduct one field examination per year (or more if a Default or Event of Default shall have occurred and be continuing) to determine Borrowers' compliance with FIFRA; provided, that so long as no Default or Event of Default shall have occurred and be continuing, such audit expenses shall not exceed $50,000 per year or the Dollar Equivalent thereof; provided further that Canadian Borrower shall not be responsible for any such charges, fees and expenses incurred with respect to U.S. Borrower.

     2.6 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases Each Credit Party shall use reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Agent (or, in the case of Canadian Borrower, Canadian Agent). With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent (or, in the case of Canadian Borrower, Canadian Agent) has not received a landlord or mortgagee agreement or bailee letter reasonably satisfactory in form and substance as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Eligible Inventory at that location shall, in Agent's (or, in the case of Canadian Borrower, Canadian Agent's) discretion, be subject to such Reserves as may be established by Agent (or, in the case of Canadian Borrower and its Wholly-Owned Domestic Subsidiaries, Canadian Agent) in accordance with the Compendium of Commercial Finance Law published by the Commercial Finance Association, as updated from time to time. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party or its Subsidiary and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (or, in the case of Canadian Borrower, Canadian Agent), which consent shall not be unreasonably withheld or delayed, but in Agent's (or, in the case of Canadian Borrower, Canadian Agent's) reasonable credit judgment, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location, the establishment of Reserves, or unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. For purposes hereof, it is acknowledged that a landlord agreement substantially in the form of Exhibit 2.6(a), a bailee letter substantially in the form of Exhibit 2.6(b) or a mortgagee agreement substantially in the form of Exhibit 2.6(c), as applicable, shall be deemed to be satisfactory for purposes of complying with Section 2.6. Borrower Representative shall promptly notify Agent if any lease for a leased location where Eligible Inventory with a book value in excess of $500,000 is located is terminated or is threatened to be terminated.

     2.7 Conduct of Business. Each Credit Party shall at all times maintain, preserve and protect all of its material assets and properties used or useful in the conduct of its business in its good faith judgment, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Schedule 2.7 or otherwise disclosed to Agent from time to time pursuant to the Collateral Documents.

     2.8 Maintenance of Accounts. If an Account owing to Canadian Borrower or its Wholly-Owned Subsidiaries includes a charge for any tax payable to any Governmental Authority, Canadian Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Canadian Borrower and to charge Canadian Borrower therefor, except for taxes that (i) are being contested in good faith with reasonable diligence and by appropriate proceedings and with respect to which Canadian Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Encumbrance. Notwithstanding the foregoing, if the Canadian Agent releases to Canadian Borrower an amount in respect of goods and services taxes and sales taxes that are included in each Account, Canadian Borrower shall immediately remit such amount to the proper taxing authority and, if requested by the Canadian Agent, provide the Canadian Agent with a receipt therefor. In no event shall Agents (or the fonde de pouvoir, as the case may be) or any Lender be liable for any taxes to any Government Authority that may be due by Borrowers.

     2.9 Canadian Pension and Benefit Plans. For each existing Canadian Pension Plan of Canadian Borrower or any of its Subsidiaries, Canadian Borrower or Subsidiary, as applicable, shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               (i) For each Canadian Pension Plan hereafter adopted by Canadian Borrower or any of its Subsidiaries which is required to be registered under the ITA or any other applicable laws, that Canadian Borrower or Subsidiary, as applicable, shall use its best efforts to seek and receive confirmation in writing from the applicable governmental authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               (ii) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan of Canadian Borrower or any of its Subsidiaries, Canadian Borrower or Subsidiary, as applicable, shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               (iii) Each Borrower and each Subsidiary of such Borrower shall deliver to Canadian Agent, if requested by Canadian Agent, promptly after the filing thereof by such Borrower or Subsidiary, as applicable, with any applicable governmental authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan of such Borrower or Subsidiary, as applicable.

               (iv) Each Credit Party shall deliver to Canadian Agent promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and notification within 30 days of any increases having a cost to any Credit Party in excess of $250,000 per annum or the Dollar Equivalent thereof, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which such Credit Party was not previously contributing.

     2.10 Supplier Rebates. Borrowers shall promptly notify Agents of any material reduction in, or change in the timing of the payment of, any material Supplier Rebate.

     2.11 Further Assurances.

          (a) Each Credit Party shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent, Canadian Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

          (b) In the event any Credit Party acquires a fee interest in real property after the Closing Date, and such fee interest has a fair market value in excess of $1,000,000 or the Dollar Equivalent thereof at the time when it is acquired, such Credit Party shall deliver to Agent (or, in the case of Canadian Borrower, Canadian Agent) a fully executed mortgage or deed of trust over such real property in substantially the form attached hereto as Exhibit 2.11(b) (subject to any state law requirements) or in such other form as may be in form and substance satisfactory to Agent (or, in the case of Canadian Borrower, Canadian Agent) in its reasonable credit judgment and, in addition to delivering such mortgage or deed of trust, for any real property in which any Credit Party acquires a fee interest which is used as a blending or manufacturing facility, such Credit Party shall also deliver to Agent such mortgagee title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent (or, in the case of Canadian Borrower, Canadian Agent) in its reasonable credit judgment.

          (c) Each Credit Party shall, within ten (10) Business Days after any Person becomes a Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement), (i) cause such Person to guaranty the Obligations (or, in the case of a Canadian Subsidiary, the Obligations solely of the Canadian Borrower) and to grant to Agent (or, in the case of Canadian Borrower, Canadian Agent), for the benefit of Agent (or, in the case of Canadian Borrower, Canadian Agent) and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations (or, in the case of a Canadian Subsidiary, the Obligations solely of the Canadian Borrower and (ii) pledge, or cause to be pledged, to Agent (or, in the case of pledges of Stock by Canadian Borrower or any of its Subsidiaries, Canadian Agent), for the benefit of Agent (or, in the case of pledges of Stock by

Canadian Borrower or any of its Subsidiaries, Canadian Agent) and Lenders, all of the Stock of such Person to secure the Obligations (or, in the case of pledges of Stock by Canadian Borrower or any of its Subsidiaries, the Obligations solely of the Canadian Borrower); provided that if such Person is not a direct or indirect Domestic Subsidiary of U.S. Borrower or Canadian Borrower, such Person shall not be obligated to guaranty the Obligations or grant to the Agent a security interest in the real, personal and mixed property of such Person to secure the Obligations and the pledge of such Person's Stock to Agent shall be limited to 66% of the voting Stock and 100% of the non-voting Stock of such Person. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent, but all such documentation shall be substantially the same in form, scope and substance as the corresponding Loan Documents delivered as of the Closing Date. Furthermore, limitations on perfection of Liens on real estate consistent with those applied as of the Closing Date will continue to be applied.

                                   SECTION 3.
                               NEGATIVE COVENANTS

          For purposes of this Section 3, each reference to Agent shall be deemed to refer to (i) in the case of Canadian Borrower, Canadian Agent and (ii) in the case of any other Credit Party, Agent. Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

     3.1 Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

          (a)  the Obligations;

          (b) Indebtedness consisting of intercompany loans and advances made by any Borrower to any Credit Party (other than Holdings and any Inactive Subsidiary) or by any such Credit Party to any other Credit Party; provided, that, except in the case of Indebtedness described in Section 3.5(b)(ii): (i) such intercompany loans shall not be evidenced by promissory notes; (ii) Borrowers shall record all intercompany transactions on their books and records in a manner reasonably satisfactory to Agent (or, if Canadian Borrower is payee, Canadian Agent); (iii) at the time any such intercompany loan or advance is made by such Borrower or Credit Party and after giving effect thereto, such Borrower or Credit Party shall be Solvent; and (iv) the aggregate balance of all such intercompany loans owing to U.S. Borrower and its Wholly-Owned Domestic Subsidiaries by Canadian Borrower and its Domestic Subsidiaries together with the aggregate cash equity contributions by U.S. Borrower to Canadian Borrower (net of distributions by Canadian Borrower to U.S. Borrower) after the Closing Date and permitted by Section 3.3(l) shall not exceed $25,000,000 or the Dollar Equivalent thereof at any time;

          (c) unsecured Indebtedness of U.S. Borrower and the Guarantors under the Bridge Loan Agreement ("Bridge Loan Agreement") dated as of the Closing Date among U.S. Borrower, UBS Securities LLC, as Arranger, UBS AG, Stamford Branch as Administrative Agent and the other parties thereto, in an aggregate principal amount of up to $225,000,000 plus additional principal amounts paid in kind in lieu of cash (the "Bridge Loans"), and any refinancings of such Indebtedness (including, without limitation, by the issuance of the "Exchange Notes" referenced in the Bridge Loan Agreement or by the issuance of other senior or subordinated notes); provided, that any such refinancing indebtedness (i) shall not have a maturity shorter than seven and one-half years, (ii) shall have an interest rate no greater than 13% per annum, of which no more than 11.5% per annum may be payable in cash (in each case, without giving effect to any default rate) and (iii) shall be in a principal amount not to exceed $225,000,000, plus additional principal amounts payable in kind in lieu of cash from time to time, unless such incurrence is otherwise permitted by another exception in this Agreement.

          (d) Indebtedness not to exceed $15,000,000 or the Dollar Equivalent thereof (in addition to the Indebtedness described in clause (e) or (l) below) in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases or synthetic leases;

          (e)  Indebtedness outstanding on the Closing Date and listed on
Schedule 3.1 (as reduced by any repayments thereof before, on or after the Closing Date), without giving effect to any subsequent extension, renewal or refinancing thereof;

          (f) Indebtedness under (i) Interest Rate Agreements entered into to protect any Borrower or Subsidiary thereof against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement or
(ii) other hedging agreements providing protection against fluctuations in currency values or commodity prices in connection with any Borrower's or any of its Subsidiaries' operations, so long as management of such Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such hedging agreement is a bona fide hedging activity (and is not for speculative purposes);

          (g) Indebtedness of any Borrower or any of its Subsidiaries that may be deemed to exist in connection with the Acquisition Agreement and the Related Transactions Documents or acquisition agreements with respect to Permitted Acquisitions consisting of earn-outs, working capital adjustments or indemnities;

          (h) Indebtedness with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause (h) shall not at any time exceed $15,000,000;

          (i) any other unsecured Subordinated Debt not to exceed $50,000,000 in the aggregate at any time outstanding;

          (j) unsecured, subordinated high yield notes, the proceeds of which are used solely to repay the Revolving Loans and which result in the reduction of the Revolving Loan Commitment on a dollar-for-dollar basis;

          (k) Permitted Acquisition Debt; provided that after giving effect to the incurrence thereof, on a pro forma basis as of the most recently ended Fiscal Quarter preceding the proposed date of incurrence, the Leverage Ratio would not have exceeded 5.0 to 1.0;

          (l) Indebtedness incurred in connection with sale-leasebacks permitted under Section 3.17;

          (m) Indebtedness of any Borrower or any of its Subsidiaries under any commodity hedge agreement, foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks arising from fluctuations in commodity prices, currency values or interest rates, in each case whether contingent or matured, so long as such agreement is not speculative in nature;

          (n) Indebtedness of any Borrower or any of its Subsidiaries arising in connection with the third-party financing of insurance premiums in the ordinary course of business not to exceed $15,000,000 at any time outstanding;

          (o)  other unsecured Indebtedness in an amount not to exceed
$10,000,000;

          (p)  Indebtedness incurred by Holdings;

          (q)  Indebtedness described in Section 3.5(b)(ii); and

          (r) refinancings, refundings, extensions and renewals of the foregoing that do not accelerate the scheduled dates for payment thereof, increase the principal amounts thereof, materially increase the interest rates applicable thereto or enhance the collateral therefor or priority thereof.

     3.2  Liens and Related Matters.
          -------------------------

          (a) No Liens. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on Schedule 3.2).

          (b) No Negative Pledges; No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to:
(1) create or assume any Lien upon its properties or assets, whether now owned or hereafter acquired; (2) pay dividends or make any other distribution on any of such Subsidiary's Stock owned by any Borrower or any other Subsidiary; (3) pay any Indebtedness owed to any Borrower or any other Subsidiary; (4) make loans or advances to any Borrower or any other Subsidiary; or (5) transfer any of its property or assets to any Borrower or any other Subsidiary; in each case except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or a Subsidiary of any Borrower entered into in the ordinary course of business and consistent with past practices, (iv) provisions restricting assignment of any contract entered into by any Borrower or any Subsidiary of any Borrower in the ordinary course of business or in connection with the Acquisition (including, without limitation, the Acquisition Agreement and the agreements, documents and instruments contemplated thereby) or any Permitted Acquisition, (v) customary provisions restricting the assignment of licensing agreements, management agreements or franchise agreements entered into by any Borrower or any of its Subsidiaries in the ordinary course of business, (vi) restrictions applicable to either of the Existing Joint Ventures,
(vii) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the equity interests or assets of such Subsidiary, so long as such sale or disposition of all or substantially all of the equity interests or assets of such Subsidiary is permitted under this Agreement, (viii) the documentation prepared in connection with the issuance of the Senior Notes and refinancings thereof, so long as such restrictions are not materially more restrictive than those existing prior to the refinancing, provided, that such encumbrances or restrictions are no more restrictive than those limitations contained herein, (ix) restrictions contained in agreements governing Indebtedness that do not restrict Agent's and Lenders' ability to obtain first priority perfected Liens on the assets of any Credit Party, subject to Permitted Encumbrances and do not restrict the payment of the Loans and the other Obligations, (x) restrictions on the transfer of assets securing purchase money obligations, industrial revenue bonds and Capital Lease Obligations otherwise permitted under this Agreement, (xi) restrictions on the transfer of assets pursuant to executory contracts for the sale thereof, (xii) for Permitted Encumbrances of the type specified in clause (f) of the definition thereof and
(xiii) restrictions on cash or other deposits under contracts for the purchase of Inventory or Equipment entered into in the ordinary course of business.

     3.3 Investments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

          (a) Borrowers and their Subsidiaries may make and own Investments in Cash Equivalents subject to Control Agreements in favor of Agent (or, in the case of Canadian Borrower, Canadian Agent);

          (b) Credit Parties may make intercompany loans to other Credit Parties to the extent permitted under Section 3.1 and Holdings and its Subsidiaries may be holders of Indebtedness described in Section 3.5(b)(ii);

          (c) Borrowers and their Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business and for the purchase of common Stock and options not to exceed $5,000,000 or the Dollar Equivalent thereof in the aggregate at any time outstanding;

          (d) Borrowers and their Subsidiaries may acquire and hold receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of any such Borrower or any such Subsidiary;

          (e) Borrowers and their Subsidiaries may acquire and own investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (f) Interest Rate Agreements and other hedging agreements entered into in compliance with Section 3.1 shall be permitted;

          (g)  Investments in existence on the Closing Date and listed on
Schedule 3.3 shall be permitted, without giving effect to any additions thereto or replacements thereof, it being understood that any additional Investments made with respect to such existing Investments shall be permitted only if independently permitted under the other provisions of this Section 3.3;

          (h) Holdings, any Borrower or any Subsidiary of Holdings or any Borrower may acquire and hold obligations of one or more officers or other employees of Holdings or any Borrower or any Subsidiary of Holdings or any Borrower in connection with such officers' or employees' acquisition of shares of Holdings common Stock, so long as no cash is actually advanced by Holdings or any Borrower or any Subsidiary of Holdings or any Borrower to such officers or employees in connection with the acquisition of any such obligations;

          (i) any Borrower and any of its Wholly-Owned Domestic Subsidiaries may make Permitted Acquisitions;

          (j) Borrowers and their Subsidiaries may own the Stock of their respective Subsidiaries in existence on the Closing Date (after giving effect to the Related Transactions) or created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 3.3);

          (k) Borrowers and their Subsidiaries may make advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of such Borrower or such Subsidiary;

          (l) (i) any Credit Party may make cash equity contributions to any other Credit Party that is a Wholly-Owned Domestic Subsidiary of the Person making such contribution other than Inactive Subsidiaries and (ii) any Credit Party may make non-cash equity contributions to any other Credit Party that is a Wholly-Owned Subsidiary of the Credit Party making such contribution other than Inactive Subsidiaries, so long as any security interest granted to the Agent for the benefit of Lenders in any assets so contributed (or in any deposit accounts or securities accounts in which such assets are held) shall remain in full force and effect and be perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken; provided, that the aggregate cash equity contributions by U.S. Borrower to Canadian Borrower (net of distributions by Canadian Borrower to U.S. Borrower) after the Closing Date together with the intercompany loans permitted under Section 3.1(b)(iv) shall not exceed $25,000,000 or the Dollar Equivalent thereof at any time;

          (m) Investments in joint ventures, including increased Investments in Existing Joint Ventures, not to exceed $25,000,000 in the aggregate; provided that Credit Parties shall promptly take all steps reasonably necessary to enable Agent to obtain perfected Liens on that portion of the Stock of any joint venture owned by a Credit Party and formed after the Closing Date;

          (n) Investments in promissory notes and other evidence of Indebtedness received as partial consideration for any Asset Dispositions permitted under Section 3.7; and

          (o) other Investments which may be made subject to the conditions applicable to Permitted Distributions set forth in Section 3.5(d); provided, that, the aggregate amount of such Investments (net of returns on such Investments), as of any date of determination, shall not exceed the amount of Permitted Distributions permitted pursuant to Section 3.5(d), shall reduce the amount of Permitted Distributions which may be made pursuant to Section 3.5(d) and the amount of Subordinated Debt which may be prepaid pursuant to Section
3.18 on a dollar-for-dollar basis, and Credit Parties shall promptly take all steps reasonably necessary to enable Agent to obtain first priority perfected Liens on such Investments, including the Stock of any joint venture owned or acquired by a Credit Party.

     3.4 Contingent Obligations. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

          (a)  Letter of Credit Obligations;

          (b) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (c)  those existing on the Closing Date and described in Schedule 3.4;

          (d) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent (or, in the case of Canadian Borrower, Canadian Agent) mortgagee title insurance policies;

          (e) those arising under Interest Rate Agreements or other hedging agreements entered into in compliance with Section 3.1;

          (f) those incurred with respect to Indebtedness permitted by Section 3.1; provided, that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations and the Credit Parties other than Holdings shall not incur Contingent Obligations with respect to Indebtedness incurred by Holdings pursuant to Section 3.1(p);

          (g) Contingent Obligations of (x) any Borrower or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which any of its Wholly-Owned Subsidiaries is the lessee so long as such lease is otherwise permitted under this Agreement, (y) any Borrower or any of its Subsidiaries as a guarantor of any Capital Lease Obligation to which a joint venture is a party or any contract entered into by such joint venture in the ordinary course of business, provided that the maximum liability of such Borrower or any of its Subsidiaries in respect of any obligations as described pursuant to this clause (y) is permitted as an Investment on such date pursuant to the requirements of this Agreement, and (z) any Borrower or any of its Subsidiaries, which Contingent Obligations may be deemed to exist in connection with agreements (including, without limitation, the Acquisition Agreement and the Related Transactions Documents) relating to the Acquisition or Permitted Acquisitions or transactions permitted under
     Section 3.7 (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustments and similar obligations);

          (h) Contingent Obligations with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any Borrower or any of its Subsidiaries or in connection with judgments that do not result in an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause (g) shall not at any time exceed $15,000,000 or the Dollar Equivalent thereof;

          (i) any other Contingent Obligations not expressly permitted by clauses (a) through (h) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $10,000,000 or the Dollar Equivalent thereof; and

          (j) refinancings, refundings, extensions and renewals and/or replacements of any of the above which do not accelerate the scheduled dates for payment thereof, increase the amounts thereof, materially increase any interest rate or fees applicable thereto or enhance the collateral therefor or priority thereof.

     3.5 Restricted Payments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

          (a) U.S. Borrower may make payments and distributions (i) to Holdings that are used by Holdings to pay federal and state income taxes (including used by Holdings to compensate a Subsidiary for the use of a tax benefit by the Holdings tax group) then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business, professional fees, audit expenses and other expenses related to the maintenance of Holdings as a holding company or that (ii) U.S. Borrower or Holdings is required to pay pursuant to the terms of the Acquisition Agreement and the Ancillary Agreements (as such term is defined in the Acquisition Agreement), the Management Consulting Agreement (subject to
     Section 3.8(f)) or applicable law; provided, that such Borrower's aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Holdings shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had such Borrower not filed a consolidated or combined return with Holdings;

          (b) (i) Wholly-Owned Subsidiaries of a Borrower may make Restricted Payments to such Borrower and/or to the parent company of the respective Subsidiary and (ii) Canadian Subsidiaries of Holdings may make Restricted Payments to Holdings or any of its U.S. Subsidiaries and/or to the direct or indirect parent company of the respective Canadian Subsidiary, including, without limitation, Restricted Payments in the form of promissory notes or other debt obligations with respect to which any Canadian Subsidiary of Holdings is the obligor;

          (c) Borrowers may make Restricted Payments to Holdings to permit Holdings to repurchase Stock of Holdings owned by employees of Borrowers or their Subsidiaries whose employment has terminated; provided, that such Restricted Payments shall not exceed $2,500,000 in any Fiscal Year plus a carry-forward of unused amounts from prior years or $12,500,000 in the aggregate;

          (d) Borrowers and Holdings may make Restricted Payments not expressly permitted by clauses (a) through (d) above ("Permitted Distributions") at any time after May 24, 2004; provided, that (i) at no time shall the aggregate amount of such Permitted Distributions (without duplication) exceed $25,000,000, plus up to 50% of the cumulative positive Consolidated Net Income (net of losses) of the Borrowers and their Subsidiaries since the Closing Date plus the net amount of cash invested in the Stock of Holdings since the Closing Date (less Investments pursuant to Section 3.3(o) and prepayments or repurchases of Senior Notes or Subordinated Debt pursuant to Section 3.18), (ii) Aggregate Borrowing Availability both immediately prior to and immediately following any such Permitted Distribution shall be no less than $40,000,000 and (iii) at the time of any such Permitted Distribution, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Distribution; and

          (e) any Subsidiary of any Credit Party that is not a Wholly-Owned Subsidiary may make Restricted Payments to its shareholders or partners generally, so long as the Borrower or the Subsidiary that owns the equity interest or interests in the Subsidiary making such Restricted Payments receives at least its proportionate share thereof (based upon its relative holdings of equity interest in the Subsidiary making such Restricted Payments and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto).

     3.6 Restriction on Fundamental Changes. (I) The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly: (A) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement in a manner which would aversely affect Agent and Lenders in any material respect unless required by law; (B) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days' prior written notice to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), any Wholly-Owned Subsidiary (other than Canadian Borrower) of a Borrower may be merged with or into such Borrower (provided, that such Borrower is the surviving entity) or be merged or consolidated with or into any other Wholly-Owned Subsidiary of such Borrower; (C) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except, upon not less than five (5) Business Days' prior written notice to Agent (or, in the case of Canadian Borrower and its Subsidiaries, Canadian Agent), any Wholly-Owned Subsidiary (other than Canadian Borrower) of a Borrower may liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) into such Borrower or any other Wholly-Owned Subsidiary of such Borrower; or (D) acquire by purchase or otherwise all or any substantial part of the business or assets of any Person other than another Credit Party.

          (II) Notwithstanding the foregoing, any Borrower or a Domestic Wholly-Owned Subsidiary thereof that is a Credit Party may acquire all or substantially all of the assets of any Person (a "Target") or operating division of a Target or 100% of the outstanding stock of any Target or cause any Target to be merged with it or liquidated, wound-up or dissolved into it subject to compliance with the following conditions (in each case, a "Permitted Acquisition"):

          (a) Agent shall receive at least fourteen (14) days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

          (b) such Permitted Acquisition shall only involve assets comprising a business or those assets of a business of the type engaged in by Borrowers as of the Closing Date or otherwise permitted under Section 3.9;

          (c) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

          (d) no additional Indebtedness or Contingent Obligations shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except
(i) industrial revenue bonds, pollution control bonds and other tax-exempt financing, Capital Leases, installment purchase Indebtedness and term loans, in each case secured solely by Fixtures, Equipment and/or Real Estate, and not incurred in anticipation of such Permitted Acquisition ("Permitted Acquisition Debt") and (ii) Loans made hereunder;

          (e) the sum of all amounts payable in connection with all Permitted Acquisitions (including, without duplication, all earn-outs, working capital adjustments, transaction costs and all Permitted Acquisition Debt, and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrowers and Target) shall not exceed (i) $50,000,000 in the aggregate per year or (ii) more than (A) $25,000,000 in the aggregate per year and (B) $50,000,000 in the aggregate during the term of this Agreement, for International Acquisitions and Canadian Acquisitions collectively;

          (f) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

          (g) (i) prior to or within ten (10) Business Days after the closing of any U.S. Acquisition, Agent will be granted Liens in accordance with Section
2.11 in substantially all of the assets acquired pursuant thereto or in all or substantially all of the assets of the Target, all of the Stock of Target (in a stock purchase or merger resulting in a new Subsidiary) shall have been pledged to Agent, and Target (in a Stock purchase or merger resulting in a new Subsidiary) shall have become a Guarantor and a Credit Party hereunder;

               (ii) prior to or within ten (10) Business Days after the closing of any Canadian Acquisition, Canadian Agent will be granted Liens in accordance with Section 2.11 in substantially all of the assets acquired pursuant thereto or in all or substantially all of the assets of the Target, all of the Stock of Target (in a stock purchase or merger resulting in a new Subsidiary) shall have been pledged to Canadian Agent, and Target (in a Stock purchase or merger resulting in a new Subsidiary) shall have become a Guarantor (with respect to the Canadian Loans only) and a Credit Party hereunder; and

               (iii) prior to or within ten (10) Business Days after the closing of any International Acquisition, the Credit Party making such acquisition shall pledge to Agent 66% of the voting stock and 100% of the nonvoting Stock of the Target;

          (h)  Concurrently with delivery of the notice referred to in clause
(a) above, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

               (i) a pro forma consolidated balance sheet, income statement, cash flow statement and Borrowing Availability summary of Holdings and its Subsidiaries (the "Acquisition Pro Forma"), based on the most recent monthly financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma and the Acquisition Projections (as hereinafter defined) shall reflect that (w) Borrowers would have been in compliance with Sections 4.1 and 4.2 (as if Aggregate Borrowing Availability had been less than $40,000,000) after giving effect to such Permitted Acquisition and all Indebtedness incurred or assumed in connection therewith (as if such Permitted Acquisition had occurred on the first day of the relevant 12-month measuring period preceding the Permitted Acquisition), (x) Aggregate Borrowing Availability (excluding that portion of Aggregate Borrowing Availability provided by the In-Season Overadvance and excluding any portion of the Revolving Loans constituting utilization of the In-Season Overadvance) at any time during the 365-day period preceding the consummation of such Permitted Acquisition would not have been less than $60,000,000 as if such Permitted Acquisition had occurred on the first day of such 365-day period), (y) Aggregate Borrowing Availability (excluding that portion of Aggregate Borrowing Availability provided by the In-Season Overadvance) is not projected to be less than $60,000,000 at any time during the 365-day period following the consummation of such Permitted Acquisition on a pro forma basis and (z) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition; provided, that if the aggregate purchase price for any Permitted Acquisition is less than $25,000,000, the Acquisition Pro Forma shall be limited to a pro forma summary of Aggregate Borrowing Availability for the preceding one-year period and the tests set forth in clause (w) above need not be met;

               (ii) updated projections of Aggregate Borrowing Availability covering the one-year period commencing on the date of such Permitted Acquisition on a month-by-month basis (the "Acquisition Projections"), taking into account such Permitted Acquisition;

               (iii) if such Permitted Acquisition includes owned or leased real estate, a phase I environmental audit with respect to the Target in scope and substance consistent with the environmental audits delivered prior to the Closing Date demonstrating that Target and its assets are not subject to any material Environmental Liabilities; provided, that a phase I environmental audit shall be required only if the relevant Credit Parties are not adequately indemnified against such material Environmental Liabilities by a credit-worthy indemnitor; and

               (iv) a certificate of the chief financial officer of Borrower Representative to the effect that: (x) the Acquisition Pro Forma fairly presents in all material respects the financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition or, for Permitted Acquisitions with an aggregate purchase price less than $25,000,000, reasonable retrospective projections of Aggregate Borrowing Availability; and (y) the Acquisition Projections are reasonable projections of Aggregate Borrowing Availability;

          (i) at least 5 days prior to the date of such Permitted Acquisition, Agent shall have received drafts of the acquisition agreement and related agreements and instruments, and the final versions of such acquisition agreement and related agreements and instruments shall not be materially more adverse to the Credit Parties, taken as a whole, than the drafts received,

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

unless Agent receives updated drafts at least 5 days prior to the date of such Permitted Acquisition; and

          (j) at the time of such Permitted Acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          Notwithstanding the foregoing, the Accounts and Inventory of the Target shall not be included in Eligible Accounts and Eligible Inventory until Agent has received a reasonably satisfactory Collateral Audit report and Appraisal with respect thereto. Further notwithstanding the foregoing, with respect to any single Permitted Acquisition for which the aggregate purchase price is less than $5,000,000, the conditions set forth in clauses (a),
(h)(except for sub-clause (iii) of (h)) and (i) need not be complied with. For purposes of calculating the aggregate purchase price in connection with any Permitted Acquisition, any Stock of Holdings used as consideration shall be excluded.

     3.7 Disposal of Assets or Subsidiary Stock. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) transactions not constituting Asset Dispositions, (b) dispositions of equipment that is obsolete, uneconomic or no longer useful (in each case in the reasonable opinion of such Credit Party), (c) transactions between a Credit Party and another Credit Party, (d) transactions permitted under Section 3.17 and (e) other Asset Dispositions by any Credit Party (excluding sales of Accounts and Stock of any Subsidiary) if all of the following conditions are met: (i) the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $20,000,000 or the Dollar Equivalent thereof; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the consideration received is cash or Cash Equivalents for at least 75% of the sale price and promissory notes for the balance; (iv) after giving effect to the Asset Disposition, Borrowers are in compliance with all other terms and conditions of this Agreement; and (v) no Event of Default then exists or would result from such Asset Disposition.

     3.8 Transactions with Affiliates. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on
Schedule 3.8, (b) transactions pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which, to the extent such transactions involve payments or asset transfers in excess of $500,000 in a single transaction or series of transactions, are fully disclosed to Agent (or, in the case of Canadian Borrower, Canadian Agent) and are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such Credit Party or any of its Subsidiaries, (d) payment of customary director's fees, (e) the Acquisition and transactions consummated pursuant to the Acquisition, (f) the payment to Apollo pursuant to the Management Consulting Agreement of management fees in connection with management services provided to Holdings and its Subsidiaries and advisory fees in connection with the Acquisition and Permitted Acquisitions and the reasonable out-of-pocket expenses of Apollo incurred in connection with management services or acquisition advice, in an aggregate amount not to exceed the amounts specified in the Management Consulting Agreement as in effect on the date hereof per Fiscal Year payable (i) in the case of management fees, quarterly on a pro rata basis, (ii) in the case of advisory fees, after the closing of the Acquisition or any Permitted Acquisition, and (iii) in the case of expenses, at the time when such expenses are incurred; provided, that no such payments may be made if an Event of Default has occurred and is continuing at the time of such payment or would occur as a result thereof; provided, however, that, if any portion of such management fees or advisory fees is not paid pursuant to the foregoing proviso, such management fees or advisory fees shall be payable to Apollo upon the waiver or cure of such Event of Default, (g) transactions between a Credit Party and another Credit Party other than an Inactive Subsidiary and subject to the limitations herein regarding transactions between U.S. Borrower and its Subsidiaries and Canadian Borrower and its Subsidiaries,
(h) transactions between Affiliates and Holdings with respect to the Stock of Holdings not otherwise prohibited hereunder and (i) Restricted Payments permitted by Section 3.5.

     3.9 Conduct of Business. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses engaged in as of the Closing Date and businesses reasonably related thereto which would not materially adversely affect (i) the ability of Agent and Lenders to sell or otherwise dispose of the Collateral or
(ii) the Credit Parties' potential Environmental Liabilities.

     3.10 [Intentionally omitted.]
           ---------------------

     3.11 Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years; provided, that upon thirty (30) days' prior notice to Agent the Credit Parties may change their Fiscal Year (such change to be applicable to all Credit Parties included in consolidated financial reporting under GAAP); provided further, that (i) such change does not defer the delivery of audited financial statements required hereunder by more than one Fiscal Quarter and (ii) Borrowers shall deliver such financial information (including reconciliations if required under GAAP) as Agent may reasonably request with respect to such change in Fiscal Year.

     3.12 Press Release; Public Offering Materials. Each Credit Party executing this Agreement agrees that it will not issue any press release or similar public statement using the name of GE Capital or GE Capital Canada or their Affiliates without at least two (2) Business Days' prior notice to GE Capital or GE Capital Canada and without the prior written consent of GE Capital (which consent shall not be unreasonably withheld or delayed and shall be deemed given if no objection is made within such two (2) Business Day period). For purposes of clarification, no such notice or consent is required with respect to any filing with any

Government Authority required by applicable law. Each Credit Party consents to the publication by Agents or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agents or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     3.13 Subsidiaries. The Credit Parties may form new Subsidiaries subject to compliance with Section 2.11(c) hereof.

     3.14 Bank Accounts. The Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts without prior written notice to Agent (or, in the case of Canadian Borrower, Canadian Agent) and unless Agent (or, in the case of Canadian Borrower, Canadian Agent) and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent (or, in the case of Canadian Borrower, Canadian Agent) in such bank account, agrees to comply with instructions originated by Agent (or, in the case of Canadian Borrower, Canadian Agent) directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to limit any security interest the bank may have in the bank account on terms satisfactory to Agent (or, in the case of Canadian Borrower, Canadian Agent) in its reasonable credit judgment and consistent with similar agreements entered into as of the Closing Date with respect to bank accounts. All Credit Parties shall deposit all proceeds of Collateral only in bank accounts subject to such tri-party agreements.

     3.15 Hazardous Materials. The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral for commercial or industrial uses substantially similar to those conducted on the Closing Date, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

     3.16 ERISA. The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

     3.17 Sale-Leasebacks. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale-leaseback, lease in-lease out transaction or similar transaction involving any of its assets, other than sale-leaseback transactions, lease in-lease out transactions and similar transactions resulting in the incurrence of not more than $15,000,000 of Indebtedness.

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

     3.18 Prepayments of Other Indebtedness. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of the Senior Notes or any Subordinated Debt other than with the proceeds of the issuance of Stock or with the proceeds of a refinancing permitted under Section 3.1(r), except that Senior Notes or Subordinated Debt may be prepaid or repurchased subject to the conditions applicable to Permitted Distributions set forth in Section 3.5(d); provided, that the aggregate amount of such repurchases or prepayments, as of any date of determination, shall not exceed the amount of Permitted Distributions permitted pursuant to Section 3.5(d) and shall reduce the amount of Permitted Distributions which may be made pursuant to Section 3.5(d) and the amount of Investments permitted pursuant to Section 3.3(o) on a dollar-for-dollar basis.

     3.19 Inactive Subsidiaries. Notwithstanding any provision herein contained to the contrary, the Inactive Subsidiaries shall not (i) incur any Indebtedness other than guarantees of the Obligations and the Senior Notes or (ii) accept transfers of assets from any other Credit Party.

                                   SECTION 4.
                          FINANCIAL COVENANTS/REPORTING
                          -----------------------------

          Borrowers covenant and agree that from and after the date hereof until the Termination Date, Borrowers shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

     4.1 Minimum EBITDA. So long as Aggregate Borrowing Availability is less than $40,000,000, Holdings and its Subsidiaries shall have EBITDA of at least $70,000,000, measured as of the last day of each month for the trailing twelve months then ended.

     4.2 Minimum Fixed Charge Coverage Ratio. So long as Aggregate Borrowing Availability is less than $40,000,000, Holdings and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0, measured as of the last day of each month for the trailing twelve months then ended.

     4.3 Financial Statements and Other Reports. Holdings and Borrowers will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly and interim Financial Statements are not required to have footnote disclosures). Borrower Representative will deliver each of the Financial Statements and other reports described below to Agents (and each Lender in the case of the Financial Statements and other reports described in Sections (4.3)(a), (b), (d), (f), (g), (h), and (k)).

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

          (a) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Borrowers' Fiscal Year), Borrower Representative will deliver (1) the consolidated balance sheets of Borrowers and their Subsidiaries, as at the end of such month, and the related consolidated statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Borrower to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.3(f) and (3) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          (b) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrowers, Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Borrowers and their Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of Certified Public Accountants selected by Borrowers and reasonably acceptable to Agents, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") "Reports on Audited Financial Statements" and such report shall be "Unqualified" as to going concern and scope of audit (as such term is defined in such Statement).

          (c) Accountants' Reports. Promptly upon receipt thereof, Borrower Representative will deliver, if such accountants consent to such delivery, copies of all significant reports submitted by Borrowers' firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Borrowers or their Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          (d)  Additional Deliveries. Borrower Representative shall deliver:

               (i) To Agent, no later than seven (7) Business Days after the end of each Fiscal Month (or more frequently if requested by Agent while an Event of Default has occurred and is continuing) (together with a copy of any of the following reports requested by Agent in writing after the Closing Date), a Borrowing Base Certificate with respect to each Borrower, accompanied by items
(A) through (C) below and such other supporting detail and documentation as shall be requested by Agent (or, in the case of Canadian Borrower, Canadian Agent) in its reasonable credit judgment (in substantially the same form as
Exhibit 4.3(d), with appropriate attachments) (the "Borrowing Base Certificate"); provided, that if Aggregate

Borrowing Availability is less than $100,000,000 after January 1, 2004, the Borrowing Base Certificates shall instead be delivered by Borrower Representative to Agent (or, in the case of Canadian Borrower, to Canadian Agent), at Agent's (or, in the case of Canadian Borrower, Canadian Agent's) request, no later than Noon (New York time) on Wednesday of each week (each of which shall be prepared by Borrowers as of the last day of the immediately preceding week):

                    (A) with respect to each Credit Party, in conjunction with each Borrowing Base Certificate, a summary of Inventory by location and type with a supporting perpetual Inventory report;

                    (B) with respect to each Credit Party, in conjunction with each Borrowing Base Certificate, a monthly trial balance showing Accounts outstanding aged from due date as follows: current, 1 to 30 days past due and 31 to 60 days past due or more; and

                    (C) a collateral report indicating additions and reductions (cash and non-cash) with respect to accounts of each Borrower.

All Borrowing Base Certificate calculations shall be made in Dollars, in the case of calculations of the U.S. Borrowing Base, and in Canadian Dollars, in the case of the Canadian Borrowing Base; provided, that the Canadian Borrowing Base shall be converted to Dollars from time to time in accordance with Section 1.13 at the exchange rates most recently quoted by Agent in accordance with such
Section 1.13.

               (ii) If requested by Agent, to Agent, (or, in the case of Canadian Borrower, Canadian Agent) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Industrial Design Office, the Canadian Patent Office, the Canadian Intellectual Property Office, the Canadian Copyright Office or any similar office or agency in the prior Fiscal Quarter.

          (e) Appraisals; Inspections. Within 60 days prior to June 30/th/ of each year and December 31/st/ of each year, Borrower Representative (or in the case of Canadian Borrower, Canadian Agent) shall deliver to Agent an Appraisal of Borrowers' Inventory; provided, that the mid-year Appraisal shall be a desktop appraisal so long as no Event of Default has occurred and is continuing.

          (f) Projections. As soon as available and in any event no later than the last day of each of Borrowers' Fiscal Years, Borrower Representative will deliver Projections of Holdings and its Subsidiaries for the forthcoming fiscal year, month by month.

          (g) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Holdings, Borrowers or any of their Subsidiaries to their Stockholders, (2) all regular and periodic reports and all registration statements and

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

prospectuses, if any, filed by Holdings, Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Holdings, Borrowers or any of their Subsidiaries to the public concerning developments in the business of any such Person.

          (h) Events of Default, Etc. Promptly upon any senior executive officer of any Credit Party obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver copies of all notices given or received by such Borrower or Holdings or any of their Subsidiaries with respect to any such event or condition and a certificate of Borrower Representative's chief executive officer specifying the nature and period of existence of such event or condition and what action Holdings, Borrowers or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to any Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); or (3) any event or condition that has had a Material Adverse Effect.

          (i) Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries ("Litigation") not previously disclosed by Borrower Representative to Agent (or, in the case of Canadian Borrower, Canadian Agent) or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower Representative will promptly give notice thereof to Agent (or, in the case of Canadian Borrower, Canadian Agent) and, subject to protecting privileges, provide such other information as may be reasonably available to them without violating any contractual confidentiality obligation applicable to the Credit Parties to enable Agent (or, in the case of Canadian Borrower, Canadian Agent) and its counsel to evaluate such matter.

          (j) Notice of Corporate and other Changes. Borrower Representative shall provide prompt written notice of any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

          (k) Compliance Certificate. Together with each delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Sections 4.3(a) and (b), Borrowers will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.3(k) (the "Compliance Certificate") signed by Borrower Representative's chief executive officer or chief financial officer.

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

          (l) Other Information. With reasonable promptness, Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent.

     4.4 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agents pursuant to Section 4.3 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided, that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrowers shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          To induce Agents and Lenders to enter into the Loan Documents, to make Advances and to issue or cause to be issued Letters of Credit, Borrowers and the other Credit Parties executing this Agreement, represent, warrant and covenant to Agents and each Lender that the following statements are, and immediately after giving effect to the Related Transactions will be, true, correct and complete with respect to all Credit Parties (including Acquisition Co., UAP's predecessor company, for purposes of this Section 5), as applicable:

     5.1 Disclosure. No representation or warranty of Acquisition Co. or any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agents or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents, taken as a whole, contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections.

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

     5.2 No Material Adverse Effect. Since February 28, 2003 there have been no events or changes in facts or circumstances affecting Acquisition Co. or any Credit Party or any of its Subsidiaries which individually or in the aggregate have had a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

     5.3 No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of Acquisition Co. or any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     5.4  Organization, Powers, Capitalization and Good Standing.

          (a) Organization and Powers. Each of the Credit Parties and each of their Subsidiaries is and, immediately prior to the consummation of the Related Transactions, Acquisition Co. was, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a). Each of the Credit Parties and each of their Subsidiaries has and, immediately prior to the consummation of the Related Transactions, Acquisition Co. had, all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions, subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, Credit Parties are in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Capitalization. As of the Closing Date: (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on
Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agents for the benefit of Agents and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock of each of the Credit Parties and each of their Subsidiaries is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar

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

agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

          (c) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable Credit Parties thereto, each enforceable against each of such Credit Parties, as applicable, in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     5.5 Financial Statements and Projections. All Financial Statements concerning Holdings, Borrowers and their Subsidiaries which have been or will hereafter be furnished to Agents pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and audit and normal year-end adjustments.

          (a) The consolidated balance sheets at February 28, 2003 and the related statement of income of Borrowers and their subsidiaries, for the Fiscal Year then ended, audited by Deloitte & Touche LLP.

          (b) The consolidated balance sheet at October 19, 2003 and the related statement of income of Borrowers and their subsidiaries for the eight (8) months then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.4(f) are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections.

     5.6 Intellectual Property. Each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries. Schedule 5.6 includes a list of (i) the registration (or patent) for each registered item of Intellectual Property (or patent) owned by the Credit Parties and material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries, (ii) the application for the registration (or patent) for each item of Intellectual Property for which an application for registration (or patent) is pending and owned by the Credit Parties and material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries, and (iii) each license or other

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agreement under which the Intellectual Property of a third-party is licensed by the Credit Parties and material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries, other than normal and routine off-the-shelf software license agreements. Except as set forth on
Schedule 5.6, all such material Intellectual Property that is owned by the Credit Parties and their subsidiaries is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as set forth on Schedule 5.6, all such material Intellectual Property that the Credit Parties or their Subsidiaries are licensed to use or otherwise have the right to use is used pursuant to a valid license agreement in full force and effect. No Credit Party has received any written notice or claim of infringement which could reasonably be expected to be materially adverse to the Credit Parties by or from any other Person with respect to any material Intellectual Property, with the exception of those claims set forth on Schedule 5.6.

     5.7 Investigations, Audits, Etc. As of the Closing Date, except as set forth on Schedule 5.7, no Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

     5.8 Employee Matters. Except as set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, provincial, local or foreign law applicable to such matters, except, in each case, for any non-compliance arising in the ordinary course of business that can be resolved in the ordinary course of business without material liability to any Credit Party or any of its Subsidiaries and without materially adversely affecting the business of any Credit Party or any of its Subsidiaries. Except as set forth on Schedule 5.8, neither Borrower nor any of its Subsidiaries is party to an employment contract.

     5.9  Solvency. Each of the Credit Parties and its Subsidiaries is Solvent.

     5.10 Litigation; Adverse Facts. Except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect.

     5.11 Use of Proceeds; Margin Regulations.

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          (a)  No part of the proceeds of any Loan will be used for "buying" or
"carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          (b) Borrowers shall utilize the proceeds of the Loans solely for the Acquisition (and to pay any related transaction expenses), for Permitted Acquisitions, and for the financing of Borrowers' working capital and general corporate needs. Schedule 5.11 contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

     5.12 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Schedule 5.12 constitutes materially all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries. Each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on
Schedule 5.12, and, to the extent requested in writing by Agent or Canadian Agent, copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent (or, in the case of Canadian Borrower, Canadian Agent) have been delivered to Agent (or, in the case of Canadian Borrower, Canadian Agent). Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor or sublessor as of the Closing Date. Each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that are reasonably likely to result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries. Schedule 5.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate that is material to the business of the Credit Parties. As of the Closing Date, no material portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied or is currently being repaired or otherwise remedied. As of the Closing Date, all material permits required to have been issued to enable the Real Estate to be occupied pursuant to laws in all material respects and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

     5.13 Environmental Matters.

          (a) Except as set forth in Schedule 5.13, as of the Closing Date: (i) the real property owned, leased or subleased by any Credit Party or any of its Subsidiaries is free of

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contamination from any Hazardous Material except for such contamination that could not reasonably be expected to impact materially and adversely the value or marketability of such Real Estate (based on continued commercial or industrial use as part of the Credit Parties' business or a similar business to that conducted on the Closing Date) and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 or the Dollar Equivalent thereof in the aggregate; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 or the Dollar Equivalent thereof in the aggregate; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 or the Dollar Equivalent thereof in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of $500,000 or the Dollar Equivalent thereof in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 or the Dollar Equivalent thereof in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, Canadian federal or provincial statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes, Canadian federal or provincial statutes; and (viii) the Credit Parties have provided to Agent (or, in the case of Canadian Borrower, Canadian Agent) copies of all existing, non-privileged, Phase One or Phase Two environmental reports, environmental compliance reviews or audits, or documents of similar scope and content, material unresolved notices of violation, pending complaints, and pending orders pertaining to actual or potential Environmental Liabilities, in each case relating to any of the Credit Parties or their subsidiaries, and in each case in the possession, custody or control of Apollo Management, L.P.

          (b) Each Credit Party hereby acknowledges and agrees that Agent (or, in the case of Canadian Borrower, Canadian Agent) (i) is not now, and has not ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries, and (ii) does not have the

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capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's or its Subsidiaries' conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

     5.14 ERISA And Canadian Pension And Benefit Plans.

          (a) Schedule 5.14(a) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all Plans listed on Schedule 5.14(a), together with a copy of the latest form IRS/DOL 5500-Series for each such Plan have been delivered to Agent. Except for failures to comply which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the IRC and (ii) neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC. No Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Title IV Plan in excess of $500,000.

          (b) Except as set forth in Schedule 5.14(a): (i) no Title IV Plan has an Unfunded Pension Liability in excess of $10,000,000; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur which could reasonably be expected to result in liability to a Credit Party in excess of $500,000; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan which could reasonably be expected to result in a Material Adverse Effect; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate which could reasonably be expected to result in a Material Adverse Effect and (vi) except in the case of any eligible individual account plan as defined in ERISA Section 407(d)(3), Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan.

          (c) Schedule 5.14(b) lists all Canadian Benefit Plans and Canadian Pension Plans. All Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and Canadian Pension Plans adopted by any Credit Party have been made available to Agent and Canadian Agent. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which

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require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of any Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). Neither Canadian Borrower, nor Access nor their Domestic Subsidiaries employs any employees outside of Canada.

     5.15 Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     5.16 Deposit and Disbursement Accounts. Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and
Schedule 5.16 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

     5.17 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agents or their counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17: supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 or the Dollar Equivalent thereof per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 or the Dollar Equivalent thereof per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

     5.18 Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

     5.19 Acquisition Agreement. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Acquisition Agreement (including all schedules,

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exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and, to the knowledge of Borrower, no other Person party thereto, is in default in the performance or compliance with any provisions thereof. The Acquisition Agreement complies in all material respects with, and the Acquisition will on the Closing Date be consummated in all material respects in accordance with, all applicable laws. The Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Seller, any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Acquisition Agreement, have been obtained, and no such approvals impose any material adverse conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. To the best of each Borrower's knowledge, none of the Seller's representations or warranties in the Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading.

     5.20 Taxes and Tax Returns.

          (a) As of the Closing Date, (i) all Tax Returns required to be filed by the Credit Parties have been timely and properly filed and (ii) all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), have been paid except for any such filings, payments or accruals which would not have a Material Adverse Effect. No Governmental Authority has asserted any claim for taxes, or to any Credit Party's knowledge, has threatened to assert any claim for taxes that (A) are not indemnified by Seller and (B) that would, if paid by a Credit Party, have a Material Adverse Effect. All taxes required by law to be withheld or collected and remitted (including, without limitation, income, tax, Canada Pension Plan and Quebec Pension Plan contributions, unemployment insurance and workman's compensation premiums) with respect to the Credit Parties have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment), except for amounts which would not have a Material Adverse Effect.

          (b) None of the Credit Parties has been notified that either the IRS, the Canada Customs and Revenue Agency or any other Governmental Authority has raised any adjustments or intends to raise such adjustments, in connection with any Tax Return of the Credit Parties, which adjustments would have a Material Adverse Effect.

          (c) None of the Credit Parties is a party to, is bound by, or has any obligation under, any tax sharing agreement, tax indemnification agreement or similar contract or arrangement, excluding leases entered into in the ordinary course of business and sales contracts, that, either individually or in the aggregate, could have a Material Adverse Effect.

          (d) Each of Canadian Borrower and Access is a registrant for the purposes of the Excise Tax Act (Canada) having registration number 87 543 1603 RT 001 and 88 639 9849 RC 001, respectively, and is not a financial institution within the meaning of the Excise Tax Act

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(Canada). None of the Credit Parties (excluding Canadian Borrower and Access) is a registrant for the purposes of the Excise Tax Act (Canada). None of the Credit Parties (excluding Canadian Borrower and Access) has made any election under the Excise Tax Act (Canada).

                                   SECTION 6.
                          DEFAULT, RIGHTS AND REMEDIES
                          ----------------------------

     6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

          (a) Payment. (1) Failure to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or (2) failure to pay, within three (3) Business Days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

          (b) Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay or such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $5,000,000 or the Dollar Equivalent thereof or having an aggregate principal amount in excess of $10,000,000 or the Dollar Equivalent thereof to become or be declared due prior to their stated maturity or to take enforcement action with respect thereto; or

          (c) Breach of Certain Provisions; Breach of Warranty. Failure of any Credit Party to (i) perform or comply with any term or condition contained in
Section 2.4(a) as to Borrowers only, Sections 2.11(c), 3, 4.1, 4.2 or 4.3(h)(1); or (ii) perform, keep or observe any of the provisions of Section 2.3 or Section 4.3(d)(i) solely with respect to Borrowing Base Certificates, and solely with respect to Section 2.3 and Section 4.3(d)(i), such failure shall remain unremedied for fifteen (15) days or more; or

          (d) Borrowing Base Certificate; Breach of Warranty. Any information contained in any Borrowing Base Certificate or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent, Canadian Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

          (e) Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a

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different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower Representative of notice from either Agent or Requisite Lenders of such default or (2) actual knowledge of a senior executive officer of any Borrower or any other Credit Party of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code or any other Insolvency Law, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any Insolvency Law; or (b) a decree or order of a court for the appointment of a receiver, interim receiver, receiver and manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, interim receiver, receiver and manager, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) any Credit Party commences a voluntary case under the Bankruptcy Code or any other Insolvency Law, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) any Credit Party fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or (4) the board of directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

          (h) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving (1) an amount in any individual case in excess of $5,000,000 or the Dollar Equivalent thereof or (2) an amount in the aggregate at any time in excess of $10,000,000 or the Dollar Equivalent thereof (in either case to the extent not adequately covered by insurance in Agent's (or, in the case of Canadian Borrower, Canadian Agent's) sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

          (i) Dissolution. Any order, judgment or decree is entered against any Credit Party other than an Inactive Subsidiary decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

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

          (j) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (k)  Change of Control. A Change of Control occurs.

     6.2 Suspension or Termination of Commitments. Upon the occurrence of any Event of Default, Agents may, and at the request of Requisite Lenders, Agents shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders' obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment.

     6.3 Acceleration and other Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived (including for purposes of Section 10) by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agents may, and at the request of the Requisite Lenders, Agents shall, by written notice to Borrower Representative
(a) reduce the aggregate amount of the Commitments from time to time, (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon ("Acceleration of the Obligations"), (c) terminate all or any portion of the obligations of Agents, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that U.S. Borrower immediately deliver cash to Agent for the benefit of L/C Issuers (and U.S. Borrower shall then immediately so deliver) in an amount equal to 103% of the aggregate outstanding Letter of Credit Obligations, (e) require that Credit Parties deliver to Agent (or, in the case of Supplemental Real Estate owned by Canadian Borrower, Canadian Agent) a fully executed Mortgage over each parcel of Supplemental Real Estate in form and substance satisfactory to Agent (or, in the case of Supplemental Real Estate owned by Canadian Borrower, Canadian Agent), together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent (or, in the case of Supplemental Real Estate owned by Canadian Borrower, Canadian Agent) (and Credit Parties shall use commercially reasonable efforts to deliver the foregoing within 30 days) and (f) exercise any other remedies which may be available under the Loan Documents or applicable law. Borrowers hereby grant to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations. Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges and expenses of L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations. After all such Letters of Credit shall have

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expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrowers. Borrowers shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

     6.4 Performance by Agent. So long as an Event of Default has occurred and is continuing, if any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent (or, in the case of Canadian Borrower, Canadian Agent) may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein to the extent necessary to protect the Collateral, the value thereof or the priority of Agent's Liens therein. In such event, such Credit Party shall, at the request of Agent (or, in the case of Canadian Borrower, Canadian Agent), promptly pay any amount reasonably expended by Agent (or, in the case of Canadian Borrower, Canadian Agent) in such performance or attempted performance to Agent (or, in the case of Canadian Borrower, Canadian Agent), together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in
Section 1.2(d) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent (or, in the case of Canadian Borrower, Canadian Agent) shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

     6.5 Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agents from or on behalf of Borrowers, and Agent (or, in the case of Canadian Borrower, Canadian Agent) shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent (or, in the case of Canadian Borrower, Canadian Agent) may deem advisable notwithstanding any previous application by Agent (or, in the case of Canadian Borrower, Canadian Agent). Following Acceleration of the Obligations, all payments received with respect to the Obligations, including the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all Fees, costs and expenses incurred by or owing to Agent (or, in the case of Canadian Borrower, Canadian Agent) and reimbursable by Credit Parties pursuant to this Agreement or the other Loan Documents; second, to accrued and unpaid Fees owing to Lenders and interest on the Obligations (including any interest which but for the provisions of the Insolvency Laws, would have accrued on such amounts, but excluding Fees and interest with respect to the In-Season Overadvance); third, to the principal amount of the Revolving Loans, including the cash collateralization of the Letter of Credit Obligations as set forth above (other than the principal balance of In-Season Overadvances); fourth, to accrued and unpaid Fees and interest with respect to the outstanding In-Season Overadvances; fifth, to the principal amount of outstanding In-Season Overadvances; and sixth to any other obligations of Borrowers owing to Agents or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

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                                   SECTION 7.
                               CONDITIONS TO LOANS
                               -------------------

          The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

     7.1 Conditions to Initial Loans. The obligations of Lenders and L/C Issuers to make the initial Loans and to issue or cause to be issued Letters of Credit on the Closing Date are, in addition to being subject to the satisfaction of the conditions precedent specified in Section 7.2, subject to the completion of the following conditions in a manner, unless specifically set forth otherwise, reasonably satisfactory to Agents in their sole discretion:

          (a) Closing Checklist. Except as otherwise provided in the Post-Closing Matters Agreement, the Credit Parties shall deliver all documents listed on, take all actions set forth on and satisfy all other conditions precedent listed on the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Agents and Lenders;

          (b) Acquisition. The aggregate purchase price for the Acquisition (inclusive of all fees and expenses of Agents and Lenders shall not exceed $610,000,000;

          (c) Acquisition Agreement. As of the Closing Date, no material modifications to the Acquisition Agreement or Transition Services Agreements adverse to Holdings, Borrowers or Agents shall have occurred since October 30, 2003 and the conditions precedent therein to the Acquisition shall have been met or waived in a manner not adverse to Agents. The disclosure schedules and exhibits to the Acquisition Agreement and the Ancillary Agreements (as such term is defined in the Acquisition Agreement) shall all be reasonably satisfactory to Agents;

          (d) Consummation of Related Transactions. The Related Transactions shall, on the Closing Date, be consummated in accordance with the terms of the Related Transactions Documents simultaneously with the making of the initial Loans and the issuance of the Letters of Credit to be issued on the Closing Date;

          (e) Corporate Structure; Solvency. The corporate structure of the Credit Parties shall not have been modified from the structure disclosed to Agents as of October 30, 2003 in any respect that is materially adverse to the interests of the Agents. Agents shall have received a third party opinion both in form and substance and by Valuation Research, Inc. opining that the Borrowers (giving effect to the Related Transactions) are Solvent;

          (f) Approvals. Agents shall have received satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons, including, without limitation, all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions;

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          (g)  Opening Availability. After giving effect to the payment of, or the creation of a Reserve for, all fees and expenses related to the Related Transactions, no more than $260,000,000 in Revolving Loans will be drawn as of the Closing Date. The Eligible Accounts and Eligible Inventory supporting the initial U.S. Revolving Credit Advance, the initial Canadian Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as reasonably determined by Agents, to provide Borrowers with Aggregate Borrowing Availability, after giving effect to the initial U.S. Revolving Credit Advance, the initial Canadian Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions of at least $50,000,000;

          (h) Financial Statements. Agents shall have received and approved the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries, as at the end of September and October 2003, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such months; and

          (i) Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which could reasonably be expected to have a Materially Adverse Effect upon the financial condition of the Borrowers or their Subsidiaries or the Collateral.

     7.2 Conditions to All Loans. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the "Funding Date"):

          (a) (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, and (ii) Agent (or, in the case of Canadian Borrower, Canadian Agent) or Requisite Lenders have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

          (b) (i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and (ii) Agent (or, in the case of Canadian Borrower, Canadian Agent) or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

          (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), (i) the outstanding amount of the aggregate U.S. Revolving Loan would exceed remaining U.S. Borrowing Availability or (ii) the outstanding amount of the Canadian Revolving Loan would exceed the remaining Canadian Borrowing Availability; or

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          (d)  after giving effect to any Advance (or the incurrence of any
Letter of Credit Obligation), Aggregate Borrowing Availability would be less than $40,000,000 or the Dollar Equivalent thereof and Borrowers shall have not delivered to Agents a Compliance Certificate demonstrating that EBITDA and the Fixed Charge Coverage Ratio were at least $70,000,000 or the Dollar Equivalent thereof and 1.1 to 1.0, respectively, as of the last day of the month ending 30 or fewer days prior to the proposed date of such Advance or the incurrence of such Letter of Credit Obligation.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 7.2 have been satisfied and (ii) a reaffirmation by Borrowers (other than Canadian Borrower) of the cross guaranty provisions set forth in
Section 10 and of the granting and continuance of Agent's (or, in the case of Canadian Borrower, Canadian Agent's) Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                                   SECTION 8.
                          ASSIGNMENT AND PARTICIPATION

     8.1  Assignment and Participations.

          (a) Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent (an "Assignment Agreement"); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent, that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $3,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $3,000,000; (iv) require a payment to Agent of an assignment fee of $3,500; (v) be on a pro rata basis among all U.S. Revolving Loans, Canadian Revolving Credit Advances and Participating Interests of the Assigning Lender and (vi) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed and shall be deemed granted if not objected to within five (5) Business Days following notice thereof to Borrower Representative. Notwithstanding the above, Agent or Canadian Agent, as applicable, may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees; provided that, so long as no Event of Default has occurred and is continuing, such

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assignment shall also require the Borrower Representative's consent, which consent shall not be unreasonably withheld or delayed. If, after giving effect to any assignment by GE Capital in its capacity as a Lender hereunder, its Revolving Loan Commitment is less than $25,000,000, it shall be obligated to assign its entire Swing Line Commitment to another Lender, which assignment shall, so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which consent shall not be unreasonably withheld or delayed and shall be deemed granted if not objected to within five
(5) Business Days following notice thereof to Borrower Representative. In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or Canadian Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or Canadian Agent, as applicable, or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or Canadian Agent, as applicable, or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 8.1(a), (x) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (y) any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to trustee for the benefit of its investors and (z) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.10, 1.11, 8.3 and 9.1, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant. Neither Agents nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. The provisions of this

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Section 8.1(b) do not apply to the Participating Interests or the Lenders or their Affiliates in their capacity as holders of the Participating Interests. Any participation sold by a Lender or a participant shall be on a pro rata basis among all Revolving Loans and Participating Interests.

          (c) Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or Agent or Canadian Agent, as applicable, and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) In connection with the primary syndication of the Loans to occur within 90 days after the Closing Date, each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a reasonable timetable established by Agent or Canadian Agent, as applicable, in its sole discretion. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5. Agent or Canadian Agent, as applicable, shall maintain, on behalf of Borrowers, in its offices located at 500 West Monroe Street, Chicago, Illinois (or, in the case of Canadian Agent, 11 King West 1500, Toronto, Ontario ) a "register" for recording the name, address, commitment and Loans owing to each Lender. The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error. Borrowers, Agents and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

          (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

          (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.10(a), increased costs or an inability to fund LIBOR Loans under Section 1.10(b), or withholding taxes in accordance with Section 1.11.

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     8.2  Agent.

          (a) Appointment. GE Capital is hereby appointed to act on behalf of all Lenders and Canadian Agent with respect to the administration of Loans made to U.S. Borrower and to act as agent on behalf of all Lenders and Canadian Agent with respect to Collateral of U.S. Borrower and its Domestic Subsidiaries under this Agreement and the other Loan Documents. GE Canada is hereby appointed to act as Canadian Agent on behalf of all Lenders with respect to the administration of all Loans made to Canadian Borrower and with respect to all Collateral of Canadian Borrower, Access and their Domestic Subsidiaries under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent (or, in the case of the Canadian Revolving Loan, Canadian Agent) to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent and Canadian Agent are authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this Section
8.2 and Section 9.2. The provisions of this Section 8.2 are solely for the benefit of Agents and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and Canadian Agent and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. In performing its functions and duties under this Agreement, Canadian Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. Agents may perform any of their duties hereunder, or under the Loan Documents, by or through its agents or employees.

          (b) Nature of Duties. The duties of Agents shall be mechanical and administrative in nature. Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent or Canadian Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent or Canadian Agent, as applicable, shall send notice thereof to each Lender. Agent or Canadian Agent, as applicable, shall promptly notify each Lender any time that the Requisite Lenders or Supermajority Lenders have instructed Agent or Canadian Agent, as applicable, to act or refrain from acting pursuant hereto.

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          (c)  Rights, Exculpation, Etc. Neither Agents nor any of their officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agents shall be liable to the extent of their own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. Agents shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall Agents be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing their functions and duties hereunder, Agents shall exercise the same care which they would in dealing with loans for their own accounts, but neither Agents nor any of their agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. Agents shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Agents may at any time request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents they are permitted or required to take or to grant. If such instructions are promptly requested, Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until they shall have received such instructions from the Requisite Lenders, Supermajority Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agents as a result of Agents acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable, Agents shall have no obligation to take any action if they believe, in good faith, that such action is deemed to be illegal by Agents or exposes Agents to any liability for which they have not received satisfactory indemnification.

          (d) Quebec. Without limiting any of the foregoing provisions in favor of Agent or Canadian Agent, for the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec, including any deed of hypothec, debenture, bond or other title of indebtedness and debenture or bond pledge agreements, Canadian Agent is hereby appointed to act as the Person holding an irrevocable power of attorney (fonde de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each present and future Lender. By executing an Assignment Agreement, each future Lender shall be deemed

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to ratify the power of attorney (fonde de pouvoir) granted herein. Canadian
Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of an Act respecting the Special Powers of Legal Persons (Quebec), Canadian Agent may, as the Person holding the power of attorney of Lenders, acquire and or be the pledgee of any debentures, bonds or other titles of indebtedness secured by any hypothec granted by any Credit Party to the Canadian Agent pursuant to the laws of the Province of Quebec.

          (e) Reliance. Agents shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by them in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agents shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agents in their sole discretion.

          (f) Indemnification. Lenders will reimburse and indemnify Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agents in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agents under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agents' gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to Agents for any purpose shall, in the opinion of Agents, be insufficient or become impaired, Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders, Supermajority Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this Section 8.2(f) shall survive the payment in full of the Obligations and the termination of this Agreement.

          (g) GE Capital and GE Canada Individually. With respect to their Commitments hereunder, GE Capital and GE Canada shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders", "Supermajority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital and GE Canada in their individual capacities as Lenders or one of the Requisite Lenders or Supermajority Lenders. GE Capital and GE Canada, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if they were not acting as Agents pursuant hereto and without any duty

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to account therefor to Lenders. GE Capital and GE Canada, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

          (h)  Successor Agent.

               (i) Resignation. Either Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

               (ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent or Canadian Agent, as applicable, which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers (or, in the case of Canadian Agent, Canadian Borrower). If a successor Agent or Canadian Agent, as applicable, shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent or Canadian Agent, as applicable, upon notice to Borrower Representative, shall then appoint a successor Agent or Canadian Agent, as applicable, who shall serve as Agent or Canadian Agent, as applicable, until such time, if any, as Requisite Lenders appoint a successor Agent or Canadian Agent, as applicable, as provided above.

               (iii) Successor Agent. Upon the acceptance of any appointment as Agent or Canadian Agent, as applicable, under the Loan Documents by a successor Agent or Canadian Agent, as applicable, such successor Agent or Canadian Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Canadian Agent, as applicable, and the retiring Agent or Canadian Agent, as applicable, shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's or Canadian Agent's, as applicable, resignation as Agent or Canadian Agent, as applicable, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent or Canadian Agent, as applicable.

          (i)  Collateral Matters.

               (i) Release of Collateral. Lenders hereby irrevocably authorize each of Agent and Canadian Agent, at its option and in its discretion, to release any Lien granted to or held by Agent or Canadian Agent upon any Collateral (x) upon termination of the Commitments and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or (y) constituting property being sold or disposed of if Borrowers (or any of them) certify to Agent or Canadian Agent, as applicable, that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent or Canadian Agent, as applicable, may rely in good faith conclusively on any such certificate, without further inquiry).

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               (ii)  Confirmation of Authority; Execution of Releases. Without
in any manner limiting Agent's or Canadian Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by Agent or Canadian Agent or Borrower Representative, the authority to release any Collateral conferred upon Agent or Canadian Agent under clauses (x) and (y) of
Section 8.2(h)(i). Upon receipt by Agent or Canadian Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days' prior written request by Borrower Representative, Agent or Canadian Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent or Canadian Agent upon such Collateral; provided, however, that (x) Agent or Canadian Agent shall not be required to execute any such document on terms which, in Agent's or Canadian Agent's opinion, would expose Agent or Canadian Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (iii) Absence of Duty. Agents shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agents in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agents may act in any manner they may deem appropriate, in their discretion, given Agents' own interest in property covered by the Collateral Documents as one of the Lenders and that Agents shall have no duty or liability whatsoever to any of the other Lenders, provided that Agents shall exercise the same care which they would in dealing with loans for its own account.

          (j) Agency for Perfection. Agents and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agents' security interest in assets which, in accordance with the Code or PPSA in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent or Canadian Agent) obtain possession or control of any such assets, such Lender shall notify Agents thereof, and, promptly upon Agents' request therefor, shall deliver such assets to Agent or Canadian Agent, as appropriate, or in accordance with Agents' instructions or transfer control to Agent or Canadian Agent in accordance with Agents' instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Agents in writing, it being understood and agreed that such rights and remedies may be exercised only by Agents.

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          (k)  Notice of Default. Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent (or in the case of Canadian Borrower, Canadian Agent) for the account of Lenders unless Agent or Canadian Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Agents will use reasonable efforts to notify each Lender of its receipt of any such notice. Agents shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agents have received any such request, Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable or in the best interests of Lenders.

          (l) Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Requisite Lenders. With respect to any action by Agents to enforce the rights and remedies of Agents and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent or Canadian Agent to the extent necessary to enforce the rights and remedies of Agents for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

     8.3 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent or Canadian Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent (or in the case of Canadian Borrower, Canadian Agent) for the benefit of all Lenders in accordance with their Pro Rata Shares.

     8.4 Disbursement of Funds. Each Borrower hereby irrevocably authorizes Agent or Canadian Agent, as applicable, to disburse the proceeds of each Loan requested, or deemed to be requested, under Section 1.1 as follows (i) the proceeds of each U.S. Revolving Credit Advance

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shall be disbursed by Agent in Dollars, as requested by U.S. Borrower and (ii)
by Canadian Agent in Dollars or Canadian Dollars, as requested by Borrower Representative on behalf of the Canadian Borrower. Each Lender shall reimburse Agent after the Canadian Loan Refunding Date on demand for all funds disbursed on its behalf by Agent or Canadian Agent, as applicable, or if Agent so requests, each Lender will remit to Agent or Canadian Agent, as applicable, its Pro Rata Share of any Loan before Agent or Canadian Agent, as applicable, disburses same to Borrowers. If Agent or Canadian Agent, as applicable, elects to require that each Lender make funds available to Agent or Canadian Agent, as applicable, prior to a disbursement by Agent or Canadian Agent, as applicable, to Borrowers, Agent or Canadian Agent, as applicable, shall advise each Lender by telephone or fax of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower Representative or U.S. Borrower, as applicable, or no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent or Canadian Agent, as applicable, such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's or Canadian Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's or Canadian Agent's demand, Agent or Canadian Agent, as applicable, shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent or Canadian Agent, as applicable. Any repayment required pursuant to this Section 8.4 shall be without premium or penalty. Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent or Canadian Agent, as applicable, to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Canadian Agent, as applicable, or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

     8.5  Disbursements of Advances; Payment.

          (a)  Advances; Payments.

               (i) Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such U.S. Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Section 1.1(d) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to U.S. Borrower as designated by U.S. Borrower in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind. If Revolving Loans are provided to Canadian Borrower after the Canadian Loan Refunding Date, Canadian Agent shall notify Lenders promptly after receipt of a Notice of

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Revolving Credit Advance requesting a Revolving Credit Advance for Canadian
Borrower and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received by fax, telephone or other similar form of transmission. Each Lender shall make available to Canadian Agent such Lender's Pro Rata Share of such Canadian Revolving Credit Advance in same day funds by wire transfer to Canadian Agent's account as set forth in Section 1.1(d) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Canadian Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Canadian Agent shall make the requested Canadian Revolving Credit Advance to Canadian Borrower as designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) At least once each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone or fax of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to the U.S. Revolving Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations, including, without limitation, Participating Interests, required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by U.S. Borrower since the previous Settlement Date for the benefit of such Lender on the U.S. Revolving Loan held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender's Pro Rata Share of all payments received from U.S. Borrower. Prior to the Canadian Loan Refunding Date, Canadian Agent shall send by wire transfer to each Lender its Participation Fee within one Business Day after the corresponding interest payment has been received by it from Canadian Borrower. From and after the Canadian Loan Refunding Date, the weekly settlement procedures set forth above with respect to Agent and the U.S. Revolving Loan shall also apply and shall be deemed to refer, mutatis mutandis, to Canadian Agent and the Canadian Revolving Loan.

          (b) Availability of Lender's Pro Rata Share. Agents may assume that each Lender will make its Pro Rata Share of each U.S. Revolving Credit Advance available to Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and U.S. Borrower shall immediately repay such amount to Agent. Nothing in this
Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its

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Commitments hereunder or to prejudice any rights that U.S. Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to U.S. Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

          (c)  Return of Payments.

               (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from U.S. Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to U.S. Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to U.S. Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan or Participating Interest to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or Participating Interest or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          (e) Canadian Loan Refunding Date. From and after the Canadian Loan Refunding Date, the provisions of Sections 8.5(b) and 8.5(c) with respect to Agent, U.S. Revolving Credit Advances and U.S. Borrower shall also apply and shall be deemed to refer, mutatis mutandis, to Canadian Agent, Canadian Revolving Credit Advances and Canadian Borrower.

          (f) Dissemination of Information. Agents shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agents from, or delivered by Agents to, any Credit Party, with notice of any Event of Default of which Agents

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have actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agents shall not be liable to any Lender for any failure to do so.

          (g) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agents or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agents or Requisite Lenders. Agents are authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Debt.

                                   SECTION 9.
                                  MISCELLANEOUS
                                  -------------

     9.1 Indemnities. Borrowers agree, jointly and severally, to indemnify, pay, and hold Agents, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided that Borrowers shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     9.2  Amendments and Waivers.

          (a) Except for actions expressly permitted to be taken by Agents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses
(b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the U.S. Borrowing Base or Canadian Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections
1.7 and 1.8, shall be effective unless the same shall be in writing and signed by Agent, with respect to the U.S. Borrowing Base, or Canadian Agent, with respect

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to the Canadian Borrowing Base, or both Agents with respect to the criteria in
Sections 1.7 and 1.8, Supermajority Lenders and Borrowers.

          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent (or Canadian Agent in the case of the Canadian Revolving Loan) and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend or waive any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) release any Guaranty or, except as otherwise permitted in Section 3.7, release Collateral with a book value exceeding 5% of the book value of all assets in the aggregate in any one (1) year (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 9.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 9.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent or Canadian Agent, as applicable, to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

     9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail (if such communication is initiated in the United States) or with Canada Post (if such communication is initiated in Canada) and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail or Canada Post, four (4) Business Days after deposit with postage prepaid and properly addressed.

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     Notices shall be addressed as follows:

          If to Borrower Representative:     United Agri Products, Inc.
                                             7251 W. 4th Street
                                             Greeley, CO 80634
                                             ATTN: Senior Financial Officer
                                             Fax: (970) 347-1560

          With a copy to:                    APOLLO MANAGEMENT, L.P.
                                             1301 Avenue of the Americas
                                             New York, New York 10019
                                             ATTN: Joshua Harris
                                             Fax: (212) 515-3263

          If to Agent or GE Capital:         GENERAL ELECTRIC CORPORATION
                                             500 West Monroe Street
                                             Chicago, Illinois 60661
                                             ATTN: United Agri Products,
                                                   Inc. Account Officer
                                             Fax: (312) 463-3848

          If to Canadian Agent               GE CANADA FINANCE INC.
          or GE Canada:                      c/o General Electric Capital
                                             Corporation
                                             500 West Monroe Street
                                             Chicago, Illinois 60661
                                             ATTN: United Agri Products,
                                                   Inc. Account Officer
                                             Fax: (312) 463-3848

          In each case, with a copy to:      GENERAL ELECTRIC CAPITAL
                                             CORPORATION
                                             777 Long Ridge Road
                                             Stamford, Connecticut
                                             06927-5100
                                             ATTN: Corporate Counsel
                                              Commercial Finance - Equity
                                              Sponsor Group
                                             Fax: (203) 316-7196

                                             and

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION

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

                                             335 Madison Avenue, 12/th/ Floor
                                             New York, New York 10017
                                             ATTN: Corporate Counsel
                                              Commercial Finance - Equity
                                              Sponsor Group
                                             Fax: (212) 983-8766

          If to a Lender:                    To the address set forth on the
                                             signature page hereto or in the
                                             applicable Assignment Agreement

     9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agents or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

     9.5 Marshaling; Payments Set Aside. Neither Agents nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrowers make payment(s) or Agents enforce their Liens or Agents or any Lender exercises their right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

     9.7 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligations of each Lender, Agent and Canadian Agent hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

     9.8 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

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     9.9  Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS
WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders.

     9.11 No Fiduciary Relationship; Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrowers by Agents or any Lender. Borrowers agree that neither Agents nor any Lender shall have liability to Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. Neither Agents nor any Lender shall have any liability with respect to, and Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.12 Construction. Agents, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agents, each Lender, Borrowers and each other Credit Party.

     9.13 Confidentiality. Agents and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrowers and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Agents, a Lender or a Lender's assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services. The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by Agents or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrowers. The obligations of Agents and Lenders under this Section 9.13 shall supersede and replace the obligations of Agents and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agents or any Lender prior to the date hereof. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the federal tax structure or federal tax treatment of the transactions contemplated by this Agreement, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the transactions contemplated by this Agreement. The preceding sentence is intended to cause the transaction contemplated by this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transaction contemplated by this Agreement or any federal tax matter or federal tax idea related to the transaction contemplated by this Agreement.

     9.14 CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENTS' ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE AGENTS FROM BRINGING SUIT OR OTHER LEGAL ACTION IN ANY JURISDICTION OR TO REALIZE ON COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENTS.

     9.15 WAIVER OF JURY TRIAL. BORROWERS, CREDIT PARTIES, AGENTS AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS, CREDIT PARTIES, AGENTS AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, CREDIT PARTIES, AGENTS AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(e), 1.10, 1.11 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

     9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Disclosure Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

     9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     9.19 Replacement of Lenders.

          (a) Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender for payment pursuant to Section
1.10 or 1.11 or, as provided in this Section 9.19(a), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an "Affected Lender"), Borrowers may, at their option, notify Agent (or, in the case of Canadian Borrower, Canadian Agent) and such Affected Lender of its intention to do one of the following:

               (i) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent (or, in the case of Canadian Borrower, Canadian Agent). In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers' intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1, provided, that Borrowers have reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.10 or

1.11, paid all amounts required to be paid to such Affected Lender pursuant to
Section 1.10 or 1.11 through the date of such sale and assignment; or

               (ii) Borrowers may, with Agent's (or, in the case of Canadian Borrower, Canadian Agent) consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitments, in which case the Revolving Loan Commitments will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.

          (b) In the case of a Non-Funding Lender pursuant to Section 8.5(d), at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Loans, Participating Interests and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (c) If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a "Proposed Change"):

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii) and (iii) below being referred to as a "Non-Consenting Lender"),

               (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained,

               (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting

Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

     9.20 Delivery of Termination Statements and Mortgage Releases. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agents shall deliver to Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations. In addition, in connection with any transaction permitted under Sections 3.7 or 3.17, the Agent or Canadian Agent, as applicable, shall promptly release its Liens on all assets sold, conveyed, leased, subleased, transferred or otherwise disposed of in accordance with such sections.

     9.21 English Language. The parties hereby confirm their express wish that this Agreement and all documents and agreements directly and indirectly related thereto, including notices, be drawn up in English only. Les parties reconnaissent leur volonte express que la presente convention ainsi que tous les documents et conventions qui s'y rattachent directement ou indirectement, y compris les avis, soient rediges en langue anglaise seulement.

                                   SECTION 10.
                                 CROSS-GUARANTY
                                 --------------

     10.1 Cross-Guaranty. U.S. Borrower hereby agrees that it is liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by Canadian Borrower. U.S. Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 10 shall not be discharged until payment and performance, in full, of the Obligations guaranteed hereunder has occurred, and that its obligations under this Section 10 shall be absolute and unconditional, irrespective of, and unaffected by,

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 10) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

          (d)  the insolvency of any Credit Party; or

          (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

U.S. Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     10.2 Waivers by U.S. Borrower. U.S. Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations guaranteed hereunder before proceeding against, or as a condition to proceeding against, U.S. Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 10 and such waivers, Agent and Lenders would decline to enter into this Agreement. U.S. Borrower also expressly waives the benefits of division and discussion under the Civil Code of Quebec.

     10.3 Benefit of Guaranty. U.S. Borrower agrees that the provisions of this
Section 10 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Loan Documents.

     10.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, U.S. Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. U.S. Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect U.S. Borrower's liability hereunder or the enforceability of this Section 10, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.4.

     10.5 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by U.S. Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 10. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against U.S. Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, U.S. Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by

Agent or such Lender shall result in a full or partial loss of any rights of subrogation that U.S. Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any other Person shall not impair any other Borrower's obligation to pay the full amount of the Obligations (subject to Section 10.7, in the case of Canadian Borrower and its Subsidiaries). In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations guaranteed hereunder and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations guaranteed hereunder. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations guaranteed hereunder shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 10, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

     10.6 Liability Cumulative. The liability of U.S. Borrower under this
Section 10 is in addition to and shall be cumulative with all liabilities of U.S. Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which U.S. Borrower is a party or in respect of any Obligations or obligation of Canadian Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     10.7 Canadian Borrower and Its Subsidiaries. Notwithstanding any provision contained in this Section 10 to the contrary, none of Canadian Borrower, Access or any other Credit Party organized under the laws of Canada or any Province thereof are guarantors of the Obligations of the U.S. Borrower or otherwise obligated or liable for any of the Obligations other than those related to or arising from the Canadian Revolving Loan and those covenants, representations and warranties, agreements and other terms and conditions set forth herein and in the other Loan Documents applicable to Canadian Borrower, Access or such other Canadian Credit Party, or their respective assets or operations.

                            (Signature pages follow)

          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                        BORROWERS:
                                        ----------

                                        UNITED AGRI PRODUCTS CANADA, INC.,
                                        as Canadian Borrower


                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        UNITED AGRI PRODUCTS, INC., as U.S.
                                        Borrower


                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President

                                        CREDIT PARTIES:
                                        ---------------

                                        UAP HOLDING CORP.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        AG-CHEM, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        BALCOM CHEMICALS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David  Bullock
                                             Title: Executive Vice President


                                        UAP 23, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        CROPMATE COMPANY

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        CSK ENTERPRISES, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President

                                        GAC 26, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        GROWER SERVICE CORPORATION
                                        (NEW YORK)

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        HACO, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        LOVELAND INDUSTRIES, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        LOVELAND PRODUCTS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        MIDWEST AGRICULTURE WAREHOUSE CO.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President

                                        OSTLUND CHEMICAL CO.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        PLATTE CHEMICAL CO.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        PUEBLO CHEMICAL & SUPPLY CO.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        RAVAN PRODUCTS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        S.E. ENTERPRISES, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        SNAKE RIVER CHEMICALS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President

                                        TRANSBAS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        TRI-RIVER CHEMICAL COMPANY, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        TRI-STATE CHEMICALS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David  Bullock
                                             Title: Executive Vice President


                                        TRI-STATE DELTA CHEMICALS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        UAP RECEIVABLES CORPORATION

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        UAP 22, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President

                                        UAP/GA AG-CHEM, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        UAPLP, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        UNITED AGRI PRODUCTS - FLORIDA, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        UNITED AGRI PRODUCTS FINANCIAL
                                        SERVICES, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        VERDICON, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        YVC, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        UAP 27, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President

                                        GENMARKS, INC.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President


                                        2326396 Canada, Inc.

                                        By:  /s/  David Bullock
                                             -----------------------------------
                                             Name: David Bullock
                                             Title: Executive Vice President

                                        AGENTS:
                                        -------

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Agent, an L/C Issuer and a Lender

                                        By:  /s/ Marc Robinson
                                             -----------------------------------
                                             Its Duly Authorized Signatory
                                             Name: Marc Robinson
                                             Title: Vice President


                                        GE CANADA FINANCE INC., as Canadian
                                        Agent

                                        By:  /s/ Marc Robinson
                                             -----------------------------------
                                             Its Duly Authorized Signatory
                                             Name: Marc Robinson
                                             Title: Vice President

                                        LENDERS:
                                        --------

                                        UBS LOAN FINANCE LLC, as a Lender

                                        By:  /s/ Wilfred V. Saint
                                             -----------------------------------
                                             Name: Wilfred V. Saint
                                             Title: Associate Director
                                             Banking Products Services, U.S.


                                        By:  /s/ Joselin Fernandes
                                             -----------------------------------
                                             Name: Joselin Fernandes
                                             Title: Associate Director
                                             Banking Products Services, US

                                        Address: 677 Washington Blvd.
                                                 Stamford, CT 09612
                                                 Attn: Sailoz Sikka
                                                 Fax: (203) 719-4176

                                     ANNEX A
                                       to
                                CREDIT AGREEMENT
                                ----------------

                                   DEFINITIONS
                                   -----------

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Disclosure Schedules or Annexes of or to the Agreement:

          "Acceleration of the Obligations" has the meaning ascribed to it in
Section 6.3.

          "Access" means 2326396 Canada Inc., an entity organized under the federal laws of Canada.

          "Access Guaranty" means the Guaranty of even date herewith executed by Access in favor of Canadian Agent, on behalf of itself and Lenders.

          "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

          "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Holdings or any of its Subsidiaries; (b) changes in accounting principles recommended by Borrowers' certified public accountants and implemented by any Borrower; and (c) changes in carrying value of any Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (FASB 141 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

          "Accounts" means all "accounts," as such term is defined in the Code or the PPSA or "claims," as such term is defined under the Civil Code of Quebec, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code, PPSA or Civil Code of Quebec), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit

Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

          "Acquisition" means the purchase by Holdings from Seller pursuant to the Acquisition Agreement.

          "Acquisition Pro Forma" has the meaning ascribed to it in Section 3.6.

          "Acquisition Projections" has the meaning ascribed to it in Section
3.6.

          "Acquisition Agreement" means that certain Stock Purchase Agreement dated as of October 29, 2003 by and among Holdings, ConAgra Foods, Inc. and UAP.

          "Acquisition Co." means UAP Acquisition Corp., a Delaware corporation.

          "Advances" means any U.S. Revolving Credit Advance (including In-Season Overadvances), Canadian Revolving Credit Advance or Swing Line Advance, as the context may require.

          "Affected Lender" has the meaning ascribed to it in Section 9.19(a).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 3.8, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of the Borrower or any such Person. Notwithstanding the foregoing, ConAgra Foods, Inc., shall not be deemed to be an Affiliate of any Credit Party or any Subsidiary of a Credit Party so long as ConAgra Foods, Inc., does not own at any time an aggregate amount greater than 15% of the outstanding capital stock of UAP entitled to vote in the election of directors. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

          "Agent" means GE Capital in its capacity as Agent for itself, the Lenders and as agent for Canadian Agent, or its successor appointed pursuant to
Section 8.2.

          "Agents" means Agent and Canadian Agent.

          "Aggregate Borrowing Availability" means as of any date of determination the sum of Canadian Borrowing Availability and U.S. Borrowing Availability.

          "Agreement" means this Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Allocable Amount" has the meaning ascribed to it in Section 10.7.

          "Applicable In-Season Overadvance Index Margin" means the per annum interest rate payable in addition to the Index Rate applicable to In-Season Overadvances, as determined by reference to Section 1.2(a).

          "Applicable In-Season Overadvance LIBOR Margin" means the per annum interest rate payable in addition to the LIBOR Rate applicable to In-Season Overadvances, as determined by reference to Section 1.2(a).

          "Applicable In-Season Overadvance Margins" means the Applicable In-Season Overadvance LIBOR Margin and Applicable In-Season Overadvance Index Margin.

          "Applicable Margins" means collectively the Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin, the Applicable In-Season Overadvance Margins and the Applicable Unused Line Fee Margin.

          "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Credit Advances (other than In-Season Overadvances), as determined by reference to Section 1.2(a).

          "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Credit Advances (other than In-Season Overadvances), as determined by reference to Section 1.2(a).

          "Applicable Unused Line Fee Margin" means the per annum fee, from time to time in effect, payable in respect of Borrowers' non-use of committed funds pursuant to Section 1.3(b), which fee is determined by reference to Section 1.2(a).

          "Apollo" means Apollo Management V, L.P., a Delaware limited partnership and its Affiliates.

          "Appraisal" means an appraisal delivered by Borrower Representative to Agent prior to the Closing Date and semi-annually thereafter pursuant to Section 4.3(e) setting forth the Net Orderly Liquidation Value of Inventory of each Borrower, in form and substance and prepared by an independent appraiser reasonably acceptable to Agent.

          "Asset Disposition" means the disposition, whether by sale, lease, transfer or otherwise, of (a) any of the Stock or other equity or ownership interest of any of Borrowers' Subsidiaries or (b) any or all of the assets of Borrowers or any of their Subsidiaries, in each case other than: (1) sales of Inventory in the ordinary course of business, (2) customary sales, assignments and other dispositions of delinquent Accounts and payment rights for collection, (3) sales, assignments or other dispositions of other assets so long as the purchase price of the assets sold, assigned or otherwise disposed of is less than $1,000,000 or the Dollar Equivalent thereof in the aggregate in any Fiscal Year and (4) sales, transfers and other dispositions from a Credit Party to another Credit Party other than an Inactive Subsidiary.

          "Assignment Agreement" has the meaning ascribed to it in Section
8.1(a).

          "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., Insolvency Laws or other applicable bankruptcy, insolvency or similar laws.

          "Borrowers" has the meaning ascribed to it in the Preamble.

          "Borrower Representative" means UAP in its capacity as Borrower Representative pursuant to the provisions of Section 1.12.

          "Borrowing Base Certificate" has the meaning ascribed to it in Section 4.3(d).

          "Bridge Loans" has the meaning ascribed to it in Section 3.1(c).

          "Bridge Loan Documents" means the Bridge Loan Agreement and each other instrument or agreement executed and delivered in connection therewith.

          "Bridge Loan Agreement" has the meaning ascribed to it in Section 3.1(c).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, or with respect to Canadian Revolving Loan, the Province of Ontario, and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Canadian Acquisitions" means a subcategory of Permitted Acquisitions involving assets, at least 90% of which are located in Canada, or a Target that is organized under the laws of Canada or some political subdivision thereof at least 90% of the assets of which are located in Canada.

          "Canadian Agent" means GE Canada.

          "Canadian Benefit Plans" means all material employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, Canadian Borrower or its Subsidiaries in respect of their employees or former employees in Canada.

          "Canadian Borrower" has the meaning ascribed to it in the Preamble.

          "Canadian Borrowing Availability" means as of any date of determination the lesser of (i) the Canadian Sub-Limit or (ii) the Dollar Equivalent of the Canadian Borrowing Base, in each case, less the sum of (a) the Dollar Equivalent of the Canadian Revolving Loan then outstanding, and (b) the amount of the U.S. Revolving Loan outstanding in excess of $480,000,000.

          "Canadian Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

          (a) 85% of the book value of Canadian Borrower's and its Wholly-Owned Domestic Subsidiaries' Eligible Accounts (other than Extended Accounts) at such time;

          (b) 75% of the book value of Canadian Borrower's and its Wholly-Owned Domestic Subsidiaries' Eligible Extended Accounts; and

          (c) the lesser of (i) 55% (65% during the period from April 1 to July 31 of each year) of the book value of such Canadian Borrower's and its Wholly-Owned Domestic Subsidiaries' Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market or (ii) 85% multiplied by the most recently determined Net Orderly Liquidation Value Factor multiplied by the book value of Canadian Borrower's and its Wholly-Owned Domestic Subsidiaries' Eligible Inventory.

          "Canadian Disbursement Account" has the meaning ascribed to it in
Section 1.1(d).

          "Canadian Dollars" means the lawful currency of the country of Canada.

          "Canadian Loan Refunding Date" means the date of any Notice of Canadian Revolving Loan Refunding.

          "Canadian Overadvance" has the meaning ascribed to it in Section 1.1(a)(ii).

          "Canadian Pay Down" has the meaning ascribed to it in Section 1.1(a)(ii).

          "Canadian Pension Plans" means all plans, programs or arrangements which are considered to be a pension plan for the purposes of any applicable pension benefits standards or tax statute and/or regulation in Canada established, maintained or contributed to by, or to which there is or may be an obligation to contribute by, Canadian Borrower or its Subsidiaries in respect of their Canadian employees or former employees but does not include the Canada Pension Plan or Quebec Pension Plan maintained by the Government of Canada or Quebec, respectively.

          "Canadian Revolving Loan" means, at any time, the aggregate amount of Canadian Revolving Credit Advances outstanding to Canadian Borrower.

          "Canadian Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(ii).

          "Canadian Security Agreement" means that Security Agreement of even date herewith entered into by and among Canadian Agent, on behalf of itself and Lenders, Access and Canadian Borrower.

          "Canadian Sub-Limit" means the sum of $20,000,000.

          "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, excluding any amounts spent on the Acquisition or other Permitted Acquisitions.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Equivalents" means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States or Canadian government or (B) issued by any agency of the United States or Canadian government the obligations of which are backed by the full faith and credit of the United States or Canada, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state or territory of the United States of America or any province or territory of Canada or any political subdivision of any such state, or province or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province or territory thereof that is at least (A) "adequately capitalized" (or the equivalent, in each case as defined in the regulations of its primary banking regulator) and (B) has Tier 1 capital (or the equivalent, in each case as defined in such regulations) of not less than $250,000,000 or the Dollar Equivalent thereof, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 or the Dollar Equivalent thereof and (C) has the highest rating obtainable from either S&P or Moody's.

          "Certificate of Exemption" has the meaning ascribed to it in Section 1.11(c).

          "Change of Control" means (i) prior to a Qualified Public Offering, any event, transaction or occurrence as a result of which (a) Permitted Holders cease to own and control all of the economic and voting rights associated with ownership of more than fifty percent (50%) of the outstanding Stock of Holdings on a fully-diluted basis (excluding from "Stock" for purposes of this calculation the preferred stock issued to Seller on the Closing Date (and any dividends accruing thereon)) or (b) Holdings ceases to own and control (directly or indirectly) all of the economic and voting rights associated with all of the outstanding Stock of UAP and Canadian Borrower or (ii) after a Qualified Public Offering, any event, transaction or occurrence as a result of which (a) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date), other than Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully-diluted basis of the economic and/or voting rights associated with ownership of Holdings' Stock and Permitted Holders shall own less than such Person or "group" on a fully-diluted basis of the economic and voting rights associated with ownership of Holdings' Stock (excluding from "Stock" for purposes of this calculation the preferred stock issued to Seller on the Closing Date (and any dividends accruing thereon)) or (b) Holdings ceases to own and control (directly or indirectly) all of the economic and voting rights associated with all of the outstanding Stock of UAP and Canadian Borrower.

          "Charges" means all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the Code or PPSA, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

          "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

          "Closing Date" means November 24, 2003.

          "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's, Canadian Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that if such foreign personal property security laws do not contain a definition that is used in another Loan Document, the definition that is used in such other Loan Document shall have the meaning given to it in the Code as though the references to the words "or such foreign personal property security laws" in the second proviso of this definition do not exist.

          "Collateral" means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof.

          "Collateral Audit" has the meaning ascribed to it in Section 2.3.

          "Collateral Documents" means the Security Agreement, the Canadian Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

          "Commitment Termination Date" means the earliest of (a) November 24, 2008, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of (i) payment in full by Borrowers of the Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(b), and (iii) the permanent reduction of the Commitments to zero dollars ($0).

          "Commitments" means (a) as to any Lender, such Lender's Revolving Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments, which aggregate commitment shall be Five Hundred Million and No/100 Dollars ($500,000,000) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" has the meaning ascribed to it in Section 4.3(k).

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (if positive) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash (or to the extent converted into cash) to the specified Person or a Wholly-Owned Subsidiary of the Person; (2) (a) the Net Income (but not loss) of any Subsidiary of the specified Person will, in each case, be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the declaration or payment of dividends or similar distributions have been legally waived; (3) the cumulative effect of a change in accounting principles will be excluded; (4) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 shall be excluded; (5) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Subsidiaries shall be excluded; and (6) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded.

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates,
(iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or
(vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

          "Contractual Obligations" means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

          "Control Agreement" means an agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

          "Copyright License" means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, by each applicable Credit Party.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" means Holdings, Borrowers, and each Wholly-Owned Domestic Subsidiary (i) which executes a Guaranty or this Agreement as a Borrower, (ii) which grants a Lien on all or substantially all of its assets to secure the Obligations and (iii) all of the Stock of which has been pledged to secure all or part of the Obligations.

          "Customer Deposit Reserve" for any Borrower means a reserve against Eligible Inventory in an amount equal to the product of (A) the positive excess, if any, of (w) deposits by customers of such Borrower and its Wholly-Owned Domestic Subsidiaries (other than Inactive Subsidiaries) for the future purchase of Inventory over (x) ineligible Accounts of such Borrower and its Wholly-Owned Domestic Subsidiaries (other than Inactive Subsidiaries) under Section 1.7(j) with respect to such customers for such deposits (to the extent actually determined and deducted from Eligible Accounts of such Borrower and its Wholly-Owned Domestic Subsidiaries (other than Inactive Subsidiaries)) and (B) the percentage equal to (y) 100% minus (z) the Gross Margin for the Borrowers and their Subsidiaries for the most recent trailing twelve-month period for which monthly financial statements are available on or prior to the date of determination.

          "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.2(d).

          "Design" means the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs, design patents, other designs and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Designs Office or any similar office in any country and all records thereof and (b) all reissues, extensions or renewals thereof.

          "Design License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

          "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Schedules 2.1 through A in the index to the Agreement.

          "Documents" means any "document," as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollar Equivalent" means the amount of Dollars as of any date of determination into which Canadian Dollars shall be converted in accordance with
Section 1.13(a).

          "Dollars" or "$" means lawful currency of the United States of America.

          "Domestic Subsidiary" means, (i) with respect to U.S. Borrower or a Domestic Subsidiary of U.S. Borrower, any direct Subsidiary of U.S. Borrower or of a Domestic Subsidiary of U.S. Borrower, that, in either case, is incorporated (or otherwise formed) under the laws of the United States of America, any State thereof or the District of Columbia and (ii) with respect to Canadian Borrower or a Domestic Subsidiary of Canadian Borrower, any direct Subsidiary of Canadian Borrower or of a Domestic Subsidiary of Canadian Borrower that, in either case, is incorporated (or otherwise formed) under the laws of Canada or any province or territory of Canada.

          "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, minus (without duplication) (b) the sum of (i) income tax credits,
(ii) interest income, (iii) gain from extraordinary items for such period (net of losses from extraordinary items), (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains and (vi) expenditures pursuant to the last sentence of Section 4.4 of the Credit Agreement applicable to, but not included on, the Pro Forma, including expenditures made in connection with the Related Transactions and payment of liabilities on the Closing Date, plus (c) the sum of (i) any provision for taxes based on income or profits of such Person, (ii) Interest Expense, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets of such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), (vi) any costs (including, without limitation, severance costs) incurred in the transition of Borrowers and their Subsidiaries from Subsidiaries of ConAgra Foods, Inc. to independent operating companies, (vii) any accruals, reserves, and income adjustments required under GAAP during the first twelve months following the Acquisition,
(viii) expenses and adjustments related to the Related Transactions, provided that such expenses were included in the Pro Forma, or disclosed in any notes thereto, (ix) any rent accrued during such period under synthetic leases, (x) losses from extraordinary items for such period (net of gains from extraordinary items), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, and (xi) any other non-cash losses (excluding non-cash losses resulting from write-downs, write-offs or reserves taken with respect to Accounts or Inventory). For purposes of this definition, the following items shall be excluded (without duplication) in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest or that is accounted for on the equity method of accounting, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock; (9) any non-cash impairment changes resulting from the application of Statement of Financial Accounting Standards No. 142; (10) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary and (11) non-recurring gains, losses, income or expenses, subject to Item 10(e) of Regulation S-K, adopted by the Securities and Exchange Commission and provided that with respect to any nonrecurring loss or expense, the Borrowers shall deliver to Agent officers' certificates specifying and quantifying each item thereof. Notwithstanding any provision of this definition to the contrary, normal accruals of Supplier Rebates shall be included in EBITDA. In addition, EBITDA will be calculated giving effect to clauses (1)-(5) of the last sentence of the definition of Fixed Charge Coverage Ratio.

          "Eligible Accounts" has the meaning ascribed to it in Section 1.7.

          "Eligible Extended Accounts" means Extended Accounts that otherwise meet all criteria to be Eligible Accounts.

          "Eligible Inventory" has the meaning ascribed to it in Section 1.8.

          "Environmental Laws" means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.)("FIFRA"); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Food Quality Protection Act of 1996 (7 U.S.C. Sections 136 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.); the Oil Pollution Act of 1990 (33 U.S.C. Sections 2701 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.); the Pest Control Product Act (Canada); the Fertilizers Act (Canada); the Seeds Act (Canada); the Pesticides Act (Ontario); the Environmental Protection Act (Ontario); the Ontario Water Resources Act, and any and all regulations promulgated thereunder and all analogous state, provincial, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than an event for which notice is waived under applicable regulations); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(e) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (f) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (g) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; (h) the loss of a Qualified Plan's qualification or tax exempt status; or (i) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

          "Event of Default" has the meaning ascribed to it in Section 6.1.

          "Excluded Taxes" has the meaning ascribed to it in Section 1.11.

          "Existing Joint Ventures" means Albamoral Ag, LLC, a Delaware limited liability company and UAP Timberland, L.L.C., a Delaware limited liability company.

          "Extended Account" means any Account the payment terms of which provide that payment is not due within 60 days after the original date of the invoice with respect to such Account.

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

          "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fees" means any and all fees payable to Agents or any Lender pursuant to the Agreement or any of the other Loan Documents.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings, Borrowers and their Subsidiaries delivered in accordance with Section 4.3.

          "Fiscal Month" means any of the monthly accounting periods of Borrowers.

          "Fiscal Quarter" means any of the quarterly accounting periods of Borrowers, ending on each three-month anniversary of the end of a Fiscal Year.

          "Fiscal Year" means any of the annual accounting periods of Borrowers ending on a date set forth in the table below or on such other date as Borrowers may select in accordance with Section 3.11.

Fiscal Year               Last Day of Fiscal Year
-----------               -----------------------

   2004                      February 22, 2004

   2005                      February 27, 2005

   2006                      February 26, 2006

   2007                      February 25, 2007

   2008                      February 24, 2008

                    Fiscal Year               Last Day of Fiscal Year
                    -----------               -----------------------

                       2009                      February 22, 2009

          "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or payable in cash during such period, plus (b) scheduled payments of principal with respect to all Indebtedness during such period, plus (c) any management fees paid to Apollo pursuant to the Management Consulting Agreement during such period.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of (i) EBITDA, plus to the extent deducted in the calculation of EBITDA for such period, any management fees paid to Apollo pursuant to the Management Consulting Agreement, minus income and franchise taxes paid in cash during such period, minus the unfinanced portion of Capital Expenditures made during such period to (ii) Fixed Charges.

          In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage Ratio and EBITDA:

     (1) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period as a result of the acquisition and to be achieved by such Person as a result of the acquisition, all as determined in good faith by a responsible financial or accounting officer, to the extent that Borrower Representative delivers to Agent (a) a certificate of such officer setting forth such expense and cost reductions, adjustments and other operating improvements or synergies and (b) information and calculations supporting in reasonable detail such estimated expense and cost reductions, adjustments and other operating improvements or synergies) as if they had occurred on the first day of the reference period;

     (2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

     (4) any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period; and

     (5) any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period.

          "Fixtures" means all "fixtures" as such term is defined in the Code and all fixtures, facilities and equipment howsoever affixed or attached to real property, now owned or hereafter acquired by any Credit Party.

          "Fronting Fee" has the meaning ascribed to it in Section 1.3(f).

          "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations (including Letter of Credit Obligations).

          "Funding Date" has the meaning ascribed to it in Section 7.2.

          "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

          "GE Capital" has the meaning ascribed to it in the Preamble.

          "GE Canada" has the meaning ascribed to it in the Preamble.

          "GE Capital Fee Letter" has the meaning ascribed to it in Section 1.3(a).

          "General Intangibles" means "general intangibles," as such term is defined in the Code and "intangibles" as defined in the PPSA, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Goods" means any "goods," as such term is defined in the Code or PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Margin" means, as to the Borrowers and their Subsidiaries, for any period, gross profit as a percentage of net sales for such period.

          "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or
(e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" means, collectively, the Holdings Guaranty, the Subsidiary Guaranty, the Access Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

          "Guarantor Payment" has the meaning ascribed to it on Section 10.7.

          "Guarantors" means Holdings, each direct or indirect Subsidiary of Holdings that is not a Borrower, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent (or Canadian Agent), for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "dangerous goods," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Holdings" has the meaning ascribed thereto in the recitals to the Agreement.

          "Holdings Guaranty" means the guaranty of even date herewith executed by Holdings in favor of Agent, on behalf of itself and Lenders.

          "Holdings Pledge Agreement" means the Pledge Agreement of even date herewith executed by Holdings in favor of Agent, on behalf of itself and Lenders, pledging the Stock of UAP.

          "Inactive Subsidiaries" means UAP 23, Inc., a Delaware corporation, CSK Enterprises, Inc., a Delaware corporation, GAC 26, Inc., a Nebraska corporation, UAP 27, Inc., a Delaware corporation, Ravan Products, Inc., a Georgia corporation, S.E. Enterprises, Inc., a Delaware corporation, UAP Receivables Corporation, a Delaware corporation, UAP 22, Inc., a

Texas corporation, UAPLP, Inc., a Delaware corporation, United Agri Products Financial Services, Inc., a Colorado corporation and YVC, Inc., a Montana corporation.

          "In-Season Overadvance" has the meaning ascribed to it in Section 1.1(a)(iv).

          "In-Season Overadvance Amount" means the sum of In-Season Overadvances outstanding to U.S. Borrower; provided that the aggregate sum of In-Season Overadvances outstanding to U.S. Borrower shall not at any time exceed the Maximum In-Season Overadvance.

          "Indebtedness" means, with respect to any Person, without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) "earnouts" and similar payment obligations, and (j) the Obligations. Notwithstanding the foregoing, however, Indebtedness shall not include (i) any obligations under the Acquisition Agreement or any agreement, instrument or other document attached thereto as an exhibit or schedule (including, without limitation, the Transition Services Agreements, the Letter Agreement regarding Apollo repurchase obligations, the Letter Agreement regarding ConAgra's limited preemptive rights, the Indemnification Agreement, Fertilizer Supply Agreement, International Supply Agreement, Buyer Release, and Seller Release) to pay Supplier Rebates or estimated or final purchase price adjustments to ConAgra Foods, Inc. or any of its Affiliates, (ii) advances to U.S. Borrower, Canadian Borrower or any of their respective Subsidiaries by their respective customers in the ordinary course of business or (iii) competitive allowances given by U.S. Borrower, Canadian Borrower or any of their respective Subsidiaries to their respective customers in the ordinary course of business.

          "Indemnitees" has the meaning ascribed to it in Section 9.1.

          "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Insolvency Laws" means any of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), and the Companies Creditors' Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

          "Instruments" means all "instruments," as such term is defined in the Code or PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents, Designs, Copyrights, Trademarks, and the goodwill associated with such Trademarks, trade secrets and customer lists.

          "Intercompany Notes" has the meaning ascribed to it in Section 3.1.

          "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) deducted in the determination of Consolidated Net Income, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person, less the sum of (a) amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest expense during such period, (b) amortization of any original discount attributable to any Funded Debt or warrants included in interest expense during such period and (c) interest paid in kind and included in interest expense during such period.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrowers against fluctuations in interest rates entered into between Borrowers and any third party.

          "International Acquisition" means any Permitted Acquisition other than a U.S. Acquisition or Canadian Acquisition.

          "Inventory" means any "inventory," as such term is defined in the Code or PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

          "Investment Property" means all "investment property," as such term is defined in the Code and "securities" as defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.

          "ITA" means the Income Tax Act (Canada) as the same may from time to time be in effect.

          "Judgment Conversion Date" has the meaning ascribed to it in Section 1.14.

          "Judgment Currency" has the meaning ascribed to it in Section 1.14.

          "L/C Issuer" means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person's capacity as an issuer of Letters of Credit hereunder.

          "L/C Sublimit" has the meaning ascribed to it in Section 1.1(c)(i).

          "Lenders" means GE Capital, GE Capital Canada, their respective successors under Section 8.2(h), the other Lenders named on the signature pages of the Agreement, their respective successors, and, if any Lender shall assign all or any portion of the Obligations in accordance with Section 8.1, such term shall include any such assignee of such Lender and such assignee's successors.

          "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrowers by L/C Issuers, and bankers' acceptances issued by Borrowers, for which Agent and Lenders have incurred Letter of Credit Obligations.

          "Letter of Credit Fee" has the meaning ascribed to it in Section
1.3(c).

          "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(c) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

          "Leverage Ratio" means, with respect to Borrowers and their Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the average daily closing balance of the Revolving Loans for the twelve months preceding and including any date of determination), to (b) the sum of EBITDA.

          "LIBOR Breakage Cost" means an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost (excluding loss of Applicable Margins) in connection with the re-employment of such funds) that any Lender may sustain as a result of (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative's or U.S. Borrower's, as applicable, delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise). For purposes of calculating amounts payable to a Lender under Section 1.3(e), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(e).

          "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loans" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative or U.S. Borrower, as applicable, pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative's or U.S. Borrower's, as applicable, irrevocable notice to Agent as set forth in Section 1.2(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of "Commitment Termination Date" shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower Representative or U.S. Borrower, as applicable, shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower Representative or U.S. Borrower, as applicable, shall select LIBOR Periods so that there shall be no more than 7 separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent (or Canadian Agent in the case of Canadian Revolving Loan).

          "License" means any Copyright License, Patent License, Design License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code, the PPSA or comparable law of any jurisdiction).

          "Litigation" has the meaning ascribed to it in Section 4.3(i).

          "Loan Account" as the meaning ascribed to it in Section 1.9.

          "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the GE Capital Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent, Canadian Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, Canadian Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the Canadian Revolving Loan, the U.S. Revolving Loan and the Swing Line Loan.

          "Management Consulting Agreement" means that certain Management Consulting Agreement dated as of November 21, 2003, between the Acquisition Co. and Apollo Management V, L.P., as in existence as of the Closing Date, and as amended, restated, supplemented, extended, renewed or otherwise modified from time to time thereafter.

          "Master Documentary Agreement" means that certain Master Agreement for Documentary Letters of Credit Terms and Conditions dated as of the date hereof among General Electric Capital Corporation as L/C Issuer and U.S. Borrower.

          "Master Standby Agreement" means that certain Master Agreement for Standby Letters of Credit Terms and Conditions dated as of the date hereof among General Electric Capital Corporation as L/C Issuer and U.S. Borrower.

          "Material Adverse Effect" means a material adverse effect on (a) the financial condition of the Credit Parties, taken as a whole or (b) the Collateral, taken as a whole.

          "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

          "Maximum In-Season Overadvance" has the meaning ascribed to it in
Section 1.1(a)(iv).

          "Maximum Lawful Rate" has the meaning ascribed to it in Section
1.2(f).

          "Moody's" means Moody's Investor's Services, Inc.

          "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders with respect to the Real Estate.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Disposition; or (b) without duplication, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and (2) any extraordinary gain or loss and any nonrecurring gains, losses, income or expenses (including, without limitation, expenses related to the Related Transactions and any severance and transition expenses incurred as a direct result of the transition of the Borrowers and their Subsidiaries to independent operating companies in connection with the Related Transactions), in each case together with any related provision for taxes on such items; provided, that with respect to any such nonrecurring loss or expense, the Borrower Representative delivers to the Agent an officer's certificate specifying and quantifying such item.

          "Net Orderly Liquidation Value" means, with respect to Inventory, the orderly liquidation value, if any, of such Inventory (less estimated liquidation expenses, taking into account, without duplication, the regulatory costs (if any) of selling Inventory that includes FIFRA registered inventory that may be sold only to licensed distributors), as determined by reference to the most recent Appraisal thereof delivered to Agent pursuant to Section 4.3(e), which is reasonably satisfactory to Agent.

          "Net Orderly Liquidation Value Factor" means the ratio of the Net Orderly Liquidation Value of Inventory to the book value of Inventory, expressed as a percentage based on a comparison of the book value of Inventory to the Net Orderly Liquidation Value thereof as the date of the Appraisal most recently received prior to any date of determination. The Net Orderly Liquidation Value Factor shall be determined as of the Closing Date based on the Appraisal delivered prior to the Closing Date and shall be updated semi-annually as new Appraisals are received.

          "Non-Consenting Lender" has the meaning ascribed to it in Section 9.19(c).

          "Non-Funding Lender" has the meaning ascribed to it in Section 8.5(a).

          "Non-Resident Canadian Participant" has the meaning ascribed to it in
Section 1.11(d).

          "Notes" means, collectively, the Revolving Notes and the Swing Line Note.

          "Notice of Canadian Revolving Loan Refunding" has the meaning ascribed to it in Section 1.15.

          "Notice of Conversion/Continuation" has the meaning ascribed to it in
Section 1.2(e).

          "Notice of Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a).

          "Obligation Currency" has the meaning ascribed to it in Section 1.14.

          "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including obligations pursuant to Letter of Credit Obligations, owing by any Credit Party to Agent, Canadian Agent (or fonde de pouvoir, as the case may be) or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the

Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy or any similar proceeding, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Other Lender" has the meaning ascribed to it in Section 8.5(d).

          "Participating Interest" means, with respect to each Lender, such Lender's obligation to fund its Pro Rata Share of the Canadian Revolving Loan as set forth in Section 1.15.

          "Participation Fee" has the meaning ascribed to it in Section 1.3(f).

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patent Security Agreements" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, by each applicable Credit Party.

          "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, the Canadian Patent Office or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means a Plan described in Section 3(2) of ERISA.

          "Permitted Acquisition" has the meaning ascribed to it in Section 3.6.

          "Permitted Acquisition Debt" has the meaning ascribed to it in Section 3.6.

          "Permitted Distributions" has the meaning ascribed to it in Section
3.5.

          "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, excluding federal income tax Liens and Liens in favor of the PBGC under ERISA; (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', materialmen's, warehousemen's and mechanics' Liens, statutory and common law landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (1) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (2) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;
(c) Liens created by or pursuant to this Agreement, the Collateral Documents or the other Loan Documents; (d) Liens in existence on the Closing Date which are listed, and the property subject thereto described, on Schedule 3.2, without giving effect to any extensions or renewals thereof; (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default, provided that the amount of cash and property (determined on a fair market value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $10,000,000 or the Dollar Equivalent thereof in the aggregate at any time; (f) Liens (other than any Lien imposed by ERISA) (1) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by the Borrower and its Subsidiaries, (2) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (3) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, (4) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, and (5) other deposits not to exceed $10,000,000 in the aggregate;
(g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (i) Liens arising from precautionary UCC financing statements regarding operating leases; (j) Liens created pursuant to or in connection with leases or Capital Leases permitted pursuant to this Agreement, provided that (1) such Liens only serve to secure the payment of rent or Indebtedness arising under such leases or Capital Leases and (2) the Liens encumbering the assets leased or purported to be leased under such leases or Capital Leases do not encumber any other assets of the Borrower or any of its Subsidiaries (other than letters of credit, payment undertaking agreements, guaranteed investment contracts, deposits of cash or Cash Equivalents and other credit support arrangements, in each case having an aggregate value not exceeding the fair market value of the assets leased or purported to be leased under such leases or Capital Leases (each of such values determined at the time when the lease agreement relating to the relevant lease or Capital Lease is signed and delivered)); (k) (1) those liens, encumbrances, hypothecs and other matters affecting title to any Real Property and found reasonably acceptable by the Agent or insured against by title insurance, (2) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by the Agent, (3) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (4) general real estate taxes and assessments not yet delinquent, (5) any Lien that would be disclosed on a true, correct and complete survey of the Real Property that does not materially affect the use or enjoyment of the Real Property as it is currently being used, and (6) such other similar items as the Agent may consent to (such consent not to be unreasonably withheld); (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Closing Date, provided that (1) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (2) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (3) the Indebtedness secured thereby is permitted to be incurred pursuant to this Agreement; (m) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that (1) any Indebtedness that is secured by such Liens is permitted to exist hereunder, and (2) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; (n) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (o) additional Liens incurred by the Borrower and its Subsidiaries, so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $10,000,000 or the Dollar Equivalent thereof at any one time outstanding; and
(p) Liens securing Indebtedness or leases that refinance, refund, extend, renew and/or replace Indebtedness or leases secured by Liens described in clauses (a) through (o) above.

          "Permitted Holders" means Apollo and any "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date) of which Apollo (or any Person falling within the definition of "Apollo") is part.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, provincial, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" means, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

          "Pledge Agreements" means the Holdings Pledge Agreement, the UAP Pledge Agreement, the Subsidiary Pledge Agreement and any other pledge agreement entered into after the Closing Date by any Credit Party.

          "Post-Closing Matters Agreement" means that certain Post-Closing Matters Agreement dated as of the date hereof by and among Borrowers, the other Credit Parties and Agents.

          "PPSA" means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Canadian Agent's security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

          "Prior Claims" means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with the Canadian Agent's security interests (or the applicable equivalent of such Liens) against all or part of the Collateral, including for amounts owing for vacation pay, employee deductions and contributions, goods and services taxes, sales taxes, harmonized sales taxes, realty taxes, business taxes, workers' compensation, Quebec corporate taxes, pension plan or fund obligations and overdue rents.

          "Pro Forma" means the Unaudited Pro Forma Condensed Combined Financial Data, including the related disclosures and footnotes, as presented in the U.S. Borrower's draft Preliminary Offering Memorandum dated November 24, 2003.

          "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender (including Participating Interests) by
(ii) the aggregate Commitments of all Lenders (including Participating Interests), and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as such percentages may be adjusted by assignments pursuant to Section 8.1. GE Capital's Pro Rata Share shall be deemed to include that portion of the Canadian Revolving Loan held by GE Canada in which other Lenders do not hold Participating Interests.

          "Projections" means Credit Parties' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; (d) capitalization statements and (e) Aggregate Borrowing Availability, consistent with the historical Financial Statements of Credit Parties, together with appropriate supporting details and a statement of underlying assumptions.

          "Proposed Change" has the meaning ascribed to it in Section 9.19(c).

          "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to the applicable Borrowers without the imposition of any withholding or similar taxes and (c) with respect to any Canadian Lender (i) any Canadian Lender, any Affiliate of any Canadian Lender and, with respect to any Canadian Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Canadian Lender or by an Affiliate of such investment advisor, and (ii) any commercial bank or other entity existing under the laws of Canada or a province thereof that engages in the lending of money in Canada, provided that so long as no Event of Default has occurred and is continuing, each Person described under clause (i) or (ii) shall not be a non-resident of Canada or shall be deemed to be a resident in Canada (which may be under Section 212 (13.3) of the ITA), in each case, for the purpose of the ITA in respect of amounts paid or credited under this Agreement or such Person shall not be entitled to receive Canadian withholding tax gross-up payments under Section
1.11 in respect of interest, fees or other consideration paid in respect of the credit made available under the Canadian Revolving Loan to Canadian Borrower; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

          "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Qualified Public Offering" means a firm commitment underwritten public offering of common stock of Holdings pursuant to a registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder pursuant to which both (i) the proceeds (prior to deducting any underwriters' discounts and commissions) equal or exceed $100.0 million and (ii) upon consummation of such offering, such common stock is listed on the New York Stock Exchange or another national securities exchange or authorized to be quoted and/or listed on the Nasdaq National Market.

          "Real Estate" has the meaning ascribed to it in Section 5.12.

          "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(b)(iii).

          "Related Transactions" means (i) the initial borrowing under the Revolving Loan on the Closing Date, (ii) the Acquisition, (iii) the receipt by Borrowers of not less than $175,000,000 in cash proceeds from the Bridge Loan or the Senior Notes (subject to a dollar-for-dollar reduction for each dollar in excess of $180,000,000 received by Holdings on the Closing Date in exchange for the issuance of its Stock), (iv) the receipt by Holdings of (a) not less than $120,000,000 in cash proceeds from the issuance of common Stock to Apollo, the management of UAP and third parties other than Seller (no more than $10,000,000 of which may be rollover equity from management's equity interest in UAP) and
(b) not less than $60,000,000 from the issuance of preferred Stock to the Seller, (v) the payment of all Fees, costs and expenses associated with all of the foregoing and (vi) the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" means the Loan Documents, the Acquisition Agreement, the Bridge Loan Documents, the Senior Notes and all other agreements or instruments executed in connection with the Related Transactions.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Replacement Lender" has the meaning ascribed to it in Section
9.19(a).

          "Requisite Lenders" means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans, including Participating Interests; provided that so long as there are more than three Lenders, Requisite Lenders shall also include Agent and at least two other Lenders.

          "Reserves" means, such reserves against Eligible Accounts or Eligible Inventory that Agent (or, in the case of Eligible Accounts or Eligible Inventory owned by Canadian Borrower and its Wholly-Owned Domestic Subsidiaries, Canadian Agent) may, in its reasonable credit judgment (as to Reserves imposed after the Closing Date, based on its analysis of facts or events first occurring, or first discovered by Agent or Canadian Agent after the Closing Date), establish from time to time upon at least five (5) days' notice to Borrower Representative (without duplication of ineligible items and without duplication of reserves deducted in computing book value). Credit Parties acknowledge that as of the Closing Date Agent has imposed (i) a Reserve equal to 5% of the book value of Eligible Inventory, which Reserve may be reversed when Agent is reasonably satisfied with the quality of the Credit Parties' Collateral reporting systems and (ii) Customer Deposit Reserves and Reserves for dilution, sales tax accruals, landlord Liens (not to exceed, for any landlord lien, the book value of Eligible Inventory encumbered by such Lien) and short payments, each of which is deemed to be a reasonable exercise of Agent's (or Canadian Agent's) credit judgment.

          "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; and (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; provided, however, that dividends by issuances of Stock, Stock splits, and other payments, distributions and transfers consisting of Stock of any Credit Party (including, without limitation, the issuance of warrants or options and the delivery of Stock upon the exercise of warrants or options) shall not constitute Restricted Payments.

          "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for material continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advances" means Canadian Revolving Credit Advances and U.S. Revolving Credit Advances.

          "Revolving Loan Accounts" has the meaning ascribed to it in Section
1.4.

          "Revolving Loans" means, at any time, the sum of the outstanding U.S. Revolving Loan and the Canadian Revolving Loan.

          "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances (or fund its Participating Interest) or, solely with respect Lenders, incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or, solely with respect to Lenders, incur Letter of Credit Obligations, which aggregate commitment shall be Five Hundred Million and No/100 Dollars ($500,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

          "Revolving Notes" has the meaning ascribed to it in Section 1.1(a).

          "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

          "Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

          "Seller" means ConAgra Foods, Inc. (or affiliates thereof).

          "Senior Notes" means those certain unsecured Senior Notes due not earlier than the sixth anniversary of the Closing Date issued by UAP in an aggregate original principal amount of up to $225,000,000, or, prior to being refinanced by the unsecured Senior Notes, each of the bridge loans made pursuant to that certain Bridge Loan Agreement, dated as of the Closing Date, among the U.S. Borrower, certain guarantors, the lenders from time to time party thereto, UBS Securities LLC, as arranger, and UBS AG, Stamford Branch, as administrative agent, and each of the "Exchange Notes" as defined in such agreement.

          "Settlement Date" has the meaning ascribed to it in Section
8.5(a)(ii).

          "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "Solvent" means (a) with respect to any Person organized under the laws of the United States or any state thereof, on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital and (b) with respect to any Person on a particular date that is subject to the Insolvency Laws of Canada, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person, (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due, and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

          "Statement" has the meaning ascribed to it in Section 4.3(b).

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

          "Subordinated Debt" means Indebtedness of any Credit Party on terms and conditions and subordinated to the Obligations in a manner and form (i) with respect to high yield senior subordinated notes, which is consistent with typical subordination provisions in indentures for such notes and (ii) with respect to any other subordinated Indebtedness, subordinated in a manner and form reasonably satisfactory to Agent and Requisite Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower. Notwithstanding any fact or circumstance to the contrary, Access shall be treated as a Wholly-Owned Domestic Subsidiary of Canadian Borrower for all purposes of this Agreement and the other Loan Documents.

          "Subsidiary Guaranty" means the Subsidiary Guaranty of even date herewith executed by one or more Subsidiaries of Borrowers in favor of Agent, on behalf of itself and Lenders.

          "Subsidiary Pledge Agreements" means collectively (i) the Pledge Agreement of even date herewith executed by GAC 26, Inc., a Nebraska corporation in favor of Agent, on behalf of itself and Lenders, pledging all Stock of UAP 27, Inc., a Delaware corporation and (ii) the Pledge Agreement of even date herewith executed by Loveland Products, Inc., a Colorado corporation in favor of Agent, on behalf of itself and Lenders, pledging all Stock of Genmarks, Inc., a Delaware corporation.

          "Supermajority Lenders" means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan).

          "Supplemental Real Estate" means that Real Estate for which the Credit Parties have not delivered to Agent a Mortgage on the Closing Date.

          "Supplier Rebates" means rebates received by Credit Parties from suppliers of Inventory in the ordinary course of business.

          "Swing Line Advance" has the meaning ascribed to it in Section 1.1(b).

          "Swing Line Availability" has the meaning ascribed to it in Section 1.1(b).

          "Swing Line Commitment" means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

          "Swing Line Lender" means GE Capital.

          "Swing Line Loan" means at any time, the aggregate amount of Swing Line Advances outstanding to U.S. Borrower.

          "Swing Line Note" has the meaning ascribed to it in Section 1.1(b).

          "Target" has the meaning ascribed to it in Section 3.6.

          "Tax Return" means any report, return, statement or other information required, or permitted, by law to be filed or supplied to a Governmental Authority (or otherwise so filed or supplied) in connection with any taxes and all claims for refunds of taxes.

          "Termination Date" means the date on which (a) the Loans have been repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in Section 1.5(b), cancelled or backed by standby letters of credit acceptable to Agent and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, by each applicable Credit Party.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Transition Services Agreements" means (i) that certain Seller Transition Services Agreement dated as of the date hereof by and among ConAgra Foods, Inc., a Delaware corporation, Holdings, UAP and the other companies listed on the signature pages thereto and (ii) that certain Buyer Transition Services Agreement dated as of the date hereof by and between ConAgra Foods, Inc., a Delaware corporation and Holdings.

          "UAP" has the meaning ascribed to it in the Preamble.

          "UAP Pledge Agreement" means the Pledge Agreement of even date herewith executed by UAP in favor of Agent, on behalf of itself and Lenders or Canadian Agent on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

          "U.S. Acquisitions" means a subcategory of Permitted Acquisitions involving assets, at least 90% of which are located in the United States, or a Target that is organized under the laws of the United States or some political subdivision thereof at least 90% of the assets of which are located in the United States.

          "U.S. Borrower" has the meaning ascribed to it in the Preamble.

          "U.S. Borrowing Availability" means as of any date of determination the lesser of (i) the Maximum Amount, less the Dollar Equivalent of the Canadian Revolving Loan then outstanding or (ii) the U.S. Borrowing Base, plus, if applicable, the Maximum In-Season Overadvance, in each case, less the U.S. Revolving Loan then outstanding (including, without duplication, the outstanding balance of Letter of Credit Obligations, the Swing Line Loan and the In-Season Overadvance Amount).

          "U.S. Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

          (a) 85% of the book value of U.S. Borrower's and its Wholly-Owned Domestic Subsidiaries' (other than Inactive Subsidiaries) Eligible Accounts (other than Extended Accounts) at such time;

          (b) 75% of the book value of U.S. Borrower's and its Wholly-Owned Domestic Subsidiaries' (other than Inactive Subsidiaries) Eligible Extended Accounts; and

          (c) the lesser of (i) 55% (65% during the period from April 1 to July 31 of each year) of the book value of U.S. Borrower's and its Wholly-Owned Domestic Subsidiaries' (other than Inactive Subsidiaries) Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market or (ii) 85% multiplied by the most recently determined Net Orderly Liquidation Value Factor multiplied by the book value of U.S. Borrower's and its Wholly-Owned Domestic Subsidiaries' (other than Inactive Subsidiaries) Eligible Inventory.

          "U.S. Disbursement Account" has the meaning ascribed to it in Section 1.1(d).

          "U.S. Overadvance" has the meaning ascribed to it in Section
1.1(a)(i).

          "U.S. Pay Down" has the meaning ascribed to it in Section 1.1(a)(i).

          "U.S. Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(i).

          "U.S. Revolving Loan" means, at any time, the sum of (i) the aggregate amount of U.S. Revolving Credit Advances outstanding to U.S. Borrower (including Swing Line Advances) plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of U.S. Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the U.S. Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "Unused Line Fee" has the meaning ascribed to it in Section 1.3.

          "Welfare Plan" means a Plan described in Section 3(1) of ERISA.

          "Wholly-Owned" means, as to a Subsidiary of any Person, that 100% of the Stock of such Subsidiary is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Disclosure Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Disclosure Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                 ANNEX B (from Annex A - Commitments definition)
                               --------------------------------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                     PRO RATA SHARES AND COMMITMENT AMOUNTS

Revolving Loan Commitment                                      Lender(s)
--------------------------------------------------       -----------------------

$350,000,000/1/                                          GE Capital, as a Lender
(including a Swing Line Commitment of $25,000,000)

$150,000,000/2/                                          UBS Loan Finance LLC


----------

/1/  Including, in the case of GE Capital, that portion of the $20,000,000
          Canadian Revolving Loan to be funded by GE Canada that is not covered by Participating Interests held by other Lenders.

/2/ Including its' Pro Rate share (representing its Participating Interest) of the $20,000,000 Canadian Revolving Loan.

                                                                  EXHIBIT 4.3(d)

                           BORROWING BASE CERTIFICATE

                                   [BORROWER]

                            Date: ___________, ______

          This Certificate is given by ____________________ ("Borrower") pursuant to subsection 4.3(d) of that certain Credit Agreement dated as of November 24, 2003 among Borrower, the other Person named therein as a Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto, General Electric Capital Corporation, as Agent and GE Canada Finance Inc. as Canadian Agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

          The undersigned is duly authorized to execute and deliver this Certificate on behalf of, in such officer's official capacity, Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders, in such officer's official capacity, that:

          (a) Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

          (b) Based on such schedule, the proposed Borrowing Base as of the above date is:

              $__________________ or the Dollar Equivalent thereof

          (c) Attached hereto as Schedule II is a summary of all Accounts and Inventory that do not meet the eligibility criteria in Sections
               1.7 and 1.8 of the Credit Agreement.

          IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its ________________ this ____ day of ___________, ____.


                                        [BORROWER]


                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------

                                                                      Schedule 1
                                                               To Exhibit 4.3(d)

                          BORROWING BASE CERTIFICATE OF
                                   [BORROWER]

                           BORROWING BASE CALCULATION

---------------------------------------------------------------------------------------------

                                                                   Canadian        Aggregate
                                               U.S. Borrowing      Borrowing       Borrowing
                                                Availability     Availability    Availability
                                               ----------------------------------------------
Accounts
Accounts (a):
Add: Prepayments (to the extent
included in the above)
                                               ----------------------------------------------
      Total Accounts                           $            0   $           0    $          0
                                               ==============================================
Less Ineligible Accounts:
   Accounts/Extended Accounts
Over 60 past due
   Cross aging                                                             --
   Customer allowances                                                     --
   Intercompany accounts                                                   --
   Short payment accounts                                                  --
   UAP Timberland accounts                                                 --
   Government accounts                                                     --
   Foreign accounts                                                        --
   Finance charges                                                         --
   Employee accounts                                                       --
   Bankrupt accounts                                                       --
   Restructured/Doubtful accounts                                          --
   Tolling accounts                                                        --
   Bill and hold accounts                                                  --
   Sales tax accrual                                                       --


   Unreconciled Differences                                                --
   Access Warehouse accounts                                               --
   Customer advances                                                       --
   Other Reserves                                                          --
   Other ineligibles included in Section 1.7
and not reflected above                                                    --
                                               ----------------------------------------------
      Total Ineligibles                        --          --              --
                                               ----------------------------------------------
Total Eligible Accounts                        $            0    $          0    $          0
Less Extended Term Accounts                                                --
                                               ----------------------------------------------
      Total Non-Extended Term Accounts                     --              --              --
      Less Dilution Reserve                                --              --              --
                                               ----------------------------------------------
      Non-Extended Term Accounts less
   Dilution                                                --              --              --
      Advance Rate                                         85%             85%             85%
                                               ----------------------------------------------
      Available Non-Extended Term Accounts                 --              --              --
                                               ==============================================
Extended Term Accounts                                     --              --              --
      Less Dilution Reserve                                --              --              --
                                               ----------------------------------------------
      Extended Term Accounts less Dilution                 --              --              --
      Advance Rate                                         75%             75%             75%
                                               ----------------------------------------------
      Available Extended Term Accounts                     --              --              --
                                               ==============================================
Total Extended and Non Extended Accounts
Availability                                   $            0    $          0    $          0
                                               ==============================================

Inventory
Inventory  (b)                                                                   $          0
Add: Negative Inventory (to the extent not
included above)                                                            --
Add: In-Transit Inventory (to the extent not
included above)                                                            --
Add: Consignment Accrual
                                                                           --
                                               ----------------------------------------------
      Total Inventory                          $            0    $          0    $          0
                                               ==============================================

Less Ineligible Inventory:
Obsolete/ slow moving Inventory


Shrink reserve                                                             --
Consigned Inventory from vendor                                            --
Work-In-Process Inventory                                                  --
Packaging Inventory                                                        --
Supplies/spare parts Inventory                                             --
Tolling inventory                                                          --
Rework/damaged inventory (Canada)                                          --
Reconciling items                                                          --
Manufacturing variances                                                    --
Inventory at Locations less than $100,000                                  --
Rent Reserves (Section 2.6)                                                --
Other Reserves                                                             --
Other ineligibles included in Section 1.8                                  --
Customer Advances                                                          --
                                               ----------------------------------------------
     Total Ineligible Inventory                            --              --              --
                                               ----------------------------------------------

Total Eligible Inventory                                   --              --              --
     Advance Rate                                          55%             55%             55%
                                               ----------------------------------------------
Book Available Inventory                                   --              --              --
Less: 5% of Total Eligible Inventory                       --              --              --
                                               ----------------------------------------------
(1) Net Book Available Inventory                           --              --              --
                                               ==============================================

Inventory                                                  --              --              --
Less: Work-In-Process                                      --              --              --
Less: Packaging                                            --              --              --
                                               ----------------------------------------------
     Eligible Liquidation Inventory                        --              --              --
Net Orderly Liquidation Factor                           60.9%           60.9%           60.9%
                                               ----------------------------------------------
Recovery Value                                             --              --              --
                                               ----------------------------------------------

(2) 85% Multiplied times the Recovery Value                --              --              --
                                               ==============================================
Inventory Availability (Lesser of (1) or (2)
above)                                         $            0    $          0    $          0
                                               ==============================================
Total Borrowing Base (Accounts Availability
plus Inventory Availability)                   $            0    $          0    $          0
                                               ==============================================

                                                                  EXHIBIT 4.3(k)

                             COMPLIANCE CERTIFICATE

                             BORROWER REPRESENTATIVE

                             Date: __________, _____

          This Certificate is given by United Agri Products, Inc., a Delaware corporation, in its capacity as Borrower Representative, pursuant to Section 4.3(k) of that certain Credit Agreement dated as of November 24, 2003 among Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto, General Electric Capital Corporation, as Agent, and GE Canada Finance Inc., as Canadian Agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

          The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower Representative. By executing this Certificate such officer hereby certifies to Agent, Canadian Agent and Lenders in such officer's official capacity, that:

          (a) the financial statements delivered with this Certificate in accordance with Section 4.3(a) and/or 4.3(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings, Borrowers and/or their Subsidiaries as of the dates of such financial statements;

          (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

          (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto;

          (d) except as set forth on Schedule 1 hereto, Borrowers are in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5, 3.7 and
3.8 and Sections 4.1 and 4.2 of the Credit Agreement, as demonstrated on
Schedule 1 hereto;

          (e) except as set forth on Schedule 2 hereto, subsequent to the date of the most recent Compliance Certificate submitted by Borrower Representative pursuant to Section 4.3(k) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

          (f) except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Compliance Certificate submitted by Borrower Representative pursuant to Section 4.3(k) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

          IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by its __________________ this ____ day of ___________, ____.

                                        UNITED AGRI PRODUCTS, INC., as Borrower
                                        Representative


                                        By
                                             -----------------------------------
                                        Its
                                             -----------------------------------

                                                                      SCHEDULE 1
                                                                  Exhibit 4.3(k)


ALL AMOUNTS IN EXHIBIT 4.3(K) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR HOLDINGS AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS

                                  INDEBTEDNESS
                                  (Section 3.1)

Intercompany loans owing to U.S. Borrower and its Wholly-Owned Domestic Subsidiaries by Canadian Borrower and its Domestic Subsidiaries:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    25,000,000

   Cash equity contributions by U.S. Borrower
   to Canadian Borrower                           $______________

   Total                                          $______________

   In Compliance                                  Yes/No

Unsecured Indebtedness of Borrowers pursuant to the Bridge Loans and refinancings thereof:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $   225,000,000

   In Compliance                                  Yes/No

Indebtedness secured by purchase money Liens or incurred with respect to Capital
Leases:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    15,000,000

   In Compliance                                  Yes/No

Performance bonds, surety bonds, appeal bonds and customs bonds:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    15,000,000

   In Compliance                                  Yes/No

Indebtedness of any Borrower or any of its Subsidiaries arising in connection with the third-party financing of insurance premiums in the ordinary course of business:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    15,000,000

   In Compliance                                  Yes/No

Other unsecured Indebtedness:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    10,000,000

   In Compliance                                  Yes/No

Unsecured Subordinated Debt:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    50,000,000

   In Compliance                                  Yes/No

                                   INVESTMENTS
                                  (Section 3.3)

Loans and advances to employees for moving, traveling and other similar expenses in the ordinary course of business:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $     5,000,000

   In Compliance                                  Yes/No

Cash equity contributions by U.S. Borrower to Canadian Borrower:

   Actual in the aggregate                        $______________

   Intercompany loans owing to U.S. Borrower
   and its Wholly-Owned Domestic Subsidiaries
   by Canadian Borrower and its Domestic
   Subsidiaries                                   $______________

   Total                                          $______________

   Total Permitted                                $    25,000,000

   In Compliance                                  Yes/No

Investments in joint ventures, including increased Investments in Existing Joint Ventures

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    25,000,000

   In Compliance                                  Yes/No

Investments described in Section 3.3(o)

   Starting Amount                                $    25,000,000

   Plus 50% of cumulative positive
   Consolidated Net Income since the Closing
   Date                                           $______________

   Plus the net amount of cash invested in the
   Stock of Holdings since the Closing Date       $______________

   Less Permitted Distributions pursuant to
   Section 3.5(d) and prepayments or
   repurchases of Senior Notes or Subordinated
   Debt pursuant to Section 3.18                  $______________

   Amount of Investments described in
   Section 3.3(o)                                 $______________

   Total                                          $______________

   In Compliance                                  Yes/No

                             CONTINGENT OBLIGATIONS
                                  (Section 3.4)

Contingent Obligations with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business:

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    15,000,000

   In Compliance                                  Yes/No

Other Contingent Obligations not otherwise permitted in Sections 3.4(a) through (h):

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    10,000,000

   In Compliance                                  Yes/No

                           RESTRICTED JUNIOR PAYMENTS
                                  (Section 3.5)

Payments to Holdings to permit Holdings to repurchase Stock of Holdings owned by employees of Borrowers or their Subsidiaries whose employment has terminated:

   Actual during current Fiscal Year              $______________

   Permitted during current Fiscal Year           [$_____________]

   In Compliance                                  Yes/No

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     [$_____________]

   In Compliance                                  Yes/No

Permitted Distributions

   Starting amount                                $    25,000,000

   Plus 50% of cumulative positive
   Consolidated Net Income since the Closing
   Date                                           $______________

   Plus the net amount of cash invested in the
   Stock of Holdings since the Closing Date       $______________

   Less Investments pursuant to Section 3.3(o) and prepayments or repurchases of Senior
   Notes or Subordinated Debt pursuant to
   Section 3.18                                   $______________

   Total                                          $______________

   Amount of Permitted Distributions              $______________

   In Compliance                                  Yes/No

Dividends to Holdings to Repurchase Stock
   Actual                                         $______________

   Permitted                                      $______________

   In Compliance                                  Yes/No

                               DISPOSAL OF ASSETS
                                  (Section 3.7)

Describe any Asset Dispositions made during the period (list each transaction by market value of assets sold):

          _________________________________________________     $______________

          _________________________________________________     $______________

          _________________________________________________     $______________

          _________________________________________________     $______________

Permitted Asset Dispositions in a single transaction or
series of related transactions (asset market value)             $______________

In Compliance                                                   Yes/No

Aggregate market value of Asset Dispositions in Fiscal Year     $______________

Permitted aggregate market value of Asset Dispositions in
Fiscal Year                                                     $______________

In Compliance                                                   Yes/No

Percentage of proceeds in form of cash or Cash Equivalents      _______________%

Percentage required compliance                                               75%

Percentage of Proceeds in form of promissory note(s)            _______________%

Percent required (balance of proceeds)                          _______________%

In Compliance                                                   Yes/No

* Repeat above for each Asset Disposition or group of Asset Dispositions

                                 SALE-LEASEBACKS
                                 (Section 3.17)

Sale-leaseback transactions, lease in-lease out transactions and similar transactions

   Actual in the aggregate                        $______________

   Permitted in the aggregate                     $    15,000,000

   In Compliance                                  Yes/No

                PREPAYMENTS OF SENIOR NOTES AND SUBORDINATED DEBT
                                 (Section 3.18)

   Starting amount                                $    25,000,000

   Plus 50% of cumulative positive
   Consolidated Net Income since the Closing
   Date                                           $______________

   Plus the net amount of cash invested in
   the Stock of Holdings since the Closing
   Date                                           $______________

   Less Permitted Distributions pursuant to
   Section 3.5(d) and Investments described
   in Section 3.3(o)                              $______________

   Total                                          $______________

   Prepayments of Senior Notes                    $______________

   Prepayments of Subordinated Debt               $______________

   Total                                          $______________

   In Compliance                                  Yes/No

                                 MINIMUM EBITDA
                                  (Section 4.1)

Aggregate Borrowing Availability                                 $______________

EBITDA covenant applicable                                       Yes/No

If yes, EBITDA measured as of the last day of the most
recent month for the 12-month period then ended                  $______________

In Compliance (>= $70,000,000)                                   Yes/No

                       MINIMUM FIXED CHARGE COVERAGE RATIO
                                  (Section 4.2)

Aggregate Borrowing Availability                                 $______________

Minimum Fixed Charge Coverage Ratio covenant applicable          Yes/No

If yes, Fixed Charge Coverage Ratio measured as of the last
day of the most recent month for the 12-month period then
ended                                                            ______ : ______

In Compliance (>= 1.1 to 1.0)                                    Yes/No

               CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
                                EVENT OF DEFAULT

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrowers have taken, is taking or proposes to take with respect thereto; if no condition or event exists, state "None."]

                                                                      SCHEDULE 2
                                                                  Exhibit 4.3(k)

                          ORGANIZATION/LOCATION CHANGES

[If any Credit Party has (i) changed its name as it appears in official filings in the state of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction or organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any Person, such change shall be specified below; if no such change has been made, state "None."]

                                                                      SCHEDULE 3
                                                                  Exhibit 4.3(k)

                             CAPITALIZATION CHANGES

[If with respect to any Credit Party there has been a change in authorized Stock, issued and outstanding Stock or the identity of the holders of any Stock, or if with respect to any Credit Party there has been a change pertaining to preemptive rights or any other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Stock, such change shall be set forth below; if no such change has occurred, state "None."]

                                EXHIBIT 1.1(a)(i)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                   FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

__________, _____

General Electric Capital Corporation,
 for itself, as Lender, and as Agent
 for Lenders
500 West Monroe Street
Chicago, Illinois 60661

Attention:     United Agri Products, Inc.
               Account Manager

Ladies and Gentlemen:

          The undersigned, United Agri Products, Inc., in its capacity as [Borrower Representative/U.S. Borrower] refers to the Credit Agreement, dated as of November 24, 2003 (the "Credit Agreement," the terms defined therein being used herein as therein defined), by and among the undersigned, the other Credit Parties signatory thereto, General Electric Capital Corporation for itself, as a Lender, and as Agent, GE Canada Finance Inc., for itself, as a Lender, and as Canadian Agent, and the other Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(a) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a) of the Credit Agreement:

          (i) The date of the requested Revolving Credit Advance is __________, ____.

          (ii) The aggregate amount of the requested Revolving Credit Advance is $____________.

          (iii) The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of ________].

          (iv)  The requested Revolving Credit Advance is to be sent to:

                    [Name of Bank]
                    [City of Bank]
                    Beneficiary:
                    Account No.: [number]
                    ABA No.: [number]
                    Attn: [name]

          [Borrower Representative/U.S. Borrower] hereby certifies that all of the following statements are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect to the requested Revolving Credit Advance: [(i) no representation or warranty by any Credit Party contained in the Credit Agreement or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date,] [(ii) no Default or Event of Default has occurred and is continuing or would result after giving effect to the requested Revolving Credit Advance,] [(iii)] after giving effect to the requested Revolving Credit Advance, [the outstanding amount of the aggregate U.S. Revolving Loan will not exceed remaining U.S. Borrowing Availability/ the outstanding amount of the Canadian Revolving Loan will not exceed the remaining Canadian Borrowing Availability] and [(iv)] after giving effect to the requested Revolving Credit Advance, Aggregate Borrowing Availability will not be less than $40,000,000 or the Dollar Equivalent thereof or Borrowers have delivered to Agents a Compliance Certificate demonstrating that EBITDA and the Fixed Charge Coverage Ratio were at least $70,000,000 or the Dollar Equivalent thereof and 1.1 to 1.0, respectively, as of the last day of the month ending 30 or fewer days prior to the proposed date of the requested Revolving Credit Advance. [Clauses (i) and/or (ii) may be adjusted or deleted; provided, however, that Agent (or in the case of Canadian Borrower, Canadian Agent) or Requisite Lenders may require clause (i) and/or (ii) as a condition to funding pursuant to Section 7.2 of the Credit Agreement].


                                        UNITED AGRI PRODUCTS, INC.


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

                               EXHIBIT 1.1(a)(iii)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                             FORM OF REVOLVING NOTE
                                (Multi-Borrower)

                                                               Chicago, Illinois

                                                              $500,000,000.00/3/

          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers"), HEREBY PROMISES TO PAY to the order of _______________________ ("Lender"), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders ("Agent"), at its address at 335 Madison Avenue, 12/th/ Floor, New York, New York 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE HUNDRED MILLION DOLLARS AND NO CENTS ($500,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

          This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of November ___, 2003 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

----------

/3/ In the case of Canadian Borrower, the Dollar Equivalent of $20,000,000.

          If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

          Time is of the essence of this Revolving Note.

          Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

          THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EXHIBIT 1.1(b)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                             FORM OF SWING LINE NOTE
                                (Multi-Borrower)

                                                               Chicago, Illinois
                                                  $___,___,____________ __, ____

          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Swing Line Lender") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the "Agent") at the Agent's address at 335 Madison Avenue, 12/th/ Floor, New York, New York 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________________ DOLLARS AND NO CENTS ($___,___,___) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

          This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of November ___, 2003 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

          Time is of the essence of this Swing Line Note.

          Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Lender to any Person.

          THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EXHIBIT 1.2(e)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

          Reference is made to that certain Credit Agreement dated as of November 24, 2003 by and among the undersigned in its capacity as [Borrower Representative/U.S. Borrower], the other Person named therein as a Borrower, the other Persons named therein as Credit Parties, General Electric Capital Corporation ("Agent"), GE Canada Finance Inc. and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

          [Borrower Representative/U.S. Borrower] hereby gives irrevocable notice, pursuant to Section 1.2(e) of the Credit Agreement, of its request to:

          [(a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [_____] month(s);]

          [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [_____] month(s)].

          [Borrower Representative/U.S. Borrower] certifies that the conversion and/or continuation of the Loans requested above is for the separate accounts of [Canadian Borrower/U.S. Borrower] in the following amount: $_______________.

          [Borrower Representative/U.S. Borrower] hereby (i) certifies that all of the following statements are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested conversion/continuation, before and after giving effect thereto: [(a) no representation or warranty by any Credit Party contained in the Credit Agreement or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date,] [(b) no Default or Event of Default has occurred and is continuing or would result after giving effect to the requested conversion/continuation,] [(c)] after giving effect to the requested conversion/continuation, [the outstanding amount of the aggregate U.S. Revolving Loan will not exceed remaining U.S. Borrowing Availability/ the outstanding amount of the Canadian Revolving Loan will not exceed the remaining Canadian Borrowing Availability] and [(d)] after giving effect to the requested conversion/continuation, Aggregate Borrowing Availability will not be less than $40,000,000 or the Dollar Equivalent thereof or Borrowers have delivered to Agents a Compliance Certificate demonstrating that EBITDA and the Fixed Charge Coverage

Ratio were at least $70,000,000 or the Dollar Equivalent thereof and 1.1 to 1.0, respectively, as of the last day of the month ending 30 or fewer days prior to the proposed date of the requested conversion/continuation [Clauses (a) and/or
(b) may be adjusted or deleted; provided, however, that Agent (or in the case of Canadian Borrower, Canadian Agent) or Requisite Lenders may require clause (a) and/or (b) as a condition to funding pursuant to Section 7.2 of the Credit Agreement] and (ii) reaffirms [the cross-guaranty provisions set forth in
Section 10 of the Credit Agreement and] the granting and continuance of [Canadian] Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.


                                        UNITED AGRI PRODUCTS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT 8.1
                                       to
                                CREDIT AGREEMENT
                                ----------------

                              ASSIGNMENT AGREEMENT

          This Assignment Agreement (this "Agreement") is made as of ___________ __, ____ by and between __________________________________ ("Assignor Lender")
and ________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                    RECITALS:
                                    --------

          WHEREAS, ___________________, a _________ corporation, ______________, a __________ corporation, and ____________, a _________ corporation ("Credit
Parties"), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of November ___, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

          WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

          WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

          WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.   ASSIGNMENT, DELEGATION, AND ACCEPTANCE

     1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender's right, title, and interest in the Loans, Letter of Credit Obligations, Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender's Loans             Principal Amount              Pro Rata Share
-----------------------             ----------------              --------------

Revolving Loan                      $_______________                  _____%

     1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.

     1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

     1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement][_____ __, ____] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.   INITIAL PAYMENT AND DELIVERY OF NOTES

     2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the "Assigned Amount").

     2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 8.1(a) of the Credit Agreement.

     2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender's [and Assignor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1 Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

          (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

          (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

          (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

          (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

          (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

          (f) No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

          (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

          (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

          (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) is not subject to capital adequacy or similar requirements under
Section 1.10(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.10(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.10(b) of the Credit Agreement, ] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.11(c) of the Credit Agreement [or from any other inaccuracy in the foregoing].

     3.2 Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee
Lender:

          (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

          (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

          (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

          (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

          (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

          (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.   LIMITATIONS OF LIABILITY

          Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the

Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.   FAILURE TO ENFORCE

          No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.   NOTICES

          Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.   AMENDMENTS AND WAIVERS

          No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.   SEVERABILITY

          Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.   SECTION TITLES

          Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.  SUCCESSORS AND ASSIGNS

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.  APPLICABLE LAW

          THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.  COUNTERPARTS

          This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

                            [Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                         ASSIGNOR LENDER:

---------------------------------------  ---------------------------------------


By:                                      By:
       --------------------------------         --------------------------------
Title:                                   Title:
       --------------------------------         --------------------------------

Notice Address:                          Notice Address:

---------------------------------------  ---------------------------------------
---------------------------------------  ---------------------------------------
---------------------------------------  ---------------------------------------


ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent


By:
       --------------------------------
Title:
       --------------------------------


UNITED AGRI PRODUCTS, INC.,
as Borrower Representative


By:
       --------------------------------
Title:
       --------------------------------

SCHEDULE 2.1

Assignor Lender's Loans

Principal Amount
----------------

Revolving Loan                     $
                                    -------------------

Subtotal                           $
                                    -------------------

Accrued Interest                   $
                                    -------------------

Unused Line Fee                    $
                                    ===================

Other + or -$                      $
                                    -------------------

Total                              $
                                    ===================

All determined as of the Effective Date.